Exhibit 99.1

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEAR ENDED DECEMBER 31, 2015

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Alpha Natural Resources, Inc. (Debtor-In-Possession):
We have audited the accompanying consolidated balance sheets of Alpha Natural Resources, Inc. (Debtor-In-Possession) and subsidiaries (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three‑year period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpha Natural Resources, Inc. (Debtor-In-Possession) and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three‑year period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on August 3, 2015, which raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon many factors, including the ability of management to achieve its plan. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 4, 2016 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting. In conducting its assessment of the effectiveness of internal control over financial reporting, management of the Company excluded the internal control over financial reporting relating to Pennsylvania Land Resources Holding Company, LLC (PLR), which the Company acquired on July 1, 2015. PLR’s total assets of $366.1 million and total revenues of $2.8 million are included in the Company’s consolidated financial statements as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of PLR.

/s/ KPMG LLP
Roanoke, Virginia
March 4, 2016

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Years Ended December 31,
	2015	2014	2013
Revenues:
Coal revenues	$2,595,747	$3,724,441	$4,257,981
Freight and handling revenues	319,421	480,841	557,846
Other revenues	49,897	81,796	137,681
Total revenues	2,965,065	4,287,078	4,953,508
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	2,611,492	3,406,560	3,994,964
Freight and handling costs	319,421	480,841	557,846
Other expenses	12,761	67,412	165,485
Depreciation, depletion and amortization	711,512	750,776	865,021
Amortization of acquired intangibles, net	27,728	39,206	5,056
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	106,290	152,106	158,987
Asset impairment and restructuring	5,330,296	(613)	23,053
Goodwill impairment	43,508	308,651	253,102
Total costs and expenses	9,163,008	5,204,939	6,023,514
Loss from operations	(6,197,943)	(917,861)	(1,070,006)
Other income (expense):
Interest expense	(228,736)	(288,466)	(246,588)
Interest income	2,072	2,265	3,517
Gain on sales of marketable equity securities	3,379	17,883	—
Gain (loss) on early extinguishment of debt	364,153	(2,022)	(40,464)
Gain on sales of equity method investments	—	256,330	—
Gain on step acquisition of joint venture	114,546	—	—
Miscellaneous income, net	622	1,619	23,493
Total other income (expense), net	256,036	(12,391)	(260,042)
Loss before reorganization items and income taxes	(5,941,907)	(930,252)	(1,330,048)
Reorganization items, net	(686,964)	—	—
Loss before income taxes	(6,628,871)	(930,252)	(1,330,048)
Income tax benefit	843,870	55,291	216,550
Net loss	$(5,785,001)	$(874,961)	$(1,113,498)
Basic loss per common share	$(26.02)	$(3.95)	$(5.04)
Diluted loss per common share	$(26.02)	$(3.95)	$(5.04)
Weighted average shares - basic	222,311,920	221,400,658	220,883,103
Weighted average shares - diluted	222,311,920	221,400,658	220,883,103

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands)

	Years ended December 31,
	2015	2014	2013
Net loss	$(5,785,001)	$(874,961)	$(1,113,498)
Other comprehensive income (loss), net of tax:
Employee benefit plans:
Current year actuarial gain (loss), net of income tax of ($48,897), $12,782 and ($88,803), for the years ended December 31, 2015, 2014 and 2013, respectively	79,197	(217,211)	111,960
Prior service cost for period, net of income tax of $6,255, $8,170 and $0, for the years ended December 31, 2015, 2014 and 2013, respectively	(10,311)	(13,497)	—
Less: reclassification adjustment for amounts reclassified to earnings due to amortization of net actuarial loss, settlements, and reorganization items, net of income tax of ($4,044), ($926) and ($1,657), for the years ended December 31, 2015, 2014 and 2013, respectively	6,166	1,483	2,692
Less: reclassification adjustment for amounts reclassified to earnings due to amortization of prior service credit, net of income tax of $1,997, $1,686 and $1,459, for the years ended December 31, 2015, 2014 and 2013, respectively	(3,212)	(2,791)	(2,360)
Cash flow hedges:
Unrealized losses related to cash flow hedges, net of income tax of $0, $0 and $625, for the years ended December 31, 2015, 2014 and 2013, respectively	—	—	(971)
Less: reclassification adjustment for amounts reclassified to earnings related to settlement of cash flow hedges, net of income tax of ($524), $1,469 and $1,244, for the years ended December 31, 2015, 2014 and 2013, respectively	400	(2,341)	(1,843)
Available-for-sale marketable securities:
Unrealized holding (losses) gains arising during the period, net of income tax of $14,702, ($6,976) and $49, for the years ended December 31, 2015, 2014 and 2013, respectively	(22,396)	10,587	(74)
Less: reclassification adjustment for losses (gains) reclassified to earnings, net of tax of ($14,738), $7,099, and ($30), for the years ended December 31, 2015, 2014 and 2013, respectively	22,449	(10,783)	46
Total other comprehensive income (loss), net of tax	72,293	(234,553)	109,450
Total comprehensive loss	$(5,712,708)	$(1,109,514)	$(1,004,048)

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$658,124	$741,186
Trade accounts receivable, net	181,302	314,015
Inventories, net	188,131	237,945
Short-term investments	416,208	405,169
Prepaid expenses and other current assets	100,110	123,548
Total current assets	1,543,875	1,821,863
Property, plant and equipment, net	2,929,322	8,341,974
Other acquired intangibles (net of accumulated amortization of $89,325 and $378,413, respectively)	17,566	97,169
Restricted cash	147,376	—
Other non-current assets	107,856	324,009
Total assets	$4,745,995	$10,585,015
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$1,316,710	$178,251
Trade accounts payable	99,830	216,098
Accrued expenses and other current liabilities	412,057	615,200
Total current liabilities	1,828,597	1,009,549
Long-term debt	25,740	3,622,837
Pension and postretirement medical benefit obligations	—	1,236,986
Asset retirement obligations	481,833	538,008
Deferred income taxes	13,409	719,015
Other non-current liabilities	356,686	471,820
Total liabilities not subject to compromise	2,706,265	7,598,215
Liabilities subject to compromise	4,759,565	—
Total liabilities	7,465,830	7,598,215

Commitments and Contingencies (Note 22)

Stockholders’ Equity (Deficit)
Preferred stock - par value $0.01, 10.0 million shares authorized, none issued	—	—
Common stock - par value $0.01, 600.0 million shares authorized, 235.1 million issued and 222.5 million outstanding at December 31, 2015 and 233.7 million issued and 221.6 million outstanding at December 31, 2014	2,351	2,337
Additional paid-in capital	8,217,603	8,211,122
Accumulated other comprehensive loss	(219,408)	(291,701)
Treasury stock, at cost: 12.6 million and 12.1 million shares at December 31, 2015 and December 31, 2014, respectively	(273,620)	(273,198)
Accumulated deficit	(10,446,761)	(4,661,760)
Total stockholders’ equity (deficit)	(2,719,835)	2,986,800
Total liabilities and stockholders’ equity (deficit)	$4,745,995	$10,585,015

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Years Ended
	December 31,
	2015	2014	2013
Operating activities:
Net loss	$(5,785,001)	$(874,961)	$(1,113,498)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion, and amortization	711,512	750,776	865,021
Amortization of acquired intangibles, net	27,728	39,206	5,056
Amortization of debt issuance costs and accretion of debt discount	50,043	54,285	51,217
Mark-to-market adjustments for derivatives	14,562	25,752	6,213
Accretion of asset retirement obligations	81,700	47,698	60,274
Stock-based compensation	5,704	27,371	25,873
Employee benefit plans, net	53,385	57,972	56,982
(Gain) loss on early extinguishment of debt	(364,153)	2,022	40,464
Change in future costs of asset retirement obligations	(98,110)	(107,263)	(66,521)
Deferred income taxes	(839,220)	(40,477)	(212,361)
Loss on disposal of property, plant and equipment	15,426	6,146	22,071
Gain on step acquisition of joint venture	(114,546)	—	—
Gain on sale of equity method investment	—	(256,330)	—
Gain on sale of marketable equity investments	(3,379)	(17,883)	—
Asset impairment and restructuring	5,324,296	(613)	23,053
Goodwill impairment	43,508	308,651	253,102
Non-cash reorganization items, net	666,595	—	—
Other, net	6,993	10,300	(4,497)
Changes in operating assets and liabilities:
Trade accounts receivable, net	132,110	(26,360)	130,511
Inventories, net	41,150	66,589	89,364
Prepaid expenses and other current assets	(14,227)	98,344	48,717
Other non-current assets	8,096	4,281	3,233
Trade accounts payable	14,085	(11,540)	(30,430)
Accrued expenses and other current liabilities	(159,146)	(359,310)	105,199
Pension and postretirement medical benefit obligations	(34,678)	(41,774)	(53,527)
Asset retirement obligations	(41,593)	(55,520)	(44,862)
Other non-current liabilities	29,223	8,779	(151,636)
Net cash (used in) provided by operating activities	(227,937)	(283,859)	109,018

Investing activities:
Capital expenditures	(178,551)	(185,038)	(215,661)
Acquisition of mineral rights under federal lease	(42,130)	(42,130)	(42,130)
Purchases of investments	(662,075)	(679,394)	(900,471)
Sales of investments	748,046	697,929	857,000
Deposit of restricted cash	(147,307)	—	—
Purchase of joint venture interest, net of cash acquired	(119,158)	—	—
Proceeds from sale of property, plant and equipment	19,610	93,033	10,605
Proceeds from exchange of equity method investment, net	—	112,232	—
Other, net	—	1,717	—
Net cash used in investing activities	(381,565)	(1,651)	(290,657)

Financing activities:
Proceeds from borrowings on long-term debt	943,646	500,000	1,306,677
Principal repayments of long-term debt	(379,509)	(37,554)	(1,176,332)
Principal repayments of capital lease obligations	(17,272)	(19,475)	(16,136)
Debt issuance and modification costs	(19,058)	(28,938)	(36,659)
Common stock repurchases	(422)	(1,461)	(1,435)
Other, net	(945)	(5,520)	(5,555)
Net cash provided by financing activities	526,440	407,052	70,560
Net (decrease) increase in cash and cash equivalents	(83,062)	121,542	(111,079)
Cash and cash equivalents at beginning of year	741,186	619,644	730,723
Cash and cash equivalents at end of year	$658,124	$741,186	$619,644

Supplemental cash flow information:
Cash paid for interest	$143,986	$197,050	$191,178
Cash paid for income taxes	$364	$1,250	$2,120
Cash received for income tax refunds	$12,066	$8,466	$389
Supplemental disclosure of non-cash investing and financing activities:
Capital leases - equipment	$—	$11,323	$8,153
Accrued capital expenditures	$33,080	$26,845	$22,275

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Amounts in thousands, except per share data)

	Common Stock		Additional Paid-in Capital	Treasury Stock at Cost	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances, December 31, 2012	232,234	$2,322	$8,075,694	$(270,302)	$(166,598)	$(2,673,301)	$4,967,815
Net loss	—	—	—	—	—	(1,113,498)	(1,113,498)
Other comprehensive income (loss), net	—	—	—	—	109,450	—	109,450
Equity component of convertible debt, net of income tax	—	—	83,131	—	—	—	83,131
Stock-based compensation and net issuance of common stock for share vesting	578	6	26,397	(1,435)	—	—	24,968
Balances, December 31, 2013	232,812	$2,328	$8,185,222	$(271,737)	$(57,148)	$(3,786,799)	$4,071,866
Net loss	—	—	—	—	—	(874,961)	(874,961)
Other comprehensive income (loss), net	—	—	—	—	(234,553)	—	(234,553)
Stock-based compensation and net issuance of common stock for share vesting	922	9	25,900	(1,461)	—	—	24,448
Balances, December 31, 2014	233,734	$2,337	$8,211,122	$(273,198)	$(291,701)	$(4,661,760)	$2,986,800
Net loss	—	—	—	—	—	(5,785,001)	(5,785,001)
Other comprehensive income (loss), net	—	—	—	—	72,293	—	72,293
Stock-based compensation and net issuance of common stock for share vesting	1,390	14	6,481	(422)	—	—	6,073
Balances, December 31, 2015	235,124	$2,351	$8,217,603	$(273,620)	$(219,408)	$(10,446,761)	$(2,719,835)

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1) Business and Basis of Presentation

Business

Alpha Natural Resources, Inc. and its consolidated subsidiaries (the “Company” or “Alpha”) are primarily engaged in the business of extracting, processing and marketing steam and metallurgical coal from surface and deep mines, and mainly sell to electric utilities, steel and coke producers, and industrial customers. The Company, through its subsidiaries, is also involved in marketing coal produced by others to supplement its own production and, through blending, provides its customers with coal qualities beyond those available from its own production.

At December 31, 2015, the Company’s coal operations consisted of 30 deep and 13 surface mines located in Virginia, West Virginia, Pennsylvania, Kentucky and Wyoming. At December 31, 2015, the Company had approximately 6,700 employees, of which 11% are affiliated with union representation with the United Mine Workers of America (“UMWA”). The Company’s union represented employees are primarily located in Virginia, West Virginia and Pennsylvania.

Basis of Presentation

The consolidated financial statements include Alpha and its majority owned and controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

Certain amounts in the 2014 Consolidated Balance Sheets and the 2013 and 2014 Consolidated Statements of Cash Flows and Consolidated Statements of Operations have been reclassified to conform to the current year presentation.

(2) Chapter 11 Reorganization Filings

On August 3, 2015 (the “Petition Date”), Alpha Natural Resources, Inc. and each of its wholly-owned domestic subsidiaries other than ANR Second Receivables Funding LLC (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), thereby commencing the Chapter 11 cases captioned as In re Alpha Natural Resources, Inc., et al., Case No. 15‑33896 (Bankr. E.D. Va.). The Company’s foreign subsidiaries (together with ANR Second Receivables Funding LLC, the “Non-Filing Entities”) were not part of the Bankruptcy Filing. On October 8, 2015, the Bankruptcy Court entered an order dismissing the Chapter 11 petition of Gray Hawk Insurance Company (“Gray Hawk”) with prejudice, effective as of the Petition Date, with such petition deemed to have been null, void ab initio and of no force or effect. The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In general, the Debtors are authorized to, and continue to, operate as an ongoing business, but may not engage in transactions outside of the ordinary course of business without the approval of the Bankruptcy Court. The Non-Filing Entities and Gray Hawk, which on a combined basis have assets and net income less than $10,000 and are not considered material, will continue to operate in the ordinary course of business.

The Bankruptcy Filing is intended to permit the Debtors to restructure their debts and reorganize their businesses while under the various protections afforded by the Bankruptcy Code. The Company’s goal is to develop and implement a Chapter 11 reorganization plan that meets the standards for confirmation under the Bankruptcy Code. Confirmation of a Chapter 11 plan could materially alter the classifications and amounts reported in the Company’s consolidated financial statements, which do not give effect to any adjustments to the carrying values of assets or amounts of liabilities that might be necessary as a consequence of a plan confirmation or other arrangement or the effect of any operational changes that may be implemented.

Operation and Implication of the Bankruptcy Filing

Under section 362 of the Bankruptcy Code, the filing of voluntary bankruptcy petitions by the Debtors automatically stayed most actions against the Debtors, including most actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property. Accordingly, although the Bankruptcy Filing triggered defaults and acceleration of

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

repayment obligations for substantially all of the Debtors’ debt obligations, and also triggered defaults under various other contracts, creditors generally are stayed from taking any actions as a result of such defaults. Absent an order of the Bankruptcy Court, substantially all of the Debtors’ pre-petition liabilities are subject to compromise and settlement pursuant to a confirmed Chapter 11 plan. As a result of the Bankruptcy Filing, any realization of value from the Debtors’ assets and the satisfaction of liabilities are subject to uncertainty. The Debtors, operating as debtors-in-possession under the Bankruptcy Code, may, subject to the relevant provisions of the Bankruptcy Code and/or the approval of the Bankruptcy Court, sell or otherwise dispose of assets or compromise or settle liabilities for amounts other than those reflected in the consolidated financial statements. Further, a confirmed Chapter 11 plan or other arrangement may materially change the amounts and classifications in the Company’s consolidated financial statements.

On the Petition Date, the Debtors filed a number of motions with the Bankruptcy Court generally designed to stabilize their operations and facilitate the transition into Chapter 11. Certain of these motions sought authority from the Bankruptcy Court for the Debtors to make payments upon, or otherwise honor, certain pre-petition obligations (e.g., obligations related to certain employee wages, salaries and benefits and certain vendors and other providers essential to the Debtors' businesses) which authority was generally granted by the Bankruptcy Court. On and after the Petition Date, the Debtors also filed applications and motions, as applicable, seeking approval of the proposed retention of certain legal and financial professionals to advise them in connection with the Bankruptcy Filing and certain other professionals to provide services and advice in the ordinary course of business, which motions and applications have been granted or approved, as applicable, by the Bankruptcy Court. From time to time, the Debtors may seek Bankruptcy Court approval to retain additional professionals.

Plan of Reorganization

For the Debtors to emerge successfully from Chapter 11, they must obtain the Bankruptcy Court’s approval of a Chapter 11 plan, which will enable them to emerge from Chapter 11 as reorganized entities. Such a plan will determine the rights and treatment of claims of various creditors and security holders, and is subject to the ultimate outcome of negotiations and Bankruptcy Court decisions ongoing through the date on which the plan is confirmed.

The Debtors anticipate that any proposed Chapter 11 plan will provide, among other things, for mechanisms for the settlement of claims against the Debtors’ estates, treatment of the Debtors' existing equity and debt holders, and certain corporate governance and administrative matters pertaining to the reorganized Debtors. The Chapter 11 plan likely will incorporate provisions arising out of the Debtors' discussions with their creditors and other interested parties, including discussions that resulted in the plan structure agreement (the “PSA”), and likely will be further revised in response to creditor claims and objections, the requirements of the Bankruptcy Code or the direction or orders of the Bankruptcy Court. There can be no assurance that the Debtors will be able to secure approval for any proposed Chapter 11 plan from the Bankruptcy Court.

Going Concern

The Company incurred a net loss for the years ended 2015, 2014, and 2013 and had an accumulated deficit as of December 31, 2015 and 2014. The Company’s bankruptcy filing and weak market conditions raise substantial doubt about the Company’s ability to continue as a going concern within the next 12 months.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon the Company’s ability to comply with the financial and other covenants contained in the DIP Credit Agreement (see Note 13), as it has been or may be amended, the Bankruptcy Court’s approval of the Debtors' Chapter 11 plan and the reorganized Debtors' ability to successfully implement their plan and obtain any necessary exit financing, among other factors. As a result of the Bankruptcy Filing, the realization of assets and the satisfaction of liabilities are subject to uncertainty. While operating as debtors-in-possession under Chapter 11, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions and mandatory prepayment provisions contained in the DIP Credit Agreement), for amounts other than those reflected in the accompanying consolidated financial statements. Further, the Debtors' Chapter 11 plan could materially change the amounts and classifications of assets and liabilities reported in the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Financial Reporting Considerations

For periods subsequent to filing the Chapter 11 Petitions, the Company has applied the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852, “Reorganizations” (“ASC 852”), in preparing the consolidated financial statements. ASC 852 requires that the financial statements distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses, realized gains and losses and provisions for losses that are realized or incurred in the bankruptcy proceedings have been recorded as “Reorganization items, net” in the consolidated statements of operations. In addition, pre-petition obligations that may be impacted by the bankruptcy reorganization process have been classified in the consolidated balance sheet at December 31, 2015 as “Liabilities subject to compromise.” These liabilities are generally reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts.

Reorganization Items and Other Bankruptcy Related Costs

ASC 852 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, and provisions for losses resulting from the reorganization of the business, as well as professional fees directly related to the process of reorganizing under Chapter 11. The Company’s reorganization items for the twelve months ended December 31, 2015 consist of the following:

Twelve Months Ended
December 31, 2015
Provision for rejected contracts and leases	$(376,422)
Adjustment to unsecured/partially secured debt for expected claim amount	(256,461)
Provision for employee benefit related claims	(21,864)
Professional fees (1)	(36,225)
Trade accounts payable and other	3,512
Interest income (1)	496
Reorganization items, net	$(686,964)
(1) Net cash paid for reorganization items for the twelve months ended December 31, 2015 totaled ($20,369), including approximately ($20,865) of professional fees net of approximately $496 of interest income.

Contractual interest expense represents amounts due under the contractual terms of outstanding debt, including debt subject to compromise. Subsequent to the Bankruptcy Filing, the Company ceased recording contractual interest expense on unsecured/partially secured pre-petition debt. The stated contractual interest expense exceeded interest expense reported in the condensed consolidated statement of operations by $76,595.

Liabilities Subject to Compromise

Liabilities subject to compromise represent unsecured/partially secured obligations that will be accounted for under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. ASC 852 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. These liabilities represent the amounts expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of collateral securing the claims, proofs of claim, or other events. Liabilities subject to compromise also include certain items that may be assumed under the plan of reorganization, and as such, may be subsequently reclassified to liabilities not subject to compromise.

The Bankruptcy Court has authorized us to pay certain pre-petition obligations, including payment of employee wages, salaries and certain benefits and payments to certain critical vendors, subject to certain limitations. The Debtors generally are required to pay vendors and other providers in the ordinary course for goods and services received after the filing of the Chapter 11 Petitions and certain other business related payments necessary to maintain the operations of the Company’s

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

business. Obligations associated with these matters are not classified as liabilities subject to compromise. Under Section 365 and other relevant sections of the Bankruptcy Code, we may assume, assume and assign, or reject certain executory contracts and unexpired leases, including leases of real property and equipment, subject to the approval of the Bankruptcy Court and certain other conditions. In this context, “assumption” means that the Company agrees to perform its obligations and cure all existing defaults under the contract or lease, and “rejection” means that it is relieved from its obligations to perform further under the contract or lease, but is subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. With the approval of the Bankruptcy Court, the Company has rejected certain pre-petition executory contracts and unexpired leases with respect to the Company’s operations and may reject additional ones in the future. On February 28, 2016, the Debtors filed a motion with the Bankruptcy Court (Docket No. 1646) seeking approval of the proposed assumption, rejection, or extension of the period within which they may assume or reject their unexpired leases of nonresidential real property, which motion is currently scheduled to be heard by the Bankruptcy Court on April 12, 2016. Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and are classified as liabilities subject to compromise. Holders of pre-petition claims generally were required to file proofs of claims by February 19, 2016, unless another deadline established by the Bankruptcy Court applies. Differences between liability amounts estimated by the Company and claims filed by creditors will be investigated and, if necessary, the Bankruptcy Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Bankruptcy Court approves a plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

Liabilities subject to compromise consist of the following:

December 31, 2015
Unsecured/Partially secured debt and accrued interest	$2,979,184
Pension, postretirement medical and other employee benefit related obligations	1,160,971
Provision for rejected contracts and leases	424,145
Trade accounts payable	148,715
Other accruals	46,550
Liabilities subject to compromise	$4,759,565

Other accruals primarily relate to accrued royalty payments, litigation reserves, executory contracts and other operating accruals.

(3) Summary of Significant Accounting Policies

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the Company’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include inventories; mineral reserves; allowance for non-recoupable advanced mining royalties; asset impairments; reclamation obligations; pensions, postemployment, postretirement medical and other employee benefit obligations; useful lives for depreciation, depletion, and amortization; reserves for workers’ compensation and black lung claims; current and deferred income taxes; reserves for contingencies and litigation; liabilities subject to compromise; reorganization items, net; and fair value of financial instruments. Estimates are based on facts and circumstances believed to be reasonable at the time; however, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held with reputable depository institutions and highly liquid, short-term investments with original maturities of three months or less. Cash and cash equivalents are stated at cost, which approximates fair market value. The Company’s cash equivalents consist of money market funds that are maintained in highly rated funds at December 31, 2015.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Restricted Cash

Restricted cash represents cash deposits that are restricted as to withdrawal as required by certain agreements entered into by the Company and provide collateral in the amounts of $89,567, $24,255, and 33,554 as of December 31, 2015 for letters of credit securing our obligations under certain workers’ compensation, general liability and reclamation related bonds, respectively which have been written on the Company’s behalf. The Company's restricted cash is primarily invested in interest bearing accounts. The initial deposit of restricted cash is presented as an investing activity in the Company's Consolidated Statements of Cash Flows.

Investments

The Company classifies its investments as trading or available-for-sale. Marketable securities are recorded initially at cost and adjusted to fair value at each reporting date. Unrealized gains and losses resulting from fair value adjustments to available-for-sale securities are classified as a separate component of stockholders’ equity. Unrealized gains and losses resulting from fair value adjustments to trading securities are recorded in current period earnings or loss. Realized gains and losses on available-for-sale securities are computed using the specific identification method. Investments with maturities of one year or less are reported in short-term investments. Investments with maturities of greater than one year are reported in other non-current assets. See Note 8 for further disclosures related to investments.

Trade Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company establishes provisions for losses on accounts receivable when it is probable that all or part of the outstanding balance will not be collected. The Company regularly reviews its accounts receivable balances and establishes or adjusts the allowance as necessary primarily using the specific identification method. The allowance for doubtful accounts was $9,047 and $5,701 at December 31, 2015 and 2014, respectively. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories

Coal inventories are stated at the lower of cost and net realizable value. The cost of coal inventories is determined based on average cost of production, which includes all costs incurred to extract, transport and process the coal. Net realizable value considers the future sales price of the product as well as remaining estimated preparation and selling costs. Coal is reported as inventory at the point in time the coal is extracted from the mine.

Material and supplies inventories are valued at average cost, less an allowance for obsolete and surplus items.

Deferred Longwall Move Expenses

The Company defers the direct costs, including labor and supplies, associated with moving longwall equipment and the related equipment refurbishment costs in prepaid expenses and other current assets. These deferred costs are amortized on a units-of-production basis into cost of coal sales over the life of the subsequent panel of coal mined by the longwall equipment. See Note 9 for further disclosures related to deferred longwall move expenses.

Advanced Mining Royalties

Lease rights to coal reserves are often acquired in exchange for royalty payments. Advance mining royalties are advance payments made to lessors under terms of mineral lease agreements that are recoupable against future production royalties. These advance payments are deferred and charged to operations as the coal reserves are mined. The Company regularly reviews recoverability of advance mining royalties and establishes or adjusts the allowance for advance mining royalties as necessary using the specific identification method. Advance royalty balances are generally charged off against the allowance when they are no longer recoupable.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Advanced mining royalties (net of allowance) of $45,941 and $51,530 as of December 31, 2015 and 2014, respectively, are reported in other non-current assets in the Consolidated Balance Sheets. The changes in the allowance for advance mining royalties reported in other non-current assets in the Consolidated Balance Sheets were as follows:

Balance at December 31, 2012	$27,802
Provision for non-recoupable advance mining royalties	3,425
Write-offs of advance mining royalties	(3,883)
Balance at December 31, 2013	27,344
Provision for non-recoupable advance mining royalties	12,767
Write-offs of advance mining royalties	(6,339)
Balance at December 31, 2014	33,772
Provision for non-recoupable advance mining royalties	14,862
Write-offs of advance mining royalties	(7,150)
Balance at December 31, 2015	$41,484

Property, Plant and Equipment

Costs for mine development incurred to expand capacity of operating mines or to develop new mines are capitalized and charged to operations on the units-of-production method over the estimated proven and probable reserve tons directly benefiting from the capital expenditures. Mine development costs include costs incurred for site preparation and development of the mines during the development stage less any incidental revenue generated during the development stage. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from one to 25 years. Leasehold improvements are amortized using the straight-line method, over the shorter of the estimated useful lives or term of the lease. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When equipment is retired or disposed, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss on disposal is recognized in cost of coal sales. Costs to obtain owned and leased mineral rights are capitalized and amortized to operations as depletion expense using the units-of-production method. Only proven and probable reserves are included in the depletion base.

Acquired Intangibles

Application of acquisition accounting resulted in the recognition of assets for above market-priced coal supply and transportation agreements and liabilities for below market-priced coal supply agreements on the date of the acquisitions. The coal supply and transportation agreements were valued based on the present value of the difference between the expected net contractual cash flows based on the stated contract terms, and the estimated net contractual cash flows derived from applying forward market prices at the acquisition dates for new contracts of similar terms and conditions. The coal supply and transportation agreement assets and liabilities are being amortized over the actual amount of tons shipped under each contract. Coal supply and transportation agreement assets are reported in other acquired intangibles and coal supply agreement liabilities are reported in other non-current liabilities in the Consolidated Balance Sheets. In addition, the application of acquisition accounting also resulted in the Company recording intangible assets related to mining permits and covenants not-to-compete, which are reported in other acquired intangibles in the Consolidated Balance Sheets.

During the year ended December 31, 2015, the Bankruptcy Court approved the rejection of certain transportation agreements, and the Company wrote off $30,253 of acquired intangible assets to reorganization items, net on the Consolidated Statements of Operations.

Amortization of other acquired intangible assets was $36,605, $61,295, and $71,867 of expense and amortization of coal supply agreement liabilities was a credit to expense of ($8,877), ($22,089), and ($66,811), equating to a net expense of $27,728, $39,206 and $5,056 for the years ended December 31, 2015, 2014 and 2013, respectively, which is reported as amortization of acquired intangibles, net in the Consolidated Statements of Operations. Future net amortization expense (income) related to acquired intangibles is expected to be as follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

2016	$(3,453)
2017	(3,145)
2018	(1,880)
2019	(1,695)
2020	2,338
Thereafter	2,121
Total net future amortization income	$(5,714)

Asset Impairment and Disposal of Long-Lived Assets

Long-lived assets, such as property, equipment, mine development costs, owned and leased mineral rights and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset groups may not be recoverable. Recoverability of assets or asset groups to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. Long-lived assets located in a close geographic area are grouped together for purposes of impairment testing when, after considering revenue and cost interdependencies, circumstances indicate the assets are used together to produce future cash flows. The Company’s asset groups generally consist of the assets and applicable liabilities of one or more mines and preparation plants and associated coal reserves for which cash flows are largely independent of cash flows of other mines, preparation plants and associated coal reserves. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, the potential impairment is equal to the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. The amount of impairment, if any, is allocated to the long-lived assets on a pro-rata basis, except that the carrying value of the individual long-lived assets are not reduced below their estimated fair value. Assets to be disposed would separately be presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the Consolidated Balance Sheets. See Note 11 for further disclosures related to asset impairments.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets of acquired companies. Goodwill is not amortized; instead, it is tested for impairment annually or more frequently if indicators of impairment exist. The Company performs its goodwill impairment testing as of October 31 of each year or sooner if indicators of impairment are present. During 2015, 2014 and 2013, the Company performed interim goodwill impairment tests as of September 30, 2015, June 1, 2014, February 28, 2014, and August 1, 2013.

The Company first assesses goodwill on a qualitative basis. If the qualitative assessment indicates that an impairment potentially exists, then the Company tests its goodwill for impairment using a fair value approach at the reporting unit level in two steps. Step one compares the fair value of each reporting unit to its carrying amount. If step one indicates that the carrying value of a reporting unit exceeds its fair value, the second step is performed to measure the amount of impairment, if any. Goodwill impairment exists when the estimated implied fair value of goodwill is less than its carrying value.

During the three months ended September 30, 2015, the Company established goodwill of $43,508 related to the step acquisition of a joint venture. See Note 4 for further disclosures related to this acquisition. As of September 30, 2015, the Company performed interim goodwill impairment testing due primarily to the significant declines in natural gas prices since the acquisition. As a result of applying the testing approach discussed above, the Company recorded an impairment charge of $43,508, to reduce the carrying value of goodwill to its implied fair value of zero.

During 2014, the Company performed interim goodwill impairment tests as of June 1 and February 28 due primarily to the Company's assessment of its long-lived assets for impairment as of those dates and continued weakness in the global metallurgical coal markets, which indicated that the fair value of a reporting unit within its eastern coal operations may have been below its carrying value. During 2013, the Company performed an interim goodwill impairment test due primarily to a longer than expected recovery in the metallurgical coal markets and lower production and shipment levels and the Company’s assessment of its long-lived assets for impairment as of August 1, 2013.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

As a result of applying the approach discussed above at its interim impairment testing dates of June 1, 2014 and August 1, 2013, the Company recorded impairment charges of $308,651 and $253,102, respectively, to reduce the carrying value of goodwill to its implied fair value. The impairment charges were related to the Company’s Eastern Coal Operations.

 Asset Retirement Obligations

Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company’s asset retirement obligations consist principally of costs to reclaim acreage disturbed at surface operations, estimated costs to reclaim support acreage, treat mine water discharge and perform other related functions at underground mines. The Company records these reclamation obligations at fair value in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. Changes to the liability at operations that are not currently being reclaimed are offset by increasing or decreasing the carrying amount of the related long-lived asset. Changes to the liability at operations that are currently being reclaimed are recorded to cost of coal sales. Over time, the liability is accreted and any capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded. The Company annually reviews its estimated future cash flows for its asset retirement obligations. See Note 14 for further disclosures related to asset retirement obligations.

Income Taxes

The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance, if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating its ability to recover deferred tax assets within the jurisdiction in which they arise, the Company considers all available positive and negative evidence, including the expected reversals of taxable temporary differences, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations. See Note 18 for further disclosures related to income taxes.

Revenue Recognition

The Company earns revenues primarily through the sale of coal, but also earns other revenues from sales of parts, equipment, filters, rebuild and refurbishment services, sales of natural gas and intercontinental commodity transportation services. With the exception of intercontinental commodity transportation services revenue, the Company recognizes revenue using the following general revenue recognition criteria: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred or services have been rendered; 3) the price to the buyer is fixed or determinable; and 4) collectability is reasonably assured. Revenue from intercontinental commodity transportation services is recognized on a ratable basis over the period of time in which transportation services are provided.

Delivery on our coal sales is determined to be complete for revenue recognition purposes when title and risk of loss has passed to the customer in accordance with stated contractual terms and there are no other future obligations related to the shipment. For domestic shipments, title and risk of loss generally passes as the coal is loaded into transport carriers for delivery to the customer. For international shipments, title generally passes at the time coal is loaded onto the shipping vessel.

Freight and handling costs paid to third-party carriers and invoiced to coal customers are recorded as freight and handling costs and freight and handling revenues, respectively.

Deferred Financing Costs

The costs to obtain new debt financing or amend existing financing agreements are generally deferred and amortized to interest expense over the life of the related indebtedness or credit facility using the effective interest method. Unamortized deferred financing costs are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts or premiums.

Workers’ Compensation and Pneumoconiosis (Black Lung) Benefits

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Workers’ Compensation

The Company is self-insured for workers’ compensation claims at certain of its operations and is covered by third-party insurance providers at other locations. The liabilities for workers’ compensation claims that are self-insured by the Company (including the liability for subsidiaries utilizing high-deductible insurance programs) are estimates of the ultimate losses incurred based on the Company’s experience, and include a provision for incurred but not reported losses. Adjustments to the probable ultimate liabilities are made annually based on an actuarial study and adjustments to the liability are recorded based on the results of this study. These obligations are included in the Consolidated Balance Sheets as accrued expenses and other current liabilities and other non-current liabilities. See Note 19 for further disclosures related to workers’ compensation liabilities.

Black Lung Benefits

The Company is required by federal and state statutes to provide benefits to employees for awards related to black lung. The Company is self-insured at certain locations and covered by a third party insurance provider at other locations. Charges are made to operations for self-insured black lung claims (including locations utilizing high-deductible insurance programs), as determined by an independent actuary at the present value of the actuarially computed liability for such benefits over the employee’s applicable term of service. The Company recognizes in its balance sheet the amount of the Company’s unfunded Accumulated Benefit Obligation (“ABO”) at the end of the year. Amounts recognized in accumulated other comprehensive income (loss) are adjusted out of accumulated other comprehensive income (loss) when they are subsequently recognized as components of net periodic benefit cost. See Note 19 for further disclosures related to black lung benefits.

Pension and Other Postretirement Benefits

The Company is required to recognize the overfunded or underfunded status of a defined benefit pension plan as an asset or liability in its Consolidated Balance Sheets and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income (loss). The Company is required to measure plan assets and benefit obligations as of the date of the Company’s fiscal year-end balance sheet and provide the required disclosures as of the end of each fiscal year.

The Company accounts for health care benefits provided for current and certain retired employees and their dependents by accruing the cost of such benefits over the service lives of employees. Unrecognized actuarial gains and losses are amortized over the estimated average remaining service period for active employees and over the estimated average remaining life for retirees. The Company recognizes in its Consolidated Balance Sheets the amount of the Company’s unfunded Accumulated Postretirement Benefit Obligation (“APBO”) at the end of the year. Amounts recognized in accumulated other comprehensive income (loss) are adjusted out of accumulated other comprehensive income (loss) when they are subsequently recognized as components of net periodic benefit cost.

See Note 19 for further disclosures related to pension and other postretirement benefits.

Earnings (Loss) Per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of outstanding common shares for the period. Diluted earnings per share reflects the potential dilution that could occur if instruments that may require the issuance of common shares in the future were settled and the underlying common shares were issued. Diluted earnings per share is computed by increasing the weighted-average number of outstanding common shares computed in basic earnings per share to include the additional common shares that would be outstanding after issuance and adjusting net income for changes that would result from the issuance. Only those securities that are dilutive are included in the calculation. See Note 6 for further disclosures related to earnings per share.

Stock-Based Compensation

The Company recognizes expense for stock-based compensation awards based on the estimated grant-date fair value. For all grants, the amount of compensation expense to be recognized is adjusted for an estimated forfeiture rate which is based in part on historical data and other relevant factors. Compensation expense for awards with cliff vesting provisions is recognized on a straight-line basis from the measurement date through the vesting date. Compensation expense for awards with graded

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

vesting provisions is recognized using the accelerated attribution method. See Note 20 for further disclosures related to stock-based compensation arrangements.

Derivative Instruments and Hedging Activities

Derivative financial instruments are recognized as either assets or liabilities in the Consolidated Balance Sheets and measured at fair value. On the date a derivative instrument is entered into, the Company may designate a qualifying derivative instrument as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability or forecasted transaction (cash flow hedge). The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific firm commitments or forecasted transactions. The Company also formally assesses both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the related hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively and records all future changes in fair value in current period earnings or losses.

For derivative instruments that have not been designated as cash flow hedges, changes in fair value are recorded in current period earnings or losses. For derivative instruments that have been designated as cash flow hedges, the effective portion of the changes in fair value are recorded in accumulated other comprehensive income (loss) and any portion that is ineffective is recorded in current period earnings or losses. Amounts recorded in accumulated other comprehensive income (loss) are reclassified to earnings or losses in the period the underlying hedged transaction affects earnings or when the underlying hedged transaction is probable of not occurring. See Note 17 for further disclosures related to derivative financial instruments and hedging activities.

Equity Method Investments

Investments in unconsolidated affiliates that the Company has the ability to exercise significant influence over, but not control, the affiliate’s operating activities are accounted for under the equity method of accounting. Under the equity method of accounting, the Company records its proportionate share of the entity’s net income or loss at each reporting period in the Consolidated Statements of Operations in miscellaneous income, net, with a corresponding entry to increase or decrease the carrying value of the investment.

New Accounting Pronouncements

On April 7, 2015, FASB issued Accounting Standards Update (“ASU”) 2015-03, Interest - Imputation of Interest (“ASU 2015-03”). The standard requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts or premiums. ASU 2015-03 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption was permitted and the Company adopted ASU 2015-03 during the three months ended March 31, 2015. Amounts reported as of December 31, 2014 have been reclassed to conform to the current year presentation. See Note 13.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330), Simplifying the Measurement of Inventory (“ASU 2015-11”). The standard requires that an entity should measure inventory at the lower of cost and net realizable value. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, and should be applied prospectively. Early adoption was permitted and the company adopted ASU 2015-11 during the three months ended December 31, 2015. Adoption of the standard did not have a material impact on the Company's results of operations.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date. The new guidance is an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The amendment defers the effective date for all entities by one year. Public entities should apply the guidance to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Early adoption is permitted for annual reporting periods beginning after December 15, 2016. The Company has not yet selected a transition method and is still evaluating the effect of the standard on its ongoing financial reporting.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

In December 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). The standard requires companies to classify all deferred tax liabilities and assets as noncurrent in a classified statement of financial position. The new standard is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. Early adoption was permitted and the Company adopted ASU 2015-17 during the three months ended December 31, 2015. Amounts reported as of December 31, 2014 have been reclassed to conform to the current year presentation.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities ("ASU 2016-01"). The amendments in this update address certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 is effective for annual periods beginning after December 15, 2017 and interim periods within those annual periods. Early adoption is not permitted. The Company is currently evaluating the impact this guidance will have on financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), Amendments to the FASB Accounting Standards Codification ("ASU 2016-02"). ASU 2016-02 is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. It is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact this guidance will have on financial statements and disclosures.

(4) Acquisitions

On July 1, 2015, Pennsylvania Services Corporation (“PSC”), a wholly-owned, indirect subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “PLR Acquisition” or “Agreement”) with EDF Trading Resources, LLC (“EDFTR”), PSC’s 50% ownership partner in Pennsylvania Land Resources Holding Company, LLC (“PLR”), a natural gas exploration and production joint venture. Pursuant to the Agreement, PSC acquired the remaining 50% membership interest in PLR owned by EDFTR for $126,016 in cash, after taking into consideration EDFTR’s existing equity and carry commitments. The Agreement makes PSC the sole owner and operator of PLR. As a result of obtaining control over PLR, the Company recognized a gain of $114,546 to adjust the carrying amount of its previously existing equity method investment interest of $60,009 to fair value. The carrying amount was previously reported in other non-current assets on the Consolidated Balance Sheets.

The fair value of PLR has been allocated to the net tangible and intangible assets as follows:

Cash	$6,858
Accounts receivable and other current assets	1,922
Property, plant and equipment	347,918
Goodwill (1)	43,508
Total assets	400,206

Total current liabilities	11,273
Deferred income taxes	88,362
Total liabilities	99,635

Net tangible and intangible assets acquired	$300,571
(1) See Note 3 for discussion of goodwill impairment.

The above purchase price allocation includes provisional amounts for certain assets and liabilities recorded in the All Other category. The purchase price allocation will continue to be refined primarily in the areas of income taxes, mineral interests, and

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

goodwill. Pro forma information, as well as post acquisition revenue and net income of PLR are not presented as the amounts are not considered material. The goodwill amount is non-deductible for income tax purposes.

(5) Accumulated Other Comprehensive Income (Loss)

The following tables summarize the changes to accumulated other comprehensive income (loss) during the years ended December 31, 2015, 2014, and 2013:

	Balance December 31, 2014	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Balance December 31, 2015
Employee benefit costs	$(291,118)	$68,886	$2,954	$(219,278)
Cash flow hedges	(400)	—	400	—
Available-for-sale marketable securities	(183)	(22,396)	22,449	(130)
	$(291,701)	$46,490	$25,803	$(219,408)

	Balance December 31, 2013	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Balance December 31, 2014
Employee benefit costs	$(59,102)	$(230,708)	$(1,308)	$(291,118)
Cash flow hedges	1,941	—	(2,341)	(400)
Available-for-sale marketable securities	13	10,587	(10,783)	(183)
	$(57,148)	$(220,121)	$(14,432)	$(291,701)

	Balance December 31, 2012	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Balance December 31, 2013
Employee benefit costs	$(171,394)	$111,960	$332	$(59,102)
Cash flow hedges	4,755	(971)	(1,843)	1,941
Available-for-sale marketable securities	41	(74)	46	13
	$(166,598)	$110,915	$(1,465)	$(57,148)

The following table summarizes the amounts reclassified from accumulated other comprehensive income (loss) and the Consolidated Statement of Operations line items affected by the reclassification during the years ended December 31, 2015, 2014, and 2013:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Details about accumulated other comprehensive income (loss) components	Amounts reclassified from accumulated other comprehensive income (loss)			Affected line item in the Consolidated Statements of Operations
	Year Ended December 31,
	2015	2014	2013
Employee benefit costs:
Amortization of actuarial loss	$5,639	$258	$4,561	(1)
Amortization of prior service credit	(5,209)	(4,477)	(3,819)	(1)
Other	252	2,151	(212)	(1)
Reorganization items	4,319	—	—	Reorganization items, net
Total before income tax	5,001	(2,068)	530
Income tax expense (benefit)	(2,047)	760	(198)	Income tax benefit
Total, net of income tax	$2,954	$(1,308)	$332

Cash flow hedges:
Commodity swaps-coal	$—	$(4,189)	$(4,111)	Coal revenues
Commodity swaps-diesel fuel	924	379	2,777	Cost of coal sales
Commodity swaps-natural gas	—	—	(1,865)	Other revenues
Commodity options-natural gas	—	—	112	Other revenues
Total before income tax	924	(3,810)	(3,087)
Income tax expense (benefit)	(524)	1,469	1,244	Income tax benefit
Total, net of income tax	$400	$(2,341)	$(1,843)

Available-for-sale marketable securities:
Realized gains (losses)	$(3,376)	$(17,882)	$76	Gain on sales of marketable equity securities (2015 and 2014), Interest income (2013)
Other than temporary impairment	40,563	—	—	Asset impairment and restructuring
Total before income tax	37,187	(17,882)	76
Income tax expense (benefit)	(14,738)	7,099	(30)	Income tax benefit
Total, net of income tax	$22,449	$(10,783)	$46
(1) These accumulated other comprehensive income (loss) components are included in the computation of net periodic benefit costs for pension, other postretirement benefit plans and black lung. See Note 19.

(6) Earnings (Loss) Per Share

The number of shares used to calculate basic earnings per common share is based on the weighted average number of the Company’s outstanding common shares during the respective periods. The number of shares used to calculate diluted earnings per common share is based on the number of common shares used to calculate basic earnings per share plus the dilutive effect of stock options and other stock-based instruments held by the Company’s employees and directors during each period, the Company’s 2.375% convertible senior notes due 2015 (the “2.375% Convertible Notes”) which were outstanding until April 15, 2015 when the notes matured and the outstanding principal amount was repaid, the Company’s 3.25% convertible senior notes due 2015 issued by Alpha Appalachia Holdings, Inc. (the “3.25% Convertible Notes”), the Company’s 3.75% convertible senior notes due 2017 (the “3.75% Convertible Notes”), and the Company’s outstanding 4.875% convertible senior notes due 2020 (the “4.875% Convertible Notes”). The 2.375% Convertible Notes (matured and repaid as of April 15, 2015), 3.25% Convertible Notes, 3.75% Convertible Notes, and 4.875% Convertible Notes become dilutive for earnings per common share calculations in certain circumstances and in specified periods. The shares that would be issued to settle the conversion or

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

conversion spread are included in the diluted earnings per common share calculation when the conversion option is in the money or the notes are otherwise convertible, and the effect is dilutive. In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as basic earnings per share.

(7) Inventories, net

Inventories, net consisted of the following:

	December 31,
	2015	2014
Raw coal	$19,803	$38,301
Saleable coal	109,993	121,590
Materials, supplies and other, net	58,335	78,054
Total inventories, net	$188,131	$237,945

(8) Investments

Short-term investments consist of certificates of deposit of $24,957 and $25,451 as of December 31, 2015 and December 31, 2014, respectively, and short-term marketable securities.

In 2010, the Company entered into a 50/50 joint venture (the “Alpha Shale JV”) with Rice Drilling C LLC, a wholly owned subsidiary of Rice Drilling B LLC, in order to develop a portion of Alpha’s Marcellus Shale natural gas holdings in southwest Pennsylvania. On December 6, 2013, the Company, Rice Drilling C LLC and Rice Energy Inc. (“Rice Energy”) entered into a transaction agreement (the “Transaction Agreement”). Pursuant to the Transaction Agreement, the Company agreed to sell its 50% interest in the Alpha Shale JV to Rice Energy in exchange for total consideration of $300,000, consisting of $100,000 of cash and $200,000 of shares of Rice Energy common stock, based upon the price of Rice Energy’s common stock in its initial public offering (the “Offering”). On January 29, 2014, Rice Energy completed the Offering, and on the same date, issued the Company 9,523,810 shares of common stock and paid $100,000 in cash. The sale of the Company’s interest in Alpha Shale resulted in a gain of $250,331 in the first quarter of 2014. The Rice Energy common stock is accounted for as an available for sale marketable security.

During 2014, the Company sold approximately 3.5 million shares of Rice Energy common stock in exchange for $90,882 of cash and recorded a gain of $17,883. During 2015, the Company sold approximately 2.0 million shares of Rice Energy common stock in exchange for $46,041 of cash and recorded a gain of $3,379. The Company recorded an other-than-temporary impairment charge of $40,563 to reduce the Rice Energy common stock carrying value to fair value of $43,776 as of December 31, 2015.

Short-term marketable securities consisted of the following:

	December 31, 2015
		Unrealized
	Cost	Gain	Loss	Fair value
Short-term marketable securities:
U.S. treasury and agency securities (a)	$70,931	$11	$(21)	$70,921
Corporate debt securities (a)	267,877	10	(212)	267,675
Corporate equity securities (a)	43,776	—	—	43,776
Mutual funds held in Rabbi Trust (b)	6,205	5,524	(2,850)	8,879
Total short-term marketable securities	$388,789	$5,545	$(3,083)	$391,251

(a)	Unrealized gains and losses are recorded as a component of stockholders’ equity (deficit).

(b)	Unrealized gains and losses are recorded in current period earnings.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	December 31, 2014
		Unrealized
	Cost	Gain	Loss	Fair value
Short-term marketable securities:
U.S. treasury and agency securities (a)	$80,087	$13	$(7)	$80,093
Corporate debt securities (a)	299,751	5	(131)	299,625
Total short-term marketable securities	$379,838	$18	$(138)	$379,718

(a)	Unrealized gains and losses are recorded as component of stockholders’ equity (deficit).

Long-term marketable securities included in other non-current assets, consisted of the following:

	December 31, 2014
		Unrealized
	Cost	Gain	Loss	Fair value
Long-term marketable securities:
Corporate equity securities (a)	$127,001	$—	$(181)	$126,820
Mutual funds held in Rabbi Trust (b)	7,433	4,661	(1,987)	10,107
Total long-term marketable securities	$134,434	$4,661	$(2,168)	$136,927

(a)	Unrealized gains and losses are recorded as a component of stockholders’ equity (deficit).

(b)	Unrealized gains and losses are recorded in current period earnings.

(9) Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31,
	2015	2014
Prepaid insurance	$17,119	$11,445
Insurance and indemnification receivables (1)	5,011	41,283
Notes and other receivables	9,391	6,771
Deferred long wall move expenses	6,963	9,309
Refundable income taxes	9,509	13,532
Prepaid freight	17,057	20,417
Deposits	20,552	8,834
Other prepaid expenses	14,508	11,957
Total prepaid expenses and other current assets	$100,110	$123,548

(1)	See Note 12.

(10) Property, Plant and Equipment, Net

Property, equipment, and mine development costs consisted of the following:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	December 31,
	2015	2014
Owned and leased mineral rights	$2,672,794	$8,061,344
Plant and mining equipment	2,072,265	3,351,521
Mine development	183,881	281,594
Land	120,408	120,864
Office equipment, software and other	46,912	49,784
Construction in progress	76,033	64,212
Total property, plant and equipment	5,172,293	11,929,319
Less accumulated depreciation, depletion, and amortization	2,242,971	3,587,345
Total property, plant and equipment (1)	$2,929,322	$8,341,974

(1)	See Note 11 for disclosures related to asset impairments.

Included in plant and mining equipment are assets under capital leases totaling $60,239 and $100,540 with accumulated depreciation of $20,776 and $43,940 as of December 31, 2015 and December 31, 2014, respectively.

Depreciation and amortization expense associated with property, plant and equipment was $351,364, $520,036 and $598,380 for the years ended December 31, 2015, 2014 and 2013, respectively.

Depletion expense is included in depreciation, depletion and amortization on the accompanying Consolidated Statements of Operations and was $360,148, $230,740, and $266,642 for the years ended December 31, 2015, 2014, and 2013, respectively.

As of December 31, 2015, the Company had commitments to purchase approximately $27,356 of new equipment, expected to be acquired at various dates in 2016.

(11) Asset Impairment and Restructuring

A long-lived asset group that is held and used is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset or asset group might not be recoverable.

During the three months ended June 30, 2015, given significant weakening in coal markets combined with the additional idling of coal mines, the Company determined that indicators of impairment were present for its coal-related long-lived asset groups and that the carrying value of certain asset groups may not be recoverable. Therefore, the Company performed a long-lived asset impairment test as of June 1, 2015.

As a result of the Company’s Bankruptcy Filing and subsequent work with its lenders to reach a mutually acceptable business plan, which included the marketing of certain of the Company’s mining complexes, the Company reconstituted its asset groups to align with such plans. During the three months ended September 30, 2015, given the Company’s Bankruptcy Filing and continued declines in market prices for the Company's products, the Company determined that indicators of impairment were present and that the carrying value of certain asset groups may not be recoverable. Therefore, the Company performed a long-lived asset impairment test as of September 30, 2015.

For the year ended December 31, 2015, the Company recorded long-lived asset impairment charges totaling $4,988,321, of which $4,701,745 was recorded for asset groups in the Eastern Coal Operations, $260,078 was recorded for asset groups in the Western Coal Operations, and $26,498 was recorded for an asset group in the Company's All Other category. The combined carrying amount of the impaired asset groups was $5,234,972. The asset impairment charges reduced the carrying values of mineral reserves by $4,460,423, property, plant and equipment by $515,627, and acquired mining permits by $12,271. The asset impairments established a new cost basis on which future depreciation, depletion and amortization will be based.

In addition, although six assets groups in our Eastern Coal Operations, one asset group in our Western Coal Operations, and one asset group in our All Other Category, which had combined carrying values totaling approximately $2,135,125,

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

$246,374 and $364,265, respectively, were considered recoverable, these asset groups are considered at risk as estimates of undiscounted cash flows may change in the near term which could result in the need to write down these asset groups to fair value.

In response to weak market conditions the Company continues to divest certain non-core assets. During the three months ended September 30, 2015, several operating affiliates of the Company divested the assets of certain mining operations and related coal interests located in Kentucky and southwest Virginia. In consideration for the sale, the affiliates will receive certain payments, and the acquirer assumed certain liabilities. The Company recorded a loss on disposal of $280,283 within its Eastern Coal Operations. In addition, in October 2015, the Company recorded a loss on disposal of $195 on the sale of a helicopter.

For the year ended December 31, 2015, the Company recorded severance expenses of $15,008, an other-than-temporary impairment of $40,563 (see Note 8) and recorded impairment expenses of $5,926 related to certain other non-current assets of which $926 and $5,000 relates to the Company’s Eastern Coal Operations and All Other categories, respectively, during the twelve months ended December 31, 2015.

As a result of a longer than expected recovery in the metallurgical coal markets and lower production and shipment levels, the Company determined that indicators of impairment with respect to certain of its long-lived assets or asset groups existed during the years ended December 31, 2014 and 2013. The Company performed long-lived asset impairment tests as of December 31, 2014, September 30, 2014, June 1, 2014, February 28, 2014, December 31, 2013, and August 1, 2013 and determined that the undiscounted cash flows were less than the carrying value for certain asset groups. For the year ended December 31, 2014, no impairment charges were recorded. For the year ended December 31, 2013, the Company recorded long-lived asset impairment charges totaling $1,890 related to mineral reserves in an asset group in its All Other segment.

For the year ended December 31, 2014, the Company recorded severance and other expenses of $15,100 in its Eastern Coal Operations segment and impairment expenses of $9,772 related to certain other non-current assets within the Company’s All Other category. The Company also recorded gains related to non-core property divestitures of ($25,485), which included the divestiture of the operations of AMFIRE Mining Company, LLC (“AMFIRE”). On December 30, 2014, the Company announced that AMFIRE had completed the divestiture of substantially all of its assets to Rosebud Mining Company. The transaction included total consideration of approximately $87,159, including gross cash proceeds of $75,134 and the assumption of certain liabilities. The assets, which included ten mines and four preparation plants and loadouts, were located in Pennsylvania. The Company recognized a gain of ($9,777) on the sale.

For the year ended December 31, 2013, the Company also recorded severance expenses of $15,756, professional fees and other expenses of $9,627, and reserved $10,000 for other non-current assets which may not be recoverable. The Company also recorded gains related to non-core property divestitures of ($14,220), which included the divestiture of certain assets of two affiliates of the Company resulting in the Company recognizing a gain of ($14,448) on the sale.

(12) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2015	2014
Wages and employee benefits	$73,692	$111,627
Current portion of asset retirement obligations	101,920	102,493
Taxes other than income taxes	97,141	108,504
Interest payable	11,319	45,612
Current portion of postretirement medical benefit obligations	47,242	46,678
Deferred revenue	5,439	27,488
Litigation (1)	—	51,280
Other	75,304	121,518
Total accrued expenses and other current liabilities	$412,057	$615,200

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1)
The Company has recorded related receivables of $5,011 and $41,283 from insurance coverage and indemnifications in prepaid expenses and other current assets at December 31, 2015 and 2014, respectively.

(13) Long-Term Debt

Long-term debt consisted of the following:

	December 31,
	2015	2014
Term loan due 2020	$610,937	$614,062
Revolving credit facility	445,000	—
DIP term loan facility	300,000	—
7.50% senior secured second lien notes due 2020	713,647	500,000
2.375% convertible senior notes due 2015	—	44,458
3.25% convertible senior notes due 2015	109,201	109,201
3.75% convertible senior notes due 2017	262,683	345,000
9.75% senior notes due 2018	392,584	500,000
6.00% senior notes due 2019	576,874	800,000
4.875% convertible senior notes due 2020	276,740	345,000
6.25% senior notes due 2021	584,929	700,000
Other debt	41,645	61,344
Debt discount	(11,793)	(121,295)
Debt issuance costs	(34,184)	(96,682)
Total long-term debt	$4,268,263	$3,801,088
Less liabilities subject to compromise	(2,925,813)	—
Less current portion (1)	(1,316,710)	(178,251)
Long-term debt, net of current portion	$25,740	$3,622,837
(1) Includes Term loan due 2020, Revolving credit facility, DIP term loan facility along with related debt discount and debt issuance costs, as well as $6,750 of Other debt.

Description of Debtor-in-Possession (“DIP”) Financing

The Debtors filed a motion (the “DIP Motion”) on the Petition Date seeking authorization to use cash collateral and to approve financing (the “DIP Financing”) under (i) that certain Superpriority Secured Debtor-In-Possession Credit Agreement by and among the Company as borrower, certain Debtors party thereto as guarantors, the lenders party thereto (the “First Out DIP Lenders”) and Citibank, N.A. (the “First Out Agent”) as Administrative Agent and Collateral Agent (as amended by Amendment No. 1, Amendment No. 2, the Third DIP Amendment and the Fourth DIP Amendment (as such terms are defined below), and as may be further amended from time to time, the “First Out DIP Credit Agreement”) and (ii) that certain Superpriority Secured Second Out Debtor-in-Possession Credit Agreement by and among the Company as borrower, certain Debtors party thereto as guarantors, the lenders party thereto (the “Second Out DIP Lenders” and together with the First Out DIP Lenders, the “DIP Lenders”), the issuing banks thereto and Citicorp North America, Inc. as Administrative Agent and Collateral Agent (the “Second Out DIP Credit Agreement” and together with the First Out DIP Credit Agreement, the “DIP Credit Agreements”). On August 4, 2015, the Bankruptcy Court issued an interim order approving the DIP Motion on an interim basis [Docket No. 82] (the “Interim Order”) and on September 17, 2015, the Bankruptcy Court issued a final order approving the DIP Motion on a final basis [Docket No. 465] (the “Final Order” and together with the Interim Order, the “DIP Orders”).

Debt issuance costs of approximately $12,244 were incurred and paid in connection with the DIP Financing.

First Out DIP Credit Agreement

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

The First Out DIP Credit Agreement provides for (i) a term loan not to exceed $300,000, secured by substantially all of the assets of the Debtors, subject to certain excluded assets and carve outs (the “Collateral”) and guaranteed by certain of the Debtors, which would be used to (A) fund operations and (B) to cash collateralize certain letters of credit, and for the issuance of new letters of credit (the “DIP Term Loan Facility”), (ii) a term letter of credit facility in an amount up to $108,000 of the $300,000 term loan (the “DIP Term LC Facility”), and (iii) a bonding accommodation facility in an amount up to $100,000 (which may be increased with the consent of certain of the lenders) (the “DIP Bonding Facility”). The DIP Bonding Facility provides the Debtors with the ability to satisfy bonding requests by governmental agencies under state reclamation laws in the form of either an allowed “superpriority” administrative expense claim under section 364 of the Bankruptcy Code in the Chapter 11 Cases, or the posting of a cash collateralized letter of credit.

Borrowings under the DIP Term Loan Facility can be made as either a Eurocurrency Borrowing or an ABR Borrowing. A Eurocurrency Borrowing accrues interest at LIBOR plus 9.00%, with a LIBOR floor of 1.00%. An ABR Borrowing accrues interest at the Alternative Base Rate plus 8.00%, with an ABR floor of 2.00%.

The First Out DIP Credit Agreement includes covenants that, subject to certain exceptions, require the Company to maintain certain minimum thresholds of liquidity, and limit the ability of the Debtors to, among other things: (i) expend liquidity on capital expenditures, (ii) make dispositions of material leases and contracts, (iii) make acquisitions, loans or investments, (iv) create liens on their property, (v) dispose of assets, (vi) incur indebtedness, (vii) merge or consolidate with third parties, (viii) enter into transactions with affiliated entities, and (ix) make material changes to their business activities.

The First Out DIP Credit Agreement also allows the Debtors, on a single occasion and subject to receipt of commitments from lenders, to request the addition to the DIP Financing of an asset based revolving credit facility having aggregate commitments not to exceed $200,000 (a “Future DIP ABL Facility”), and which would also be secured by liens on the Collateral and would be guaranteed by certain of the Debtors. Liquidity under any Future DIP ABL Facility would be made available thereunder based on eligibility criteria and borrowing base calculations (including advance rates and reserves) as set forth therein. The Future DIP ABL Facility would include such other customary terms and conditions as are agreed by the parties, and the effectiveness of the Future DIP ABL Facility would be subject to documentation of an amendment to the First Out DIP Credit Agreement, the entry of an appropriate order of the Bankruptcy Court approving the facility, and other customary conditions precedent. Following the effective date, $100,000 of the Future DIP ABL Facility would be required to be used to repay the DIP Term Loan Facility.

Second Out DIP Credit Agreement

The Second Out DIP Credit Agreement consists of a last-out letter of credit replacement facility in an aggregate undrawn amount of approximately $192,000 (the “Second Out Facility”). Pursuant to the terms of the Second Out Facility, letters of credit that were outstanding under the Debtors’ existing prepetition secured credit facility as of the Petition Date are deemed to have been issued postpetition under the Second Out Facility, and the Debtors are permitted to further extend or renew these letters of credit on a going-forward basis. The obligations of the Debtors under the Second Out DIP Credit Agreement are secured by liens on substantially all of the assets of the Debtors. Unreimbursed drawings under letters of credit under the Second Out Facility bear interest at LIBOR plus 4.00% or at the Alternative Base Rate plus 3.00% (with an ABR floor of 2.00%), as applicable. The Second Out DIP Credit Agreement incorporates by reference the events of default, affirmative and negative covenants and representations and warranties contained in the First Out DIP Credit Agreement.

The relative rights among the DIP Lenders (including lenders under any Future DIP ABL Facility) in the Collateral are set forth in the DIP Orders and that certain Debtor-In-Possession Pledge and Security and Intercreditor Agreement dated as of August 6, 2015 by and among the Company, the guarantors party thereto, Citibank, N.A. as the collateral agent in connection with the DIP Term Loan Facility, the DIP Term LC Facility and the DIP Bonding Facility, Citicorp North America, Inc., as collateral agent in connection with the Second Out Facility and the other agents party thereto (as amended by that certain First Amendment and Joinder to the Security Agreement dated as of September 18, 2015, and as may be further amended from time to time, the “Security Agreement”).

In addition to the security interests granted under the DIP Credit Agreements, the Security Agreement and the DIP Orders, pursuant to section 364(c)(1) of the Bankruptcy Code, all of the Debtors’ obligations under the DIP Credit Agreements (the “DIP Obligations”) constitute allowed claims against the Debtors with priority over any and all administrative expenses, and all

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, subject only to certain carve outs as provided in the DIP Credit Agreements and the DIP Orders.

Third DIP Amendment

On November 2, 2015, the Debtors entered into Waiver and Amendment No. 3 to Superpriority Secured Debtor-in-Possession Credit Agreement (the “Third DIP Amendment”). On November 3, 2015, the Debtors filed with the Bankruptcy Court a motion (Docket No. 804) (the “Amendment Approval Motion”) seeking, among other things, authorization of an increase in letter of credit capacity of up to $30,000 as set forth in the Third DIP Amendment and approval to pay certain related fees to the Arranger thereunder. On November 2, 2015, as required by the terms of the Final Order, the Debtors delivered notice of the Third DIP Amendment to the United States Trustee (the “UST”) and the Official Committee of Unsecured Creditors (the “UCC” and together with the UST, the “Amendment Notice Parties”) appointed in the Debtors’ Chapter 11 Cases. On November 19, 2015, the Bankruptcy Court approved the Amendment Approval Motion and entered its Supplemental DIP Financing Order Authorizing, Pursuant to 11 U.S.C. §§105, 363 and 364, (I) Amendment to the DIP Financing and (II) Waiver of Bankruptcy Rule 6004(h) Stay (Docket No. 973) (the “DIP Amendment Order”).

Amendments to the First Out DIP Credit Agreement under the Third DIP Amendment include, but are not limited to, the following:

1.
DIP Term LC Facility increased from $108,000 to up to $138,000, which may be further increased as agreed by the Borrower and the First Out Agent on a temporary basis solely to facilitate the replacement of certain existing letters of credit (but in no event to exceed $201,000). In connection therewith, the Third DIP Amendment amends certain related definitions and other provisions of the First Out DIP Credit Agreement that establish minimum requirements for the Debtors to cash collateralize letters of credit under the DIP Term LC Facility and conditions for the issuance of new letters of credit thereunder.

2.
Case milestones (the “Case Milestones”) relating to the Chapter 11 Cases were revised. The Case Milestones as revised in the Third DIP Amendment and prior to the effectiveness of the Fourth Amendment described below, in their entirety, required the Debtors to do as follows:

-
Deliver to the First Out Agent (for distribution to the private-side DIP Lenders) a mine-by-mine analysis, detailing, among other things, historical and projected financials, transportation methodologies, coal types, mining method, facilities, annual capacity and asset retirement obligation liabilities, (i) with respect to an initial set of mines (starting, to the extent possible, with the largest mines) by no later than November 10, 2015, and (ii) with respect to all mines not covered in the foregoing delivery, by no later than November 20, 2015.

-
No later than November 30, 2015, identify and add additional assets, reasonably acceptable to the Required Lenders (as defined in the First Out DIP Credit Agreement) (it being understood and agreed that the assets identified to counsel for the First Out Agent in writing on or about the date of the Third DIP Amendment shall be deemed reasonably acceptable to the Required Lenders), to the pending asset sale process and populate one or more datarooms with information and finalize marketing materials to support the marketing process related thereto.

-
No later than January 8, 2016: (i) populate one or more datarooms and finalize related marketing materials to support the marketing processes for certain assets reasonably acceptable to the Required Lenders; (ii) deliver to the First Out Agent (for distribution to the DIP Lenders) the Agreed Business Plan; and (iii) enter into a restructuring support agreement with the Required Lenders and the First Out Agent, in form and substance satisfactory to the Required Lenders and the First Out Agent, based on the Agreed Business Plan (the “Restructuring Support Agreement”).

-
Within 155 days following the Petition Date, deliver proposals contemplated in the Agreed Business Plan, if any, (i) to authorized union representatives seeking modifications with respect to collective bargaining agreements and (ii) to authorized representatives of retirees seeking modifications with respect to retiree benefits, in each case, consistent with and solely to the extent required by the Agreed Business Plan (any savings and work rule changes reflected in such proposals, collectively, the “Labor/Benefits Savings”).

-	Within 215 days following the Petition Date, seek Bankruptcy Court approval of any Labor/Benefits Savings consistent with the Agreed Business Plan.

-
To the extent that any Labor/Benefits Savings consistent with the Agreed Business Plan are not otherwise achieved on a consensual basis without the need for court relief, obtain any requested Labor/Benefits Orders within 320 days of the Petition Date.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

-	Within 300 days following the Petition Date, file an acceptable plan of reorganization.

-	Within 90 days following the filing of an acceptable plan of reorganization, obtain entry by the Bankruptcy Court of an order confirming such acceptable plan of reorganization.

3.	Amends, and in certain instances, restates, certain financial reporting and information sharing covenants.

4.	Amends and restates covenants governing the capital expenditures permitted under the DIP Credit Agreements, and minimum liquidity requirements set forth in the DIP Credit Agreements.

In addition to the foregoing amendments, pursuant to the Third DIP Amendment, the Required Lenders under the First Out DIP Credit Agreement waived any defaults or events of default that may have occurred under the DIP Credit Agreements as a result of the Debtors’ failure to provide to the DIP Lenders certain reporting as required under the First Out DIP Credit Agreement.

Fourth DIP Amendment

On November 24, 2015, the Debtors entered into that certain Amendment No. 4 to Superpriority Secured Debtor-in-Possession Credit Agreement (the “Fourth DIP Amendment”), which was also authorized in the DIP Amendment Order. The Fourth DIP Amendment (i) amends and restates certain provisions of the First Out DIP Credit Agreement that established the timing of certain milestones to be achieved in connection with the Debtor’s restructuring and (ii) required the Debtors, no later than January 22, 2016, to enter into the PSA with First Out DIP Lenders constituting the Required Lenders (and potentially other stakeholders), which PSA shall be based on the Agreed Business Plan and be in form and substance acceptable to the Required Lenders acting in a commercially reasonable manner, and which PSA shall also (i) outline a construct for a Chapter 11 plan for the Debtors, including a waterfall analysis demonstrating distributions under such Chapter 11 plan to each class of claims according to their relative priority under the Bankruptcy Code, (ii) identify property that was encumbered as of the Petition Date and property that was unencumbered as of the Petition Date, and include a discussion of the Debtors’ approach to the valuation of such property; (iii) set forth a timeline for filing a Chapter 11 plan and related disclosure statement with the Bankruptcy Court and for seeking Bankruptcy Court approval thereof; provided, however, that the failure to meet any such deadlines that may be set forth in the PSA shall not constitute an Event of Default under the First Out DIP Credit Agreement absent further approval of the Bankruptcy Court; and (iv) outline a process for implementing one or more agreed restructuring alternatives for the Debtors in a manner reasonably acceptable to the Required Lenders and the Debtors (for the avoidance of doubt, including a timeline for implementation of each strategic restructuring alternative) (the “PSA DIP Milestone”). To facilitate the achievement of this milestone by January 22, 2016, the Debtors were required to populate a data room, and prepare related materials, to permit existing stakeholders and/or new third party potential investors to assess potential investments in the Debtors or another restructuring transaction for the Debtors.

The Fourth DIP Amendment also amends the definition of “New Term L/C Conditions” established in the Third DIP Amendment to require the Required Lenders to act in a reasonable manner in objecting to the issuance of any letter of credit under the DIP Term LC Facility.

Extension Agreement

On January 22, 2016, the Debtors and the First Out DIP Lenders constituting the Required Lenders entered into an Extension Agreement (the “Extension Agreement”) whereby the Required Lenders agreed, subject to further agreement between the parties, to extend the deadline for the Debtors to satisfy the PSA DIP Milestone for a period (the “Extension Period”) commencing on January 22, 2016 and terminating automatically if any of the following shall occur:

•
by February 8, 2016, the Debtors have not filed a motion in form and substance reasonably acceptable to the Required Lenders seeking approval of an amendment to the First Out DIP Credit Agreement (the “Additional DIP Amendment”) to establish new case milestones to be agreed under the PSA;

•	by February 25, 2016, the Bankruptcy Court has not entered an order in form and substance reasonably acceptable to the Required Lenders approving the Additional DIP Amendment;

•
by February 21, 2016, the Debtors have not filed with the Bankruptcy Court a reorganization plan and related disclosure statement or shall have filed with the Bankruptcy Court a reorganization plan or related disclosure statement

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

that is not in form and substance reasonably acceptable to the Required Lenders (as defined in the First Out DIP Credit Agreement);

•	the Debtors breach any of the agreements or other terms set forth in the Extension Agreement or any representation contained therein shall be untrue; or

•	any Default or Event of Default under the First Out DIP Credit Agreement shall occur or be occurring.

The extension of the PSA DIP Milestone under the Extension Agreement does not (i) constitute a waiver of any Defaults or Events of Default under the First Out DIP Credit Agreement or compliance with any term or provision of the First Out DIP Credit Agreement or any other loan document, or (ii) constitute a waiver, release or limitation upon the exercise by the First Out Agent or any First Out DIP Lender under the First Out DIP Credit Agreement of any of its rights, legal or equitable, thereunder.

To the extent that the Extension Period is terminated as provided in the Extension Agreement, the deadline for completion of the PSA DIP Milestone (January 22, 2016) will be immediately and automatically reinstated, and, subject to the terms of the First Out DIP Credit Agreement and the other loan documents and applicable law, the administrative agent and each lender under the First Out DIP Credit Agreement shall be free to proceed to enforce any or all of its rights and remedies set forth in the First Out DIP Credit Agreement, the other loan documents and applicable law.

The Debtors and the First Out DIP Lenders constituting the Required Lenders currently are negotiating a further extension agreement whereby the deadline for the Debtors to satisfy the PSA Milestone will be further extended.

Fifth DIP Amendment

On February 8, 2016, the Debtors filed their Omnibus Motion for Entry of (I) An Order Establishing Bidding and Sale Procedures for the Potential Sale of Certain Mining Properties and Related Assets; (II) One or More Orders (A) Approving the Sale of Such Assets and (B) Approving Settlements Related to the Pre-Petition Lenders’ Credit Bid Rights; and (III) An Order Approving Amendments to Certain Case Milestones in Connection with the DIP Credit Agreement (Docket No. 1464) (the “Omnibus Motion”). Pursuant to the Omnibus Motion, the Debtors sought, among other things, approval of that certain Waiver and Amendment No. 5 to Superpriority Secured Debtor-in-Possession Credit Agreement (the “Fifth DIP Amendment”). The Omnibus Motion is currently scheduled to be heard by the Bankruptcy Court on March 10, 2016. The Fifth DIP Amendment contains amendments to certain milestones relating to the Bankruptcy Case set forth in the First Out DIP Credit Agreement as set forth below:

•	The Fifth DIP Amendment deletes from the First Out DIP Credit Agreement:

-
Within 155 days following the Petition Date, deliver proposals contemplated in the Agreed Business Plan, if any, (i) to authorized union representatives seeking modifications with respect to collective bargaining agreements and (ii) to authorized representatives of retirees seeking modifications with respect to retiree benefits, in each case, consistent with and solely to the extent required by the Agreed Business Plan (any savings and work rule changes reflected in such proposals, collectively, the “Labor/Benefits Savings”);

-	Within 215 days following the Petition Date, seek Bankruptcy Court approval of any Labor/Benefits Savings consistent with the Agreed Business Plan;

-
To the extent that any Labor/Benefits Savings consistent with the Agreed Business Plan are not otherwise achieved on a consensual basis without the need for court relief, obtain any requested Labor/Benefits Orders within 320 days of the Petition Date.

-	Within 300 days following the Petition Date, file an acceptable plan of reorganization.

-	Within 90 days following the filing of an acceptable plan of reorganization, obtain entry by the Bankruptcy Court of an order confirming such acceptable plan of reorganization.

•	In place of the foregoing, the Fifth DIP Amendment adds the following milestones to the First Out DIP Credit Agreement:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

-
On or prior to February 21, 2016, the Debtors shall file on the publicly available docket of the Bankruptcy Court, a Chapter 11 plan (the “Agreed Chapter 11 Plan”) and related disclosure statement (the “Agreed Disclosure Statement”), each in form and substance reasonably acceptable to the Required Lenders (as defined in the First Out DIP Credit Agreement).

-
On or prior to February 25, 2016, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Required Lenders (as defined in the First Out DIP Credit Agreement), approving bidding procedures for substantially all of the Debtors’ assets not previously the subject of Bankruptcy Court-approved sale procedures, and any assets not sold through such Bankruptcy Court-approved procedures (collectively, the “ANR Assets”).

-
On or prior to March 7, 2016, the Debtors shall file with the Bankruptcy Court a motion, in form and substance reasonably acceptable to the Required Lenders (as defined in the First Out DIP Credit Agreement), seeking approval of the Agreed Disclosure Statement and associated solicitation and voting procedures.

-
To the extent settlements with the United Mine Workers Association achieving Labor/Benefit Savings (defined below) shall have not been reached and documents effecting the same executed by all of the relevant parties thereto, by March 21, 2016, the Debtors shall have filed a motion with the Bankruptcy Court pursuant to sections 1113 and 1114 of the Bankruptcy Code, seeking modifications with respect to collective bargaining agreements and retiree benefits, in each case, consistent with and to the extent required by the Agreed Business Plan (the “Labor/Benefit Savings”).

-
On or prior to April 12, 2016, the Bankruptcy Court shall have entered any sale order to sell ANR Assets to the Existing Credit Agreement Lenders (as defined in the First Out DIP Credit Agreement) (in such role, the “Credit Bid Buyer” and the related purchase agreement, the “Credit Bid Purchase Agreement”), which shall be in form and substance reasonably acceptable to the Required Lenders (as defined in the First Out DIP Credit Agreement) and the Debtors and shall approve the Unencumbered Assets Settlement (as defined in the Fifth DIP Amendment) and Diminution Claim Allowance Settlement (as defined in the Fifth DIP Amendment), provided that if the Credit Bid Buyer is not the winning bidder for any of the ANR Assets, on or prior to April 12, 2016, the Bankruptcy Court shall have entered an order that approves the Unencumbered Assets Settlement and Diminution Claim Allowance Settlement, which order shall be in form and substance reasonably acceptable to the Required Lenders and the Debtors; provided further that Debtors shall not be required to seek approval of, nor be bound by, the Unencumbered Assets Settlement or the Diminution Claim Allowance Settlement in the event that the Credit Bid Purchase Agreement is terminated as a result of a breach thereof by the Credit Bid Buyer.

-
On or prior to May 10, 2016, unless settlements with the United Mine Workers Associations shall have been reached concerning all of the Labor/Benefit Savings, and the Bankruptcy Court shall have entered one or multiple order(s) approving such settlements, the Bankruptcy Court shall have entered orders approving the Labor/Benefit Savings pursuant to sections 1113 and 1114 (as applicable) of the Bankruptcy Code.

-	On or prior to June 30, 2016, the effective date of the Agreed Chapter 11 Plan shall have occurred.

The failure to satisfy any of the revised milestones set forth in the Fifth DIP Amendment would result in a default under the DIP Credit Agreements. As of the date hereof, no default under the DIP Credit Agreements has been declared.

The Fifth DIP Amendment also contains a waiver of any default or event of default under the First Out DIP Credit Agreement on account of any alleged failure by the Debtors to timely comply with the requirements of certain provisions of the First Out DIP Credit Agreement that established the timing of certain milestones to be achieved in connection with the Debtor’s restructuring.

The Debtor and the First Out DIP Lenders constituting the Required Lenders currently are negotiating modifications to the Fifth DIP Amendment including modifications to the various milestones set forth above.

Acceleration of Debt Obligations; Automatic Stay

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

In connection with the Bankruptcy Filing and noncompliance with the terms of the Company’s debt instruments and borrowing arrangements, including its Fifth Amended and Restated Credit Agreement, the accompanying condensed consolidated balance sheet reflects the reclassification of certain amounts of the Company’s pre-petition long-term debt, net of debt discount and issuance costs, to current liabilities and liabilities subject to compromise. The Bankruptcy Filing constituted an event of default that accelerated the obligations of the Company and certain of its affiliates under the following debt instruments:

•
Fifth Amended and Restated Credit Agreement dated as of September 24, 2014 by and among Alpha Natural Resources, Inc., as Borrower, the Lenders party thereto, the Issuing Banks party thereto and Citicorp North America, Inc., as Administrative Agent and as Collateral Agent (as of the Petition Date, outstanding letters of credit of approximately $191,168, revolving facility borrowings in an aggregate principal amount of $445,000 and term loan borrowings in an aggregate principal amount of $610,937, plus accrued and unpaid interest thereon);

•
Indenture dated as of May 20, 2014 by and among Alpha Natural Resources, Inc., Wilmington Trust, National Association, as Trustee and Wilmington Trust, National Association, as Collateral Agent governing 7.50% Senior Secured Second Lien Notes due 2020 (aggregate principal amount as of the Petition Date of $500,000 plus accrued and unpaid interest thereon);

•
Indenture dated as of March 23, 2015 by and among Alpha Natural Resources, Inc., Wilmington Trust, National Association, as Trustee and Wilmington Trust, National Association as Series B Collateral Agent governing 7.50% Senior Secured Second Lien Notes due 2020 (Series B) (aggregate principal amount as of the Petition Date of $213,647 plus accrued and unpaid interest thereon);

•	Base Senior Indenture dated as of August 12, 2008 by and among Massey Energy Company and the Guarantors Party thereto and Wilmington Trust Company, as Trustee;

•
First Supplemental Indenture dated as of August 12, 2008 to Base Senior Indenture dated as of August 12, 2008, by and among Massey Energy Company and the Guarantors party thereto and Wilmington Trust Company, as Trustee, governing 3.25% Convertible Senior Notes due 2015 (aggregate principal amount as of the Petition Date of $109,201 plus accrued and unpaid interest thereon);

•	Base Indenture dated as of June 1, 2011 by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee;

•
Supplemental Indenture No. 1 dated as of June 1, 2011 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 6.00% Senior Notes due 2019 and 6.25% Senior Notes due 2021 (aggregate principal amounts as of the Petition Date of $576,874 of 6.00% Senior Notes due 2019 and $584,929 of 6.25% Senior Notes due 2021, plus, in each case, accrued and unpaid interest thereon);

•
Supplemental Indenture No. 3 dated as of October 11, 2012 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 9.75% Senior Notes due 2018 (aggregate principal amount as of the Petition Date of $392,584 plus accrued and unpaid interest thereon);

•
Supplemental Indenture No. 4 dated as of May 13, 2013 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 3.75% Convertible Senior Notes due 2017 (aggregate principal amount as of the Petition Date of $262,683 plus accrued and unpaid interest thereon);

•
Supplemental Indenture No. 5 dated as of December 18, 2013 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 4.875% Convertible Senior Notes due 2020 (aggregate principal amount as of the Petition Date of $276,740 plus accrued and unpaid interest thereon).

Pursuant to the Bankruptcy Code, the Bankruptcy Filing automatically stayed most actions against the Debtors, including most actions to collect indebtedness incurred prior to the Bankruptcy Filing or to exercise control over the Debtors’ property. Accordingly, although the Bankruptcy Filing triggered defaults under the debt instruments listed above, creditors are stayed from taking action as a result of these defaults.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Revolving Credit Facility Draw

The Company is party to the Fifth Amended and Restated Credit Agreement, dated September 24, 2014, by and among the Company, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent (the “Credit Agreement”). During the three months ended June 30, 2015, the Company borrowed $445,000 under the revolving credit facility of the Credit Agreement. Approximately $137,292 of this amount carries an interest rate of 5.25% and originally matures on June 30, 2016, which is the expiration date of the revolving credit facility commitments of the associated lenders. The remaining $307,708 in borrowings carries an interest rate of 6.25% and originally matures on September 30, 2017, which is the maturity date of the revolving credit facility.

Repurchase of Senior Notes and Issuance of 7.50% Senior Secured Second Lien Notes due 2020

During the three months ended March 31, 2015, the Company entered into a series of privately negotiated transactions in which it repurchased $223,126 principal amount of its 6.00% senior notes due 2019, $115,071 principal amount of its 6.25% senior notes due 2021, $107,416 principal amount of its 9.75% senior notes due 2018, $82,317 principal amount of its 3.75% Convertible Notes, and $68,260 principal amount of its 4.875% Convertible Notes and issued $213,647 principal amount of its 7.50% senior secured second lien notes due 2020. The transactions resulted in net cash paid of $144,942 during the three months ended March 31, 2015 and the Company recognized a gain on early extinguishment of debt of $364,153. The Company received $26,663 on April 1, 2015 that was an outstanding receivable as of March 31, 2015 related to the issuance of the 7.50% senior secured second lien notes due 2020, resulting in net cash paid of $118,279 for the transactions. The 7.50% senior secured second lien notes have identical terms to the 7.50% senior secured second lien notes that were issued in May 2014.

Fifth Amended and Restated Credit Agreement

On September 24, 2014, the Company entered into an amendment and restatement of the Fourth Amended and Restated Credit Agreement (as amended and restated, the “Credit Agreement” or the “Fifth Amended and Restated Credit Agreement”). The amendment, among other things:

•
extended the maturity of approximately 75% of previous revolving credit facility commitments (the “Extended Maturity Revolver Facility Commitments”) from June 30, 2016 to September 30, 2017, with the remaining approximately 25%, or $276,000, of revolving credit facility commitments expiring, as previously, on June 30, 2016;

•
reduced the amount of the Extended Maturity Revolver Facility Commitments by 25% to $618,000 and provided for an increase in the interest rate payable to holders of the Extended Maturity Revolver Facility Commitments on borrowings under the revolving credit facility, effective as of the date of the amendment; and

•
made other changes to the Fourth Amended and Restated Credit Agreement, including eliminating the interest coverage financial covenant previously scheduled to apply starting in the first quarter of 2016, extending the minimum liquidity covenant through September 30, 2017, accelerating the date by which certain real property is added as collateral and adding provisions to facilitate future extensions and refinancings under the Fifth Amended and Restated Credit Agreement.

Mandatory Prepayments. The Credit Agreement required Alpha to prepay outstanding loans, subject to certain exceptions, with (i) 100% of the net cash proceeds (including the fair market value of noncash proceeds) from certain asset sales and condemnation events in excess of the greater of $1,500,000 and 15% of consolidated tangible assets as of the end of each fiscal year, (ii) 100% of the aggregate gross proceeds (including the fair market value of noncash proceeds) from certain Intracompany Disposals (as defined in the Credit Agreement) exceeding $500,000 during the term of the Credit Agreement and (iii) 100% of the net cash proceeds from any incurrence or issuance of certain debt, other than debt permitted under the Credit Agreement. Mandatory prepayments will be applied first to the Term Loan Facility and thereafter to reductions of the commitments under the Revolving Facility. If at any time the aggregate amount of outstanding revolving loans, swingline loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Revolving Facility exceeds the commitment amount, Alpha will be required to repay outstanding loans or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount.
 Voluntary Prepayments; Reductions in Commitments. Alpha may prepay, in whole or in part, amounts outstanding under the Credit Agreement, with prior notice but without premium or penalty (other than customary “breakage” costs with respect to

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

LIBO rate loans) and in certain minimum amounts. Alpha may also repurchase loans outstanding under the Term Loan Facility pursuant to standard reverse Dutch auction and open market purchase provisions, subject to certain limitations and exceptions.  Alpha may make voluntary reductions to the unutilized commitments of the Revolving Facility from time to time without premium or penalty.
 Guarantees and Collateral. All obligations under the Credit Agreement are unconditionally guaranteed by certain of Alpha’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of Alpha’s future wholly owned domestic subsidiaries. All obligations under the Credit Agreement and certain hedging and cash management obligations with lenders and affiliates of lenders thereunder are secured, subject to certain exceptions, by substantially all of Alpha’s assets and the assets of Alpha’s subsidiary guarantors, in each case subject to exceptions, thresholds and limitations.
 Certain Covenants and Events of Default. The Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict Alpha’s ability and the ability of Alpha’s subsidiaries to:

•	make investments, loans and acquisitions;

•	incur additional indebtedness;

•	incur liens;

•	consolidate or merge;

•	sell assets, including capital stock of its subsidiaries;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or certain of its other indebtedness;

•	engage in transactions with its affiliates;

•	materially alter the business it conducts; and

•	create restrictions on the payment of dividends or other amounts to Alpha from Alpha’s restricted subsidiaries.

The Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $25,000.
As of December 31, 2015, the carrying value of the Term Loan Facility is $598,095, net of debt discount and debt issuance costs of $1,962 and $10,880, respectively, all of which is classified as current portion of long-term debt. As of December 31, 2014, the carrying value of the Term Loan Facility was $570,361, net of debt discount and debt issuance costs of $2,407 and $41,294, respectively, with $6,250 classified as current portion of long-term debt.
Fourth Amended and Restated Credit Agreement
On May 22, 2013, the Company entered into a Fourth Amended and Restated Credit Agreement, which was subsequently amended in October 2013 and May 2014, with the lenders party thereto, the issuing banks party thereto, Citicorp North America, Inc., as administrative agent and as collateral agent, and all other parties thereto from time to time. The Fourth Amended and Restated Credit Agreement amended and restated the Company’s Third Amended and Restated Credit Agreement, dated as of May 19, 2011, as amended June 26, 2012 (the “Third Amended and Restated Credit Agreement”).
The Fourth Amended and Restated Credit Agreement included a $625,000 senior secured term loan B facility (the “Term Loan Facility”), which matures on May 22, 2020, amortizes in quarterly installments at a rate of 1.0% per year and bears an interest rate at the Company’s option of either LIBOR plus a margin of 2.75% (subject to a LIBOR floor of 0.75%) or an Alternate Base Rate (ABR) plus a margin of 1.75% (subject to an ABR floor of 1.75%). The interest rate in effect as of December 31, 2014 and 2013 was 3.50%. In addition to paying interest on outstanding principal under the Fourth Amended and Restated Credit Agreement, Alpha is required to pay a commitment fee to the lenders under the senior secured revolving facility (the “Revolving Facility”) in respect of the unutilized commitments thereunder. The initial commitment fee is 0.50% per annum, subject to adjustment each fiscal quarter based on Alpha’s consolidated leverage ratio for the preceding fiscal quarter. Alpha must also pay customary letter of credit fees and agency fees.
The proceeds of the Term Loan Facility were used to repay the entire $525,000 aggregate principal amount of the Company’s outstanding obligations under its term loan A facility under the Third Amended and Restated Credit Agreement, which would have matured on June 30, 2016, with the balance used to pay fees and expenses and for general corporate purposes. The Company recorded a loss on early extinguishment of debt of $9,044, primarily related to certain fees incurred in the transactions and the write off of certain outstanding deferred fees.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

The principal changes to the Third Amended and Restated Credit Agreement effected by the Fourth Amended and Restated Credit Agreement included increasing the previous revolving facility from $1,000,000 to $1,100,000 through its maturity date of June 30, 2016 and modifying the financial covenants by:

•
modifying the interest coverage ratio covenant from 2.25 to 1.50 through 2013, from 2.50 to 1.50 during 2014 and from 2.50 to 2.00 from 2015 through the maturity date of the revolving credit facility (June 30, 2016);

•	eliminating the leverage ratio covenant;

•	extending the applicability of the senior secured leverage ratio of 2.50 through the maturity date of the revolving credit facility; and

•	reducing the minimum liquidity covenant, which applied until December 31, 2014, from $500,000 to $300,000;

Additionally, the terms of the Fourth Amended and Restated Credit Agreement (i) further restricted the ability of the Company and its subsidiaries to make investments, loans and acquisitions, incur additional indebtedness, and pay dividends on its capital stock or redeem, repurchase or retire its capital stock; and (ii) require the Company to provide additional collateral to secure the obligations under the Fourth Amended and Restated Credit Agreement, consisting of receivables previously securing the Second Amended and Restated Receivables Purchase Agreement.

On October 2, 2013, the Company entered into an amendment (“Amendment No. 1”) to the Fourth Amended and Restated Credit Agreement which eliminated the interest coverage ratio through the end of 2014, and modified the interest coverage ratio from 2.00 to 1.25 during 2015 and from 2.00 to 1.50 during the first two quarters of 2016.

On May 7, 2014, the Company entered into an amendment (“Amendment No. 2”) to the Fourth Amended and Restated Credit Agreement. The principal changes to the Fourth Amended and Restated Credit Agreement effected by Amendment No. 2 include the following: suspending the interest coverage ratio until the first quarter of 2016, replacing the senior secured leverage ratio with a first lien senior secured leverage ratio, reducing the size of the restricted payment basket, extending the minimum liquidity covenant through the end of 2015, increasing by $400,000 the amount of additional debt permitted to be incurred either pursuant to the “accordion” feature of the Fourth Amended and Restated Credit Agreement or a notes offering, and requiring the first $800,000 of additional debt incurred pursuant to the accordion or a notes offering (including the debt represented by the 7.50% senior secured second lien notes due 2020 issued in May 2014) to be unsecured debt or second lien secured debt.

Indenture and New Senior Secured Second Lien Notes

On May 20, 2014, Alpha, certain of Alpha’s wholly owned domestic subsidiaries, as guarantors (collectively, the “Guarantors”), and Wilmington Trust, National Association (“Wilmington Trust”), as trustee, entered into an indenture (the “Indenture”) governing Alpha’s newly issued 7.50% senior secured second lien notes due 2020 (the “New Secured Notes”) at 100% of par value. The New Secured Notes pay interest semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2015, at a rate of 7.50% per year, and will mature on August 1, 2020.

The New Secured Notes are guaranteed by each of Alpha’s current and future wholly owned domestic subsidiaries that guarantee Alpha’s obligations under the Credit Agreement. The New Secured Notes are Alpha’s senior secured obligations, ranking equal in right of payment with all of Alpha’s existing and future indebtedness that is not subordinated in right of payment to the New Secured Notes; secured by a second priority lien on Alpha’s assets that secure Alpha’s indebtedness under the Credit Agreement, and thus effectively junior to Alpha’s indebtedness that is permitted to be secured by first priority liens on the collateral securing the New Secured Notes, including indebtedness under the Credit Agreement, and to indebtedness secured by assets that are not part of the collateral securing the New Secured Notes, in each case to the extent of the value of the assets securing such indebtedness; senior in right of payment to all of Alpha’s future debt that is subordinated in right of payment to the New Secured Notes; and structurally subordinated to any existing and future indebtedness and other liabilities of any non-guarantor subsidiary.

Alpha may redeem the New Secured Notes, in whole or in part, at any time prior to August 1, 2016, at a price equal to 100% of the aggregate principal amount of the New Secured Notes plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, Alpha may redeem up to 35% of the aggregate principal amount of the New Secured Notes with the net cash proceeds from certain equity offerings, at any time prior to August 1, 2016 at a redemption price equal to 107.5% of the aggregate principal amount of the New Secured Notes, plus

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

accrued and unpaid interest, if any, to, but not including, the applicable redemption date if at least 65% of the aggregate principal amount of New Secured Notes issued under the Indenture remains outstanding after the redemption. Alpha may also redeem the New Secured Notes, in whole or in part, at any time on or after August 1, 2016, at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Upon the occurrence of a change of control repurchase event with respect to the New Secured Notes, unless Alpha has exercised its right to redeem the New Secured Notes, Alpha will be required to offer to repurchase each holder’s New Secured Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that limit, among other things, Alpha’s ability to:

•	incur, or permit its subsidiaries to incur, additional debt;

•	issue, or permit its subsidiaries to issue, certain types of stock;

•	pay dividends on its or its subsidiaries’ capital stock or repurchase its capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	incur liens on certain assets to secure debt;

•	limit dividends or other payments by its restricted subsidiaries to it and its other restricted subsidiaries;

•	consolidate, merge or sell all or substantially all of its assets; and

•	make certain payments on its or its subsidiaries’ subordinated debt.

These covenants are subject to a number of important qualifications and exceptions. These covenants may not apply at any time after the New Secured Notes are assigned a credit grade rating of at least BB+ (stable) from Standard & Poor’s Ratings Services and of at least Ba1 (stable) from Moody’s Investors Service, Inc.

As of December 31, 2015, the carrying value of the 7.50% senior secured second lien notes due 2020 is $713,647 as the related unamortized debt discount was recorded to reorganization items, net as of the Petition Date. As of December 31, 2014, the carrying value of the 7.50% senior secured second lien notes due 2020 was $488,974, net of debt issuance costs of $11,026.

The 7.50% senior secured second lien notes due 2020 are classified as liabilities subject to compromise in the Company’s Consolidated Balance Sheets as of December 31, 2015.

Accounts Receivable Securitization Facility

On September 19, 2014, ANR Second Receivables Funding, LLC (“ANR Second Receivables Funding”), a special purpose indirect subsidiary of the Company, entered into a Credit and Security Agreement (the “A/R Facility”) with General Electric Capital Corporation, as a lender, a swing line lender, an LC Lender (as defined therein) and the administrative agent, and Webster Business Credit Corporation, as an LC Lender and as a Lender, and certain financial institutions from time to time parties thereto, as Lenders (as defined therein). The commencement of the Company's Chapter 11 cases constituted a termination event under the A/R Facility. At the time the A/R Facility was terminated, there was no outstanding principal balance, but there were outstanding letters of credit totaling approximately $103,000. The outstanding letters of credit have been collateralized by the issuance of a back-to-back letter of credit and pursuant to a Collateral, Substitution, Release, and Conveyance Agreement, dated August 6, 2015, by and among the Company, certain subsidiaries of the Company and General Electric Capital Corporation, as Administrative Agent, Lender, Swing Line Lender and LC Lender under the A/R Facility. Under the A/R Facility, ANR Second Receivables Funding was permitted to borrow cash from the Lenders or cause the LC Lenders to issue letters of credit, on a revolving basis, in an amount up to $200,000, subject to certain limitations set forth therein. The funding pursuant to the A/R Facility was available through the earlier of September 19, 2018 or 90 days prior to the earliest scheduled maturity date of: (1) the Fourth Amended and Restated Credit Agreement, with Citicorp North America, Inc. and all other parties thereto from time to time, as such maturity date may be amended from time to time in a manner that met the requirements set forth in the A/R Facility, (2) any successor to, or replacement of, the Fourth Amended and Restated Credit Agreement meeting the requirements set forth in the A/R Facility, or (3) the earliest scheduled maturity date of any obligations for Indebtedness (as defined therein) (a) maturing after December 31, 2015, and (b) having an outstanding principal balance in excess of $100,000 on such 90th day.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

The obligations of the Lenders to make cash advances and of the LC Lenders to issue letters of credit pursuant to the A/R Facility were secured by certain trade receivables owned by ANR Second Receivables Funding. The receivables were originated by Alpha Coal Sales Co., LLC (“Alpha Coal Sales”), an indirect subsidiary of the Company and the sole member of ANR Second Receivables Funding, as sales agent on behalf of certain operating subsidiaries of the Company, and arose from the fulfillment of customer contracts entered into by Alpha Coal Sales. The A/R Facility provided that a specified percentage of billed and unbilled receivables meeting certain criteria were eligible to be counted for purposes of determining the amount of financing available to ANR Second Receivables Funding, subject to customary limits and reserves. On each transfer date during the term of the A/R Facility, Alpha Coal Sales would sell and/or contribute receivables to ANR Second Receivables Funding and service those receivables on behalf of ANR Second Receivables Funding and could have been required to repurchase receivables in the event of a breach of certain representations or warranties made pursuant to the A/R Facility.

The Lenders and the LC Lenders were entitled to receive interest payments with respect to the outstanding amount of each advance (including letter of credit participations) made or maintained under the A/R Facility by each Lender or LC Lender during each applicable settlement period. In addition, ANR Second Receivables Funding was obligated to pay General Electric Capital Corporation a fee as administrative agent. Certain other fees and expenses were payable to the participating financial institutions. Collections on the receivables, as well as amounts required to remain on deposit in certain accounts under the A/R Facility, would be available to pay the interest, fees and expenses, as well as to collateralize the letters of credit, if required under the A/R Facility, and repay principal on cash advances.

The A/R Facility and related documents contained affirmative, negative and financial covenants customary for financings of this type, including restrictions related to, among other things, liens, payments, merger or consolidation and amendments to the contracts pursuant to which the receivables were originated. The A/R Facility included termination events customary for facilities of its type (with typical grace periods, where applicable), including, among other things, breaches of covenants, inaccuracies of representations and warranties, bankruptcy and insolvency events, changes in the rate of default, delinquency or dilution of the receivables above specified levels, failure to comply with a springing fixed charge coverage ratio which was only applicable when certain borrowing capacity ratios had been reached, occurrence of a change of control and existence of material judgments. A termination event would permit the administrative agent to terminate the program and enforce any and all rights under the A/R Facility and certain agreements related thereto. Additionally, the A/R Facility contained cross-default provisions, which would allow the administrative agent to terminate the program in the event of non-payment of other material indebtedness when due, and any other event which results in the acceleration of the maturity of material indebtedness. Although the Lenders and the LC Lenders bore the risk of non-payment by any obligor of the receivables, the Company agreed to guarantee the performance of its subsidiaries, other than ANR Second Receivables Funding, under the A/R Facility and agreements related to the A/R Facility for the benefit of the Lenders and the LC Lenders.

3.75% Convertible Senior Notes Due 2017 and 4.875% Convertible Senior Notes Due 2020

In May 2013, the Company issued $345,000 principal amount of 3.75% Convertible Notes and in December 2013, the Company issued $345,000 principal amount of 4.875% Convertible Notes (the 4.875% Convertible Notes, and together with the 3.75% Convertible Notes, the “Convertible Notes”). The 3.75% Convertible Notes bear interest at a rate of 3.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, and will mature on December 15, 2017. The 4.875% Convertible Notes bear interest at a rate of 4.875% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, and will mature on December 15, 2020.

The proceeds from the 3.75% Convertible Notes, together with cash on hand, were used to repurchase $225,787 of the Company’s outstanding 3.25% Convertible Notes and $181,403 of the Company’s outstanding 2.375% Convertible Notes. The Company recorded a loss on early extinguishment of debt of $22,795, primarily related to the write off of outstanding debt discounts. The proceeds from the 4.875% Convertible Notes were used to repurchase $177,093 of the Company’s outstanding 3.25% Convertible Notes and $36,808 of the Company’s outstanding 2.375% Convertible Notes. The Company recorded a loss on early extinguishment of debt of $7,425, primarily related to the write off of outstanding debt discounts.

The Company separately accounts for the liability and equity components of the Convertible Notes in a manner reflective of its’ nonconvertible debt borrowing rate. The related deferred loan costs and discount were being amortized and accreted, respectively, over the terms of the Convertible Notes, and provided for an effective interest rate of 8.49% in the case of the 3.75% Convertible Notes and 9.48% in the case of the 4.875% Convertible Notes. As of December 31, 2015, the carrying amount of the debt component is $262,683 in the case of the 3.75% Convertible Notes and $276,740 in the case of the 4.875%

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Convertible Notes as the related unamortized debt discount was recorded to reorganization items, net as of the Petition Date. As of December 31, 2014, the carrying amount of the debt component was $295,544 in the case of the 3.75% Convertible Notes, net of debt discount and debt issuance costs of $42,622 and $6,834, respectively. As of December 31, 2014 the carrying amount of the debt component was $265,874 in the case of the 4.875% Convertible Notes, net of debt discount and debt issuance costs of $72,114 and $7,012, respectively.

The Convertible Notes are the Company’s senior unsecured obligations and rank equally with all of its existing and future senior unsecured indebtedness. The Convertible Notes are guaranteed on a senior unsecured basis by each of the Company’s current and future wholly owned domestic subsidiaries that guarantee the Company’s obligations under its 9.75% senior notes due 2018. The Convertible Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness and all existing and future liabilities of its non-guarantor subsidiaries, including trade payables.

The Convertible Notes are convertible in certain circumstances and in specified periods at an initial conversion rate of 99.0589 shares of common stock per $1 of principal amount of notes in the case of the 3.75% Convertible Notes and 107.0893 shares of common stock per $1 of principal amount of notes in the case of the 4.875% Convertible Notes, subject to adjustment upon the occurrence of certain events set forth in the fourth and fifth supplemental indentures (the “Supplemental Indentures”) to the indenture dated June 1, 2011 (the “Base Indenture” and, together with the Supplemental Indentures, the “Convertible Notes Indentures”) governing the Convertible Notes, equivalent to an initial conversion price of approximately $10.10 per share of common stock in the case of the 3.75% Convertible Notes and $9.34 in the case of the 4.875% Convertible Notes. Upon conversion, the notes may be settled, at the Company’s election, in cash, shares of our common stock or a combination thereof. The Company intends to settle conversions, if any, using a combination of cash and shares.

The Convertible Notes Indentures contain customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee, Union Bank of California, or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal of the Convertible Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Convertible Notes together with any accrued and unpaid interest thereon will automatically become due and be immediately payable.

The Convertible Notes were not convertible as of December 31, 2015 or 2014 and are classified as liabilities subject to compromise in the Company’s Consolidated Balance Sheets as of December 31, 2015.

Notes Indenture and the Senior Notes

On June 1, 2011, Alpha, certain of Alpha’s wholly owned domestic subsidiaries (collectively, the “Alpha Guarantors”) and Union Bank, N.A., as trustee, entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Notes Indenture”) governing Alpha’s 6.00% senior notes due 2019 (the “2019 Notes”) and 6.25% senior notes due 2021 (the “2021 Notes”).

On June 1, 2011, in connection with the Massey Acquisition, Alpha, the Alpha Guarantors, Massey, and certain wholly owned subsidiaries of Massey (the “Massey Guarantors” and together with the Alpha Guarantors the “Guarantors”), and Union Bank, N.A., as trustee, entered into a supplemental indenture (the “Second Supplemental Indenture”) to the Notes Indenture pursuant to which Massey and certain wholly owned subsidiaries of Massey agreed to become additional guarantors for the 2019 Notes and 2021 Notes.

On October 11, 2012, Alpha, the Guarantors and Union Bank, N.A., as trustee, entered into a supplemental indenture (the “Third Supplemental Indenture”) to the Notes Indenture governing Alpha’s newly issued 9.75% senior notes due 2018 (the “2018 Notes” and, together with the 2019 Notes and the 2021 Notes, the “Senior Notes”).

The 2018 Notes bear interest at a rate of 9.75% per annum, payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2013, and will mature on April 15, 2018. The 2019 Notes bear interest at a rate of 6.00% per annum, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2011, and will mature on June 1, 2019. The 2021 Notes bear interest at a rate of 6.25% per annum, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2011, and will mature on June 1, 2021.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

As of December 31, 2015, the carrying values of the 2018 Notes, 2019 Notes and 2021 Notes are $392,584 (as the related unamortized debt discount was recorded to reorganization items, net as of the Petition Date), $576,874 and $584,929, respectively, and classified as liabilities subject to compromise in the Company’s Consolidated Balance Sheets. As of December 31, 2014, the carrying value of the 2018 Notes was $492,129, net of debt discount and debt issuance costs of $2,221 and $5,650, respectively. As of December 31, 2014, the carrying values of the 2019 Notes and the 2021 Notes were $789,679 and $689,504, respectively, net of debt issuance costs of $10,321 and $10,496, respectively.

Upon the occurrence of a change in control repurchase event with respect to any of the series of the Senior Notes, unless Alpha has exercised its right to redeem those Senior Notes, Alpha will be required to offer to repurchase each holder’s Senior Notes of such series at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Notes Indenture contains covenants that limit, among other things, Alpha’s ability to:
•incur, or permit its subsidiaries to incur, additional debt;
•issue, or permit its subsidiaries to issue, certain types of stock;
•pay dividends on Alpha’s or its subsidiaries’ capital stock or repurchase Alpha’s common stock;
•make certain investments;
•enter into certain types of transactions with affiliates;
•incur liens on certain assets to secure debt;
•limit dividends or other payments by its restricted subsidiaries to Alpha and its other restricted subsidiaries;
•consolidate, merge or sell all or substantially all of its assets; and
•make certain payments on Alpha’s or its subsidiaries’ subordinated debt.

 These covenants are subject to a number of important qualifications and exceptions. These covenants may not apply at any time after the Senior Notes are assigned a credit grade rating of at least BB+ (stable) from Standard & Poor’s Ratings Services and of at least Ba1 (stable) from Moody’s Investor Service, Inc.

3.25% Convertible Senior Notes due 2015

As a result of the Massey Acquisition, the Company became a guarantor of Massey’s 3.25% Convertible Notes, with aggregate principal outstanding at June 1, 2011 of $659,063. The 3.25% Convertible Notes bear interest at a rate of 3.25% per annum, payable semi-annually in arrears on August 1 and February 1 of each year. The 3.25% Convertible Notes matured on August 1, 2015. The 3.25% Convertible Notes had a fair value of $730,900 at the acquisition date. The Company accounts for the 3.25% Convertible Notes under ASC 470-20, which requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion to separately account for the liability and equity components in a manner reflective of the issuers’ nonconvertible debt borrowing rate. As of December 31, 2015, the carrying amount of the debt is $109,201 as the related unamortized debt discount was recorded to reorganization items, net as of the Petition Date. As of December 31, 2014, the carrying amount of the debt was $108,225, net of debt discount of $976. As of December 31, 2014, the carrying amount of the equity component totaled $110,375. The debt discount is being accreted over the four-year term of the 3.25% Convertible Notes, and provides for an effective interest rate of 4.21%.

The 3.25% Convertible Notes are senior unsecured obligations and rank equally with all of the Company’s existing and future senior unsecured indebtedness. The 3.25% Convertible Notes are guaranteed on a senior unsecured basis by Massey’s subsidiaries (which are among the Company’s subsidiaries), other than certain minor subsidiaries of Massey. The 3.25% Convertible Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness and all existing and future liabilities of the Company’s non-guarantor subsidiaries, including trade payables. The 3.25% Convertible Notes are convertible in certain circumstances and beginning on February 1, 2015 at a conversion rate, subject to adjustment, of the value of 11.4560 shares of common stock per $1,000 principal amount of 3.25% Convertible Notes. From and after the effective date of the Massey Acquisition, the consideration deliverable upon conversion of the 3.25% Convertible Notes ceased to be based upon Massey common stock and instead became based upon Reference Property (as defined in the indenture governing the 3.25% Convertible Notes, (the “3.25% Convertible Notes Indenture”)) consisting of 1.025 shares of Alpha common stock (subject to adjustment upon the occurrence of certain events set forth in the 3.25% Convertible Notes Indenture) plus $10.00 in cash per share of Massey common stock. Upon conversion of the 3.25% Convertible Notes, holders will receive cash up to the principal amount of the notes being converted, and any excess conversion value will be delivered in cash, Reference Property, or a combination thereof, at the Company’s election.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

The 3.25% Convertible Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the 3.25% Convertible Notes then outstanding may declare the principal of the 3.25% Convertible Notes and any accrued and unpaid interest immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the 3.25% Convertible Notes together with any accrued and unpaid interest thereon automatically becomes due and immediately payable.

During the years ended December 31, 2013 and 2014, the Company repurchased approximately $5,100 and $18,981, respectively, of its outstanding 3.25% Convertible Notes.

The 3.25% Convertible Notes were not convertible as of December 31, 2015 and 2014 and are classified as liabilities subject to compromise in the Company’s Consolidated Balance Sheets as of December 31, 2015.

2.375% Convertible Senior Notes Due April 15, 2015

As of December 31, 2014, the Company had $44,458 aggregate principal amount of 2.375% convertible senior notes due April 15, 2015. The 2.375% Convertible Notes bore interest at a rate of 2.375% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, and matured on April 15, 2015. The Company separately accounted for the liability and equity components of its 2.375% Convertible Notes under ASC 470-20, which requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion to separately account for the liability and equity components in a manner reflective of the issuers’ nonconvertible debt borrowing rate. The related deferred loan costs and discount were amortized and accreted, respectively, over the seven-year term of the 2.375% Convertible Notes, and provided for an effective interest rate of 8.64%. As of December 31, 2014, the carrying amount of the debt component was $43,462, net of debt discount and debt issuance costs of $955 and $41, respectively. As of December 31, 2014, the carrying amount of the equity component was $69,851.

The 2.375% Convertible Notes were the Company’s senior unsecured obligations and ranked equally with all of the Company’s existing and future senior unsecured indebtedness. The 2.375% Convertible Notes were effectively subordinated to all of the Company’s existing and future secured indebtedness and all existing and future liabilities of the Company’s subsidiaries, including trade payables. The 2.375% Convertible Notes were convertible in certain circumstances and beginning on January 15, 2015 at an initial conversion rate of 18.2962 shares of common stock per one thousand principal amount of 2.375% Convertible Notes, subject to adjustment upon the occurrence of certain events set forth in the indenture governing the 2.375% Convertible Notes (the “2.375% Convertible Notes Indenture”). Upon conversion of the 2.375% Convertible Notes, holders would receive cash up to the principal amount of the notes to be converted, and any excess conversion value would be delivered in cash, shares of common stock or a combination thereof, at the Company’s election.

The 2.375% Convertible Notes Indenture contained customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee, Union Bank of California, or the holders of not less than 25% in aggregate principal amount of the 2.375% Convertible Notes then outstanding may declare the principal of 2.375% Convertible Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the 2.375% Convertible Notes together with any accrued and unpaid interest thereon automatically becomes due and be immediately payable.

During the years ended December 31, 2013 and 2014, the Company repurchased approximately $3,400 and $21,431, respectively, of its outstanding 2.375% Convertible Notes. In April 2015, the 2.375% Convertible Notes matured, and the Company paid $44,458 to retire the remaining outstanding principal balance.

The 2.375% Convertible Notes were not convertible as of December 31, 2014.

Capital Leases

The Company entered into capital leases for certain property and other equipment during 2014 and 2013. The Company’s liability for capital leases as of December 31, 2015 and 2014 totaled $32,198 and $51,362, respectively.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Future Maturities

Future maturities of long-term debt as of December 31, 2015 are as follows:

2016	$4,283,978
2017	10,827
2018	289
2019	272
2020	312
Thereafter	18,562
Total long-term debt (1)	$4,314,240
(1) Includes amounts reclassified in liabilities subject to compromise in the Company’s Consolidated Balance Sheets as of December 31, 2015.

(14) Asset Retirement Obligations

As of December 31, 2015 and 2014, the Company had recorded asset retirement obligation accruals for mine reclamation and closure costs totaling $583,753 and $640,501, respectively. The portion of the costs expected to be paid within a year of $101,920 and $102,493, as of December 31, 2015 and 2014, respectively, is included in accrued expenses and other current liabilities. See Note 22 for information regarding the Company’s outstanding surety bonds and self-bonding guarantees.

Changes in the asset retirement obligations were as follows:

Total asset retirement obligations at December 31, 2013	$799,426
Accretion for the period	47,698
Sites added during the period	2,685
Revisions in estimated cash flows (1) (2)	(133,680)
Asset sales	(20,108)
Expenditures for the period	(55,520)
Total asset retirement obligations at December 31, 2014	640,501
Accretion for the period	81,700
Revisions in estimated cash flows (1)	(77,544)
Asset sales	(19,311)
Expenditures for the period	(41,593)
Total asset retirement obligations at December 31, 2015	$583,753
Less current portion	(101,920)
Long-term portion	$481,833

(1)
Amount includes ($98,110) and ($107,263), primarily related to changes in the discount rate, which were recorded as a reduction to cost of coal sales in the Consolidated Statements of Operations for the years ended December 31, 2015 and 2014, respectively.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(2)
During the fourth quarter of 2014, the Company discovered a programming logic error in the system used to calculate its asset retirement obligations. The faulty logic caused liability amounts for certain permits in certain circumstances to be miscalculated and the asset retirement obligations related to these permits were overstated in 2013 and 2012. The programming logic was corrected and the Company determined that the errors were immaterial to the Company’s financial statements in 2013 and 2012, and therefore, were corrected in the fourth quarter of 2014. The Company corrected these errors by decreasing its asset retirement obligations by $51,361, cost of coal sales by $29,987 and depreciation, depletion and amortization by $13,583 for the year ended December 31, 2014. This resulted in a decrease of $43,570 to loss from operations and net loss for the year ended December 31, 2014.

(15) Other Non-current Liabilities

Other non-current liabilities consisted of the following:

	December 31,
	2015	2014
Self insured workers’ compensation obligations	$143,205	$137,824
Black lung obligations	149,515	144,894
Below-market and other contract-related obligations, net	24,374	109,908
Deferred coal revenue	22,524	23,021
Other	17,068	56,173
Total other non-current liabilities	$356,686	$471,820

(16) Fair Value of Financial Instruments and Fair Value Measurements

The estimated fair values of financial instruments are determined based on relevant market information. These estimates involve uncertainty and cannot be determined with precision.

The carrying amounts for cash and cash equivalents, trade accounts receivable, net, prepaid expenses and other current assets, trade accounts payable, and accrued expenses and other current liabilities approximate fair value due to the short maturity of these instruments.

The following tables set forth by level, within the fair value hierarchy, the Company’s long-term debt at fair value as of December 31, 2015 and 2014, respectively:

	December 31, 2015
	Carrying Amount (1)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
3.25% convertible senior notes due 2015	$109,201	$218	$—	$218	$—
3.75% convertible senior notes due 2017	262,683	525	—	525	—
9.75% senior notes due 2018	392,584	785	—	785	—
6.00% senior notes due 2019	576,874	1,154	—	1,154	—
4.875% convertible senior notes due 2020	276,740	553	—	553	—
7.50% senior secured second lien notes due 2020	713,647	1,427	—	1,427	—
Term loan due 2020	598,095	269,829	—	269,829	—
6.25% senior notes due 2021	584,929	1,170	—	1,170	—
Revolving credit facility	429,427	193,005	—	193,005	—
DIP term facility	282,438	286,500	—	286,500	—
Long-term debt	$4,226,618	$755,166	$—	$755,166	$—

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1)	Net of debt discounts and debt issuance costs.

	December 31, 2014
	Carrying Amount (1)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2.375% convertible senior notes due 2015	$43,462	$43,368	$43,368	$—	$—
3.25% convertible senior notes due 2015	108,225	104,014	104,014	—	—
3.75% convertible senior notes due 2017	295,544	172,500	172,500	—	—
9.75% senior notes due 2018	492,129	233,430	233,430	—	—
6.00% senior notes due 2019	789,679	240,000	240,000	—	—
4.875% convertible senior notes due 2020	265,874	125,494	125,494	—	—
7.50% senior secured second lien notes due 2020	488,974	320,000	320,000	—	—
Term loan due 2020	570,361	499,424	—	499,424	—
6.25% senior notes due 2021	689,504	208,950	208,950	—	—
Long-term debt	$3,743,752	$1,947,180	$1,447,756	$499,424	$—

(1)	Net of debt discounts and debt issuance costs.

The following tables set forth by level, within the fair value hierarchy, the Company’s financial and non-financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2015 and 2014, respectively. Financial and non-financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the determination of fair value for assets and liabilities and their placement within the fair value hierarchy levels.

	December 31, 2015
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets (liabilities):
Certificates of deposit	$24,957	$24,957	$—	$—
U.S. treasury and agency securities	70,921	70,921	—	—
Mutual funds held in Rabbi Trust	8,879	8,879	—	—
Corporate equity securities	43,776	43,776	—	—
Corporate debt securities	267,675	—	267,675	—
Forward coal sales	13	—	13	—
Total	$416,221	$148,533	$267,688	$—

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	December 31, 2014
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets (liabilities):
Certificates of deposit	$25,451	$25,451	$—	$—
U.S. treasury and agency securities	80,093	80,093	—	—
Mutual funds held in Rabbi Trust	10,107	10,107	—	—
Corporate equity securities	126,820	126,820	—	—
Corporate debt securities	299,625	—	299,625	—
Forward coal sales	760	—	760	—
Commodity swaps	(23,614)	—	(23,614)	—
Total	$519,242	$242,471	$276,771	$—

During 2015, the Company fair valued assets and liabilities on a non-recurring basis in connection with acquisition accounting (see Note 4). During 2015, 2014, and 2013, the Company fair valued certain asset groups in assessing impairment of long-lived assets (see Note 11).

The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the tables above.

Level 1 Fair Value Measurements

U.S. Treasury and Agency Securities, Certificates of Deposit, Corporate Equity Securities and Mutual Funds Held in Rabbi Trust - The fair value is based on observable market data.

6.25% senior notes due 2021, 7.50% senior secured second lien notes due 2020, 6.00% senior notes due 2019, 9.75% senior notes due 2018 (collectively, the “Senior Notes”), 4.875% Convertible Notes, 3.75% Convertible Notes, 2.375% Convertible Notes, and 3.25% Convertible Notes (collectively, the “Convertible Notes”) - The fair value is based on observable market data. However, due to the Company’s Bankruptcy Filing and subsequent limited trading activity, the fair value for 2015 has been presented within Level 2 of the fair value hierarchy.

Level 2 Fair Value Measurements

Corporate Debt Securities — The fair values of the Company’s corporate debt securities are obtained from a third-party pricing service provider. The fair values provided by the pricing service provider are estimated using pricing models, where the inputs to those models are based on observable market inputs including credit spreads and broker-dealer quotes, among other inputs. The Company classifies the prices obtained from the pricing services within Level 2 of the fair value hierarchy because the underlying inputs are directly observable from active markets, however, the pricing models used entail a certain amount of subjectivity and therefore differing judgments in how the underlying inputs are modeled which could result in different estimates of fair value.

Forward Coal Sales — The fair values of the forward coal sale contracts were estimated using discounted cash flow calculations based upon actual contract prices and forward commodity price curves. The curves were obtained from independent pricing services reflecting broker market quotes. The fair values are adjusted for counter-party credit risk, annually, when applicable.

Commodity Swaps - On an annual basis, the fair values of commodity swaps are estimated using valuation models which include assumptions about commodity prices based on those observed in the underlying markets. The fair values are adjusted for counter-party credit risk. On an interim basis, the fair values of commodity swaps are estimated using broker statement valuations.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Term Loan due 2020, Revolving Credit Facility, and DIP Term Loan Facility - For 2014, the fair value of the term loan due 2020 is estimated based on market rates of interest offered for debt of similar terms, maturities and risk. For 2015, the fair value is based on observable market data. However, due to the Company’s Bankruptcy Filing and subsequent limited trading activity, the fair value has been presented within Level 2 of the fair value hierarchy.

Level 3 Fair Value Measurements

Acquisition accounting - The Company accounts for business combinations under the acquisition method of accounting. The total cost of acquisitions is allocated to the underlying identifiable net tangible and intangible assets based on their respective estimated fair values. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment, the utilization of independent valuation experts and often involves the use of significant estimates and assumptions with respect to the timing and amounts of future cash inflows and outflows, discount rates, market prices and asset lives, among other items.

Long-lived assets - The fair values of certain asset groups were estimated using a discounted cash flow analysis utilizing market-place participant assumptions.

(17) Derivative Financial Instruments

Forward Contracts

In some instances, the Company manages price risk for indexed coal sales and purchases through the use of coal hedge agreements. The Company evaluates each of its coal sales and coal purchase forward contracts to determine whether they meet the definition of a derivative and if so, whether they qualify for the normal purchase normal sale (“NPNS”) exception. For those contracts that do meet the definition of a derivative, certain contracts also qualify for the NPNS exception based on management’s intent and ability to physically deliver or take physical delivery of the coal. Contracts that meet the definition of a derivative and do not qualify for the NPNS exception are accounted for at fair value and, accordingly, the Company includes the unrealized gains and losses in current period earnings or losses.

Swap Agreements

Commodity Swaps

The Company uses diesel fuel in its production process and incurs significant expenses for its purchases. Diesel fuel expenses represented approximately 5% of cost of coal sales for the year ended December 31, 2015, and 6% for the years ended December 31, 2014 and 2013. The Company is subject to the risk of price volatility for this commodity and as a part of its risk management strategy, the Company had formerly entered into swap agreements with financial institutions to mitigate the risk of price volatility for diesel fuel. The terms of the swap agreements allow the Company to pay a fixed price and receive a floating price, which provided a fixed price per unit for the volume of purchases being hedged. All existing swap agreements were terminated in August 2015 due to the Bankruptcy Filing. All cash flows associated with derivative instruments are classified as operating cash flows in the Consolidated Statements of Cash Flows for the years ended December 31, 2015, 2014, and 2013.

The following tables present the fair values and location of the Company’s derivative instruments within the Consolidated Balance Sheets:

		Asset Derivatives
Derivatives not designated as cash flow hedging instruments	Statement of Financial Position Location	December 31, 2015	December 31, 2014
Commodity swaps	Prepaid expenses and other current assets	$—	$429
Forward coal sales	Prepaid expenses and other current assets	13	760
		$13	$1,189

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

		Liability Derivatives
Derivatives not designated as cash flow hedging instruments	Statement of Financial Position Location	December 31, 2015	December 31, 2014
Commodity swaps	Other non-current liabilities	$—	$3,022
Commodity swaps	Accrued expenses and other current liabilities	—	21,021
		$—	$24,043

The following tables present the gains and losses from derivative instruments for the years ended December 31, 2015, 2014, and 2013 and their location within the Consolidated Financial Statements:

	Gain (loss) reclassified from accumulated other comprehensive income (loss) to earnings			Gain (loss) recorded in accumulated other comprehensive income (loss)
Derivatives designated as cash flow hedging instruments	2015	2014	2013	2015	2014	2013
Commodity swaps (1) (3)	$(400)	$2,341	$1,911	$—	$—	$(908)
Commodity options (2) (3)	—	—	(68)	—	—	(63)
	$(400)	$2,341	$1,843	$—	$—	$(971)

(1)
For the twelve months ended December 31, 2015 and 2014, amounts included in cost of coal sales and coal revenues in the Consolidated Statements of Operations. For the twelve months ended December 31, 2013, amounts included in cost of coal sales, other revenues and coal revenues in the Consolidated Statements of Operations.

(2)	Amounts are recorded in other revenues in the Consolidated Statements of Operations.

(3)	Net of tax.

	Gain (loss) recorded in earnings
Derivatives not designated as cash flow hedging instruments	2015	2014	2013
Forward coal sales (1)	$(747)	$1,158	$(15,756)
Forward coal purchases (1)	—	—	4
Commodity swaps (2)	(13,815)	(26,910)	9,539
Total	$(14,562)	$(25,752)	$(6,213)

(1)	Amounts are recorded as a component of other revenues in the Consolidated Statements of Operations.

(2)	Amounts are recorded as a component of coal revenues, cost of coal sales and other expenses in the Consolidated Statements of Operations.

During the third quarter of 2013, the Company elected to cease applying hedge accounting to outstanding commodity swaps. Subsequently, changes in fair value of those derivative instruments are recorded in earnings. Amounts previously recognized in accumulated other comprehensive income (loss) are recognized in income when the underlying transactions are consummated.

(18) Income Taxes

Significant components of income tax benefit were as follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
Current tax (benefit) expense:
Federal	$(7,590)	$(15,430)	$(3,949)
State	2,940	616	(240)
	$(4,650)	$(14,814)	$(4,189)
Deferred tax benefit:
Federal	$(728,717)	$(24,886)	$(203,560)
State	(110,503)	(15,591)	(8,801)
	$(839,220)	$(40,477)	$(212,361)
Total income tax benefit:
Federal	$(736,307)	$(40,316)	$(207,509)
State	(107,563)	(14,975)	(9,041)
	$(843,870)	$(55,291)	$(216,550)

A reconciliation of the statutory federal income tax benefit at 35% to the actual income tax benefit is as follows:

	Years Ended December 31,
	2015	2014	2013
Federal statutory income tax benefit	$(2,320,105)	$(325,588)	$(465,517)
Increases (reductions) in taxes due to:
Percentage depletion allowance	(18,498)	(28,630)	(34,702)
State taxes, net of federal tax impact	(171,723)	(2,891)	(49,523)
State tax rate and NOL change, net of federal tax benefit	—	—	(2,524)
Change in valuation allowances	1,703,820	196,646	207,681
Non-deductible stock-based compensation	9,653	6,627	5,509
Non-deductible fines and penalties	3,639	2,349	14,513
State apportionment change, net of federal tax impact	1,852	(5,811)	15,425
Non-deductible goodwill impairment	15,228	108,028	88,586
Step acquisition - non-taxable book gain	(40,091)	—	—
Step acquisition - outside basis difference reversal	(16,844)	—	—
Deductibility of excise tax on high cost health coverage	(12,810)	—	—
Reversal of reserves for uncertain tax positions	—	(8,090)	—
Other, net	2,009	2,069	4,002
Income tax benefit	$(843,870)	$(55,291)	$(216,550)

Deferred income taxes result from temporary differences between the reporting of amounts for financial statement purposes and income tax purposes. The net deferred tax liability included in the Consolidated Balance Sheets include the following amounts:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	December 31,
	2015	2014
Deferred tax assets:
Asset retirement obligations	$223,074	$236,389
Reserves and accruals not currently deductible	215,052	78,427
Pension and postretirement medical obligations	448,408	460,252
Alternative minimum tax credit carryforwards	202,690	208,759
Goodwill	5,045	28,060
Workers’ compensation obligations	118,155	107,557
Acquired intangibles, net	13,796	15,870
Deferred revenue	49,882	19,095
Debt fees	16,184	2,065
Debt discount	47,705	—
Other	15,395	47,541
Net operating loss carryforwards	1,353,831	1,002,863
Gross deferred tax assets	2,709,217	2,206,878
Less valuation allowance	(2,266,962)	(563,142)
Total net deferred tax assets	442,255	1,643,736
Deferred tax liabilities:
Property, equipment and mineral reserves	(385,717)	(2,218,426)
Debt discount	—	(43,059)
Accrued interest	(29,270)	—
Prepaid expenses	(29,527)	(43,822)
Equity and cost method investments and marketable securities	(3,772)	(48,715)
Other	(7,378)	(8,729)
Total deferred tax liabilities	(455,664)	(2,362,751)
Net deferred tax liability	$(13,409)	$(719,015)

The net deferred tax liability is recorded in the accompanying Consolidated Balance Sheets as a non-current liability.

Changes in the valuation allowance during the years ended December 31, 2015, 2014 and 2013 were as follows:

	December 31,
	2015	2014	2013
Valuation allowance beginning of period	$563,142	$294,073	$86,392
Increase in valuation allowance not affecting income tax expense	—	72,423	—
Increase in valuation allowance recorded as an increase to income tax expense	1,703,820	196,646	207,681
Valuation allowance end of period	$2,266,962	$563,142	$294,073

The Company recorded an increase of $1,703,820 to its deferred tax asset valuation allowance during the year ended December 31, 2015 to continuing operations. The change in valuation allowance results from an increase in net operating losses and other deferred tax assets for which the Company is unable to support realization. The asset impairment charge recorded during the year ended December 31, 2015 resulted in a net deferred tax asset in the federal jurisdiction and most state jurisdictions at December 31, 2015. Due to the significant negative evidence of cumulative losses in recent years, the Company is unable to utilize estimates of future earnings to support the realization of its deferred tax assets. Further, due to the excess of deductible temporary differences over taxable temporary differences and the lack of carryback or planning opportunities, the Company recorded a full valuation allowance in jurisdictions with a net deferred tax asset at December 31, 2015. If deferred tax assets decrease relative to deferred tax liabilities, tax planning or carryback strategies become available, or taxable income is

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

generated in future periods, the Company would consider these developments in determining the amount of valuation allowance that would be required.

The Company recorded an increase of $269,069 to its deferred tax asset valuation allowance during the year ended December 31, 2014, of which $196,646 was recorded to continuing operations and $72,423 was recorded to other comprehensive income. The portion of the valuation allowance recorded to other comprehensive income was the result of an increase in deferred tax assets recorded in other comprehensive income primarily related to remeasurement of employee benefit plan liabilities. The change in valuation allowance resulted from an increase in net operating losses and other deferred tax assets for which the Company was unable to support realization. The Company relied primarily on the reversal of taxable temporary differences, along with consideration of taxable income via carryback to prior years, and tax planning strategies to support the realization of deferred tax assets. The Company assessed the realizability of its deferred tax assets including scheduling the reversal of its deferred tax liabilities to determine the amount of valuation allowance needed. The Company estimated the deferred tax liabilities relied upon as future taxable income in its assessment would reverse in the same period and jurisdiction and would be of the same character as the temporary differences giving rise to the deferred tax assets that would be realized. The valuation allowance recorded represents the portion of deferred tax assets for which the Company was unable to support realization through the methods described above. The Company concluded that it was more likely than not that the remaining deferred tax assets, net of valuation allowances, would be realizable.

At December 31, 2015, the Company has regular tax net operating loss carryforwards for Federal income tax purposes of $3,445,667 which are available to offset regular Federal taxable income. The Federal net operating losses generated will expire between years 2023 and 2035. The Company has gross net operating loss carryforwards for state income taxes of $2,911,248 which will expire between years 2016 and 2035. The Company also has alternative minimum tax credit carryforwards of $202,690, which are available to reduce federal regular income tax in excess of the alternative minimum tax, if any, over an indefinite period. A valuation allowance has been provided for all of the federal net operating losses, state net operating losses, and minimum tax credit carryforwards.

The total amount of unrecognized tax benefits that would affect the Company’s effective tax rate if recognized is $2,721 as of December 31, 2015. The Company believes that it is reasonably possible that a decrease in unrecognized tax benefits of $2,721 may be necessary during the next twelve months, as a result of settlements with taxing authorities.

The Company’s policy is to classify interest and penalties related to uncertain tax positions as part of income tax expense. As of December 31, 2015, the Company has recorded accrued interest and penalties of $400 and $514, respectively.

The following reconciliation illustrates the Company’s liability for uncertain tax positions:

	December 31,
	2015	2014	2013
Unrecognized tax benefits — beginning of period	$2,721	$28,741	$28,741
Reduction as a result of settlement with taxing authorities	—	(26,020)	—
Unrecognized tax benefits - end of period	$2,721	$2,721	$28,741

Tax years 2012-2015 remain open to federal and state examination. The Internal Revenue Service initiated a corporate income tax audit during the second quarter of 2011 for the Company’s 2008 and 2009 tax years and during the second quarter of 2012 for the Company’s 2010 tax year. The 2009 and 2010 audits were settled during the second quarter of 2014. As a result, the Company determined that particular uncertain tax positions were deemed to be effectively settled, resulting in a decrease in unrecognized tax benefits of $26,020 and the recording of an income tax benefit of $8,090. The settlement of the 2009 and 2010 audits resulted in no material impact on cash paid for income taxes. The 2008 audit was settled during the third quarter of 2012 with no material effect on the Consolidated Financial Statements.

(19) Employee Benefit Plans

The Company provides several types of benefits for its employees, including postemployment health care and life insurance, defined benefit and defined contribution pension plans, and workers’ compensation and black lung benefits.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

In March 2010, the Patient Protection and Affordable Care Act (“PPACA”) was enacted, potentially impacting the costs to provide healthcare benefits to the Company’s eligible active and certain retired employees and workers’ compensation benefits related to occupational disease resulting from coal workers’ pneumoconiosis (“Black Lung”). The PPACA has both short-term and long-term implications on healthcare benefit plan standards. Implementation of this legislation is planned to occur in phases, with multiple changes already having taken effect, and with additional changes extending over the next several years through 2018 and beyond. Plan standard changes that affect the Company in the short term include minimum essential coverage requirements, restrictions on the plan cost contribution level an employer may require of its employees, the establishment of state and federal exchanges designed to compete with private insurers, a mandate that all individuals purchase health insurance (or pay a penalty), and a requirement that all employers with at least 50 full-time employees provide health insurance to their respective workforces (or pay a penalty). Plan standard changes that are expected to affect the Company in the long term include an excise tax on “high cost” plans and the elimination of annual dollar limits per covered individual, among other standard requirements.

Beginning in 2020, the PPACA will impose a 40% excise tax on employers to the extent that the value of their healthcare plan coverage exceeds certain dollar thresholds. The Company has accrued $15,884 as of December 31, 2015 for the estimated impact of the PPACA, which is included in the liability for postretirement medical benefit obligations. The Company anticipates that certain government agencies will provide additional regulations or interpretations concerning the application of this excise tax. The Company will need to continue to evaluate the impact of the PPACA in future periods, and when these regulations or interpretations are published, the Company will evaluate its assumptions in light of the new information.

The PPACA also amended previous legislation related to coal workers’ Black Lung, providing automatic extension of awarded lifetime benefits to surviving spouses and providing changes to the legal criteria used to assess and award claims.

(a) Company Administered Postretirement Health Care and Life Insurance Benefits

The Company provides postretirement medical and life insurance benefits to certain eligible employees under various plans. Certain plans are contributory while others are noncontributory. Additionally, certain plans are established by collective bargaining agreements. To be eligible, retirees must meet certain age and service requirements. Depending on year of retirement, benefits may be subject to annual deductibles, coinsurance requirements, lifetime limits and retiree contributions. These plans are unfunded. Beginning January 1, 2013, the majority of the Company’s post-65 union retirees were enrolled in an Employer Group Waiver Plan (“EGWP”), and the majority of the Company’s post-65 non-union retirees were moved to a health reimbursement account (“HRA”) arrangement. Beginning January 1, 2015, the remainder of the Company’s non-union eligible participants began receiving benefits through an HRA arrangement. The Company provides a fixed annual notional credit through the HRA to most retirees under this arrangement, which retirees may use to purchase insurance through a Medicare exchange.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

The components of the change in accumulated benefit obligations of the plans for postretirement medical benefits were as follows:

	December 31,
	2015	2014
Change in benefit obligations:
Accumulated benefit obligation-beginning period:	$1,063,953	$942,693
Service cost	8,894	11,145
Interest cost	40,328	42,018
Actuarial loss (gain)	(121,537)	129,270
Benefits paid	(32,408)	(34,977)
Curtailments	(1,557)	—
Change in plan provisions	—	(26,196)
Accumulated benefit obligation-end of period	$957,673	$1,063,953

Change in fair value of plan assets:
Employer contributions	$32,408	$34,977
Benefits paid	(32,408)	(34,977)
Fair value of plan assets at December 31	—	—
Funded status	$(957,673)	$(1,063,953)

Amounts recognized in the consolidated balance sheets:
Current liabilities	$(47,242)	$(46,678)
Long-term liabilities (1)	(910,431)	(1,017,275)
	$(957,673)	$(1,063,953)

Amounts recognized in accumulated other comprehensive (income) loss:
Prior service credit	$(38,018)	$(48,048)
Net actuarial loss	67,851	193,559
	$29,833	$145,511
(1) $910,431 included in liabilities subject to compromise as of December 31, 2015.

The following table details the components of the net periodic benefit cost for postretirement medical benefits:

	Years Ended December 31,
	2015	2014	2013
Service cost	$8,894	$11,145	$13,785
Interest cost	40,328	42,018	40,170
Amortization of net actuarial loss	2,612	—	2,872
Amortization of prior service credit	(6,224)	(4,477)	(3,819)
Curtailment gain	(3,805)	—	—
Net periodic benefit cost	$41,805	$48,686	$53,008

Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss are as follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
Current year actuarial loss (gain)	$(123,096)	$129,270	$(84,769)
Prior service credit for period	—	(28,003)	—
Amortization of net actuarial loss	(2,612)	—	(2,872)
Amortization of prior service credit	6,224	4,477	3,819
Curtailment gain	3,805	—	—
Total recognized in other comprehensive loss (income)	$(115,679)	$105,744	$(83,822)

Total recognized in net periodic benefit cost and other comprehensive loss (income)	$(73,874)	$154,430	$(30,814)

The estimated amount that will be amortized from accumulated other comprehensive (income) loss into net period benefit cost in 2016 is as follows:

Prior service credit	$(5,608)

The weighted-average assumptions used to determine the postretirement plans’ benefit obligation as of December 31, 2015 and 2014 were as follows:

	December 31,
	2015	2014
Discount rate	4.30%	3.93%

The weighted average discount rates used in determining net periodic postretirement medical benefit cost for the years ended December 31, 2015, 2014, and 2013 were as follows:

	Years Ended December 31,
	2015	2014	2013
Discount rate	4.06%	4.56%	4.18%

The discount rate assumption is determined from a published yield-curve table matched to timing of the Company’s projected cash out flows.

The following presents information about the postretirement plans’ weighted-average annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate):

Health care cost trend rate assumed for the next year	7.00%
Rate to which the cost trend is assumed to decline (ultimate trend rate)	5.00%
Year that the rate reaches the ultimate trend rate	2020

Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care trend rates would have the following effects as of and for the year ended December 31, 2015:

	One Percentage Point Increase	One Percentage Point Decrease
Effect on total service and interest cost components	$7,973	$(6,230)
Effect on accumulated postretirement benefit obligation	$139,867	$(112,269)

The following represents the Company’s expected future postretirement medical and life insurance benefit payments for the next ten years, which reflect expected future service, as appropriate:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Postretirement Medical and Life Insurance Benefits
2016	$47,242
2017	54,118
2018	55,204
2019	55,337
2020	55,409
2021-2025	254,397
$521,707

(b) Company Administered Defined Benefit Pension Plans

The Company has three qualified non-contributory defined benefit pension plans, which cover certain salaried and non-union hourly employees. Participants accrued benefits either based on certain formulas, the participant’s compensation prior to retirement, or plan specified amounts for each year of service with the Company. Benefits are frozen under these plans.

In addition to the qualified defined benefit plans noted above, the Company also has a nonqualified restoration plan for certain salaried employees. Participants in this nonqualified plan accrued benefits based on the qualified plan formula, however, where the benefit or pensionable earnings were capped by the Internal Revenue Service (“IRS”) limitations, this nonqualified plan restores benefits in excess of the IRS limits. The Company also has a non-qualified Supplemental Executive Retirement Plan (“SERP”). Benefits are based on the employee’s compensation prior to retirement or the plan becoming frozen. Benefits are frozen under these plans and they are unfunded.

The qualified non-contributory defined benefit pension plans are collectively referred to as the “Pension Plans”. The non-qualified supplement benefit pension plans and the non-qualified Supplement Executive Retirement Plan are collectively referred to as the “SERPs”.

Annual funding contributions to the Pension Plans are made as recommended by consulting actuaries based upon the ERISA funding standards. Plan assets consist of equity and fixed income funds, private equity funds and a guaranteed insurance contract.

The following tables set forth the plans’ accumulated benefit obligations, fair value of plan assets and funded status:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	December 31,
	2015	2014
Change in benefit obligation:
Accumulated benefit obligation at beginning of period	$768,745	$629,379
Interest cost	29,855	31,210
Actuarial loss (gain)	(36,885)	145,609
Benefits paid	(26,400)	(24,311)
Settlements	(19,922)	(13,142)
Other changes in benefit obligation (1)	14,793	—
Accumulated benefit obligation at end of period	$730,186	$768,745
Change in fair value of plan assets:
Fair value of plan assets at beginning of period	$549,034	$535,270
Actual (loss) return on plan assets	(5,335)	44,420
Employer contributions	2,269	6,797
Benefits paid	(26,400)	(24,311)
Settlements	(19,922)	(13,142)
Fair value of plan assets at end of period	499,646	549,034
Funded status	(230,540)	(219,711)
Accrued benefit cost at end of year (2)	$(230,540)	$(219,711)
(1) $14,793 recorded to reorganization items, net to adjust SERP to expected claim amount.
(2) $230,540 included in liabilities subject to compromise as of December 31, 2015.

Gross amounts recognized in accumulated other comprehensive (income) loss were as follows:

	Years Ended December 31,
	2015	2014
Net actuarial loss	$139,490	$146,866

The following table details the components of net periodic benefit cost (credit):

	Years Ended December 31,
	2015	2014	2013
Service cost	$—	$—	$—
Interest cost	29,855	31,210	29,497
Expected return on plan assets	(34,674)	(35,207)	(36,199)
Amortization of net actuarial loss	2,087	10	822
Settlement loss (gain)	4,027	2,151	(212)
Net periodic benefit cost (credit)	$1,295	$(1,836)	$(6,092)

Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss are as follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Years Ended December 31,
	2015	2014	2013
Current year actuarial loss (gain)	$3,055	$136,396	$(127,419)
Amortization of net actuarial loss	(2,087)	(10)	(822)
Settlement (loss) gain	(4,027)	(2,151)	212
Reorganization items, net (1)	(4,319)	—	—
Total recognized in other comprehensive loss (income)	$(7,378)	$134,235	$(128,029)

Total recognized in net periodic benefit cost and other comprehensive loss (income)	$(1,764)	$132,399	$(134,121)
Total recognized in reorganization items, net	$(4,319)	$—	$—
(1) Acceleration of previously unrecognized unrealized loss due to expected termination of SERP.

The estimated amount that will be amortized from accumulated other comprehensive (income) loss into net period benefit cost in 2016 is as follows:

Actuarial loss	$2,169

The following table presents information applicable to plans with accumulated benefit obligations in excess of plan assets:

	December 31,
	2015	2014
Projected benefit obligation	$730,186	$768,745
Accumulated benefit obligation	$730,186	$768,745
Fair value of plan assets	$499,646	$549,034

The current portion of the Company’s Pension Plans liability is the amount by which the actuarial present value of benefits included in the benefit obligation payable in the next twelve months exceeds the fair value of plan assets. However, even though the plan may be underfunded, if there are sufficient plan assets to make expected benefit payments to plan participants in the succeeding twelve months, no current liability is recognized. Accordingly, there was no current pension liability reflected in the Consolidated Balance Sheets as of December 31, 2015 and 2014.

The weighted-average actuarial assumptions used in determining the benefit obligations as of December 31, 2015 and 2014 were as follows:

	December 31,
	2015	2014
Discount rate	4.39%	4.00%

The weighted-average actuarial assumptions used to determine net periodic benefit cost for the years ended December 31, 2015 and 2014 were as follows:

	December 31,
	2015	2014	2013
Discount rate	4.03%	4.93%	4.21%
Rate of increase in future compensation (a)	N/A	N/A	N/A
Expected long-term return on plan assets	6.25%	6.75%	6.75%
Measurement date	December 31, 2015	December 31, 2014	December 31, 2013
(a) These Pension Plans are frozen.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

The discount rate assumption is determined from a published yield-curve table matched to timing of the Company’s projected cash out flows.

The expected long-term return on assets of the Pension Plans is established at the beginning of each year by the Company’s Benefits Committee in consultation with the plans’ actuaries and outside investment advisors. This rate is determined by taking into consideration the Pension Plans’ target asset allocation, expected long-term rates of return on each major asset class by reference to long-term historic ranges, inflation assumptions and the expected additional value from active management of the Pension Plans’ assets. For the determination of net periodic benefit cost in 2016, the Company will utilize an expected long-term return on plan assets of 6.25%.

Assets of the Pension Plans are held in trusts and are invested in accordance with investment guidelines that have been established by the Company’s Benefits Committee in consultation with outside investment advisors. The target allocation for 2016 and the actual asset allocation as reported at December 31, 2015 is as follows:

	Target Allocation Percentages 2016	Percentage of Plan Assets 2015
Equity funds	38.0%	39.0%
Fixed income funds	60.0%	58.0%
Private equity funds/guaranteed insurance contract	2.0%	3.0%
Total	100.0%	100.0%

The asset allocation targets have been set with the expectation that the Pension Plans’ assets will fund the expected liabilities within an appropriate level of risk. In determining the appropriate target asset allocations the Benefits Committee considers the demographics of the Pension Plans’ participants, the funding status of each plan, the Company’s contribution philosophy, the Company’s business and financial profile and other associated risk factors. The Pension Plans’ assets are periodically rebalanced among the major asset categories to maintain the asset allocation within a specified range of the target allocation percentage.

For the years ended December 31, 2015, 2014 and 2013, $2,269, $6,797 and $3,002, respectively, of cash contributions were made to the Pension Plans and SERPs. The Company expects to contribute $0 to the Pension Plans in 2016.

The following represents expected future pension benefit payments for the next ten years:

2016	$28,873
2017	29,828
2018	31,003
2019	31,926
2020	32,908
2021-2025	175,147
$329,685

The fair values of the Company’s Pension Plans’ assets as of December 31, 2015, by asset category are as follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

		Quoted Market Prices in Active Market for Identical Assets	Significant Observable Inputs	Significant Unobservable Inputs
Asset Category	Total	(Level 1)	(Level 2)	(Level 3)
Equity securities:
Multi-asset fund (a)	$192,987	$—	$192,987	$—
Fixed income securities:
Bond fund (b)	291,512	—	291,512	—
Other types of investments:
Private equity funds (c)	3,968	—	—	3,968
Guaranteed insurance contract	10,434	—	—	10,434
Total	$498,901	$—	$484,499	$14,402
Receivable (d)	745
Total	$499,646

(a)	This fund contains equities (domestic and international), real estate, and bonds.

(b)	This fund contains bonds representing a diversity of sectors and maturities. This fund also includes mortgage-backed securities and U.S. Treasuries.

(c)	This category includes several private equity funds that invest primarily in U.S. and European markets.

(d)	Receivable for investments sold at December 31, 2015, which approximates fair value.

The fair values of the Company’s Pension Plans’ assets as of December 31, 2014, by asset category are as follows:

		Quoted Market Prices in Active Market for Identical Assets	Significant Observable Inputs	Significant Unobservable Inputs
Asset Category	Total	(Level 1)	(Level 2)	(Level 3)
Equity securities:
Multi-asset fund (a)	$211,425	$—	$211,425	$—
Fixed income securities:
Bond fund (b)	320,574	—	320,574	—
Other types of investments:
Private equity funds (c)	5,040	—	—	5,040
Guaranteed insurance contract	10,062	—	—	10,062
Total	$547,101	$—	$531,999	$15,102
Receivable (d)	1,933
Total	$549,034

(a)	This fund contains equities (domestic and international), real estate, and bonds.

(b)	This fund contains bonds representing a diversity of sectors and maturities. This fund also includes mortgage-backed securities and U.S. Treasuries.

(c)	This category includes several private equity funds that invest primarily in U.S. and European markets.

(d)	Receivable for investments sold at December 31, 2014, which approximates fair value.

Changes in level 3 plan assets for the year ended December 31, 2015 were as follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Private Equity Funds	Guaranteed Insurance Contract	Total
Beginning balance, December 31, 2014	$5,040	$10,062	$15,102
Actual return on plan assets:
Relating to assets still held at the reporting date	395	—	395
Relating to assets sold during the period	—	—	—
Purchases, sales, and settlements	(1,467)	372	(1,095)
Ending balance, December 31, 2015	$3,968	$10,434	$14,402

Changes in level 3 plan assets for the year ended December 31, 2014 were as follows:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Private Equity Funds	Guaranteed Insurance Contract	Total
Beginning balance, December 31, 2013	$5,480	$9,732	$15,212
Actual return on plan assets:
Relating to assets still held at the reporting date	601	—	601
Relating to assets sold during the period	177	—	177
Purchases, sales, and settlements	(1,218)	330	(888)
Ending balance, December 31, 2014	$5,040	$10,062	$15,102

The following is a description of the valuation methodologies used for assets measured at fair value:

Level 1 Plan Assets: Assets consist of individual security positions which are easily traded on recognized market exchanges. These securities are priced and traded daily, and therefore the fund is valued daily.

Level 2 Plan Assets: Funds consist of individual security positions which are mostly securities easily traded on recognized market exchanges. These securities are priced and traded daily, and therefore the fund is valued daily.

Level 3 Plan Assets: Assets are valued monthly or quarterly based on the Net Asset Value “NAV” provided by managers of the underlying fund investments. The NAVs provided typically reflect the fair value of each underlying fund investment, including unrealized gains and losses.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(c)    Multi-Employer Pension Plans

Certain of the Company’s subsidiaries are subject to collective bargaining agreements with expiration dates ranging from December 31, 2016 to June 30, 2017 that require them to participate in a UMWA pension plan (the “1974 Plan”). The plan is a multi-employer pension plan administered by a Board of Trustees appointed by the UMWA and the Bituminous Coal Operators’ Association, and the Company is required to make contributions to the plan at rates defined by the various contracts. The 1974 Plan’s legal name is United Mine Workers of America 1974 Pension Plan and the Employer Identification Number is 52-1050282. The 1974 Plan is considered to be in Critical and Declining Status for the plan year beginning July 1, 2015, because the Plan’s actuary determined that the 1974 Plan is in critical status and is projected to become insolvent during the 2025-2026 plan year. Pursuant to the Pension Protection Act, the Plan sponsor adopted a Rehabilitation Plan in February 2015 that replaced the previous Funding Improvement Plan. The Rehabilitation Plan consists of reasonable measures that are designed to forestall possible insolvency of the 1974 Plan, and further explains why the Plan is not reasonably expected to emerge from critical status by the end of the 10-year rehabilitation period, which begins July 1, 2017 and ends June 30, 2027.  Among other things, the Rehabilitation Plan provides for a contribution schedule of $6.05 per hour, which is the rate currently paid by participating employers. The Plan’s funded status is reviewed annually by the certifying actuary. For the years ended December 31, 2015, 2014, and 2013, the Company incurred expenses related to the 1974 Plan of $11,264, $13,663, and $15,591. The contributions to the 1974 Plan made by two of the Company’s wholly-owned subsidiaries, Cumberland Coal Resources, LP and Emerald Coal Resources, LP, represent more than 5% of the total contributions to the 1974 Plan.

In connection with the Massey Acquisition and the Foundation Merger, the Company assumed obligations to the Coal Industry Retiree Health Benefit Act of 1992 (“Coal Act”), that provides for the funding of medical and death benefits for certain retired members of the UMWA through premiums to be paid by assigned operators (former employers). The Company treats its obligations under the Coal Act as participation in a multi-employer plan and recognizes the expense as premiums are paid. Expense relative to premiums paid for the years ended December 31, 2015, 2014, and 2013 was $1,920, $850 and $1,926, respectively. As required under the Coal Act, the Company’s obligation to pay retiree medical benefits to its UMWA retirees is secured by letters of credit in the amount of $8,783 as of December 31, 2015.

The Retiree Bonus Trust was established under the 2011 National Bituminous Coal Wage Agreement (“NBCWA”) for the purpose of making an annual payment to all UMWA pensioners on November first, in an amount that approximates a monthly pension benefit (the 13th month payment). Each signatory employer is required to contribute $1.50 per hour worked by a classified employee into the Retiree Bonus Trust during the term of the NBCWA. The Company treats its obligations under the Retiree Bonus Trust as participation in a multi-employer plan and recognizes the expense as premiums are paid. Expense relative to premiums paid for the years ended December 31, 2015, 2014, and 2013 was $2,714, $3,191 and $3,338, respectively.

The UMWA 1993 Benefit Plan (“1993 Plan”) was established to provide healthcare benefits to certain pensioners and surviving spouses receiving a retirement benefit from the1974 Plan, whose last signatory employer has gone out of business and cannot provide health benefits to their retirees. Employers are required to contribute $1.10 per hour worked by a classified employee to the 1993 Plan during the term of the NBCWA. The Company treats its obligations under the 1993 Plan as participation in a multi-employer plan and recognizes the expense as premiums are paid. Expense relative to premiums paid for the years ended December 31, 2015, 2014, and 2013 was $2,330, $2,252 and $2,362, respectively.

(d)    Workers’ Compensation and Pneumoconiosis (Black lung)

The Company is required by federal and state statutes to provide benefits to employees for awards related to workers’ compensation and black lung. The Company’s subsidiaries are insured for worker’s compensation and black lung obligations by a third-party insurance provider with the exception of certain subsidiaries where we are a qualified self-insurer for workers’ compensation and/or black lung related obligations, and with the exception of Wyoming where the Company participates in a compulsory state-run fund for workers’ compensation. Certain of the Company’s subsidiaries are self-insured for black lung benefits and may fund benefit payments through a Section 501(c)(21) tax-exempt trust fund.

The liability for self-insured workers’ compensation claims (including the liability for subsidiaries utilizing high-deductible insurance programs) is an actuarially determined estimate of the undiscounted ultimate losses to be incurred on such claims based on the Company’s experience, and includes a provision for incurred but not reported losses. The liability for self-insured black lung benefits (including the liability for subsidiaries utilizing high-deductible insurance programs) is estimated by an

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

independent actuary by prorating the accrual of actuarially projected benefits over the employee’s applicable term of service. Adjustments to the probable ultimate liability for workers’ compensation and black lung are made annually based on actuarial valuations.

The Company’s self-insured workers’ compensation liability at December 31, 2015 and 2014 was $158,559 and $149,464, respectively, including a current portion of $15,354 and $11,640, respectively. Self-insured workers’ compensation expense for the years ended December 31, 2015, 2014, and 2013 was $27,958, $10,737, and $10,007, respectively. Certain of the Company’s self-insured workers’ compensation obligations are secured by letters of credit in the amount of $146,697 and surety bonds in the amount of $5,114. In addition, certain of the Company’s self-insured workers’ compensation obligations are secured by $9,761 of deposits.

For the Company’s subsidiaries that utilize third-party insurance providers for workers’ compensation and black lung claims, the insurance premium expense for the years ended December 31, 2015, 2014, and 2013 was $19,549, $34,770, and $31,460, respectively.

The following tables set forth the accumulated black lung benefit obligations, fair value of plan assets and funded status for the years ended December 31, 2015 and 2014:

	December 31,
	2015	2014
Change in benefit obligation:
Accumulated benefit obligation at beginning of period	$170,675	$156,608
Service cost	1,848	2,199
Interest cost	6,685	7,125
Actuarial (gain) loss	(3,496)	7,417
Benefits paid	(9,051)	(9,010)
Other (2)	16,566	6,336
Curtailments	(4,831)	—
Accumulated benefit obligation at end of period	$178,396	$170,675
Change in fair value of plan assets:
Fair value of plan assets at beginning of period	$12,065	$12,009
Actual return on plan assets	33	13
Benefits paid	(9,051)	(9,010)
Employer contributions	9,051	9,053
Fair value of plan assets at end of period (1)	12,098	12,065
Funded status	(166,298)	(158,610)
Accrued benefit cost at end of year	$(166,298)	$(158,610)

Amounts recognized in the consolidated balance sheets:
Current liabilities	$16,784	$13,716
Long-term liabilities	149,515	144,894
	$166,299	$158,610

(1)
Assets of the plan are held in a Section 501(c)(21) tax-exempt trust fund and consist primarily of government debt securities. All assets are classified as Level 1 and valued based on quoted market prices.

(2)	Primarily relates to additional locations becoming subject to high-deductible insurance programs

Gross amounts related to the black lung obligations recognized in accumulated other comprehensive (income) loss consisted of the following as of December 31, 2015 and 2014:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	December 31,
	2015	2014
Prior service cost	$21,858	$6,336
Net actuarial loss	16,561	25,559
Accumulated Other Comprehensive Income	$38,419	$31,895

The following table details the components of the net periodic benefit cost for black lung obligations:

	Years Ended December 31,
	2015	2014	2013
Service cost	$1,848	$2,199	$2,708
Interest cost	6,685	7,125	6,577
Expected return on plan assets	(302)	(257)	(87)
Amortization of net actuarial loss	940	248	868
Amortization of prior service cost	1,015	—	—
Curtailment loss	30	—	—
Net periodic expense	$10,216	$9,315	$10,066

Other changes in the black lung plan assets and benefit obligations recognized in other comprehensive (income) loss are as follows:

	Years Ended December 31,
	2015	2014	2013
Current year actuarial loss (gain)	$(8,053)	$7,661	$11,400
Amortization of net actuarial loss	(940)	(248)	(868)
Current year prior service cost	16,566	6,336	—
Amortization of prior service cost	(1,015)	—	—
Curtailment loss	(30)
Total recognized in other comprehensive loss	$6,528	$13,749	$10,532

Total recognized in net periodic benefit cost and other comprehensive loss(income)	$16,744	$23,064	$20,598

The weighted-average assumptions related to black lung obligations used to determine the benefit obligation as of December 31, 2015 and 2014 were as follows:

	2015	2014
Discount rate	4.29%	3.89%
Rate of increase in future compensation	2.50%	3.00%

The weighted-average assumptions related to black lung obligations used to determine net periodic benefit cost were as follows:

	Years Ended December 31,
	2015	2014	2013
Discount rate	4.02%	4.60%	4.14%
Rate of increase in future compensation	3.00%	3.00%	3.00%
Expected long-term return on plan assets	2.50%	3.00%	3.00%

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Estimated future cash payments related to black lung obligations for the next ten years ending after December 31, 2015 are as follows:

Year ending December 31:
2016	$16,785
2017	9,109
2018	9,092
2019	9,240
2020	9,229
2019-2023	48,137
$101,592

(e)    Defined Contribution and Profit Sharing Plans

The Company sponsors multiple defined contribution and profit sharing plans to assist its eligible employees in providing for retirement. Generally, under the terms of these plans, employees make voluntary contributions through payroll deductions and the Company makes matching and/or discretionary contributions, as defined by each plan. The Company’s total contributions to these plans for the years ended December 31, 2015, 2014, and 2013 were $8,604, $3,232, and $48,327, respectively.

(f)    Self-Insured Medical Plan

Certain subsidiaries of the Company are principally self-insured for health insurance coverage provided for all of its active employees. Estimated liabilities for health and medical claims are recorded based on the Company’s historical experience and include a component for incurred but not reported claims. During the years ended December 31, 2015, 2014, and 2013, the Company incurred total claims expense of $104,353, $176,204, and $199,257, respectively, which represents claims processed and an estimate for claims incurred but not reported.

(20) Stock-Based Compensation Awards

On May 22, 2014, the Company’s stockholders approved the Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”). The principal purpose of the 2012 LTIP is to advance the interests of the Company and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company. On May 22, 2014, the Company’s stockholders approved an additional 3,100,000 shares of common stock for issuance under the 2012 LTIP Plan. The 2012 LTIP is currently authorized for the issuance of awards of up to 13,100,000 shares of common stock, and as of December 31, 2015, 5,393,186 shares of common stock were available for grant under the plan. The 2012 LTIP provides for a variety of awards, including options, stock appreciation rights, restricted stock, restricted share units (both time-based and performance-based), and any other type of award deemed by the compensation committee in its discretion to be consistent with the purpose of the 2012 LTIP. Prior to the approval of the 2012 LTIP, the Company issued awards under the 2010 Long Term Incentive Plan (the “2010 LTIP”) and the Alpha Appalachia 2006 Stock and Incentive Compensation Plan (the “2006 SICP”). Upon approval of the 2012 LTIP, no additional awards were issued or are able to be issued under the 2010 LTIP or the 2006 SICP. The 2012 LTIP, the 2010 LTIP and the 2006 SICP are collectively referred to as the “Stock Plans.” The Company also has stock-based awards outstanding under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (the “2005 LTIP”) and the Foundation Amended and Restated 2004 Stock Incentive Plan (the “2004 SIP”).

Upon vesting of restricted share units (both time-based and performance-based) or the exercise of options, shares are issued from the 2012 LTIP, the 2010 LTIP, the 2006 SICP, the 2005 LTIP, and the 2004 SIP, respective of which plan the awards were granted.

The Company is authorized to repurchase common shares from employees (upon the election by the employee) to satisfy the employees’ minimum statutory tax withholdings upon the vesting of restricted stock and restricted share units (both time-based and performance-based). Shares that are repurchased to satisfy the employees’ minimum statutory tax withholdings are

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

recorded in treasury stock at cost. During the years ended December 31, 2015, 2014, and 2013, the Company repurchased 442,035, 311,437, and 178,195, respectively, of common shares from employees at an average price paid per share of $0.95, $4.69, and $8.05, respectively.

At December 31, 2015, the Company had three types of stock-based awards outstanding: restricted share units (both time-based and performance-based), restricted cash units (both time-based and performance-based), and stock options. As a result of the Bankruptcy Filing, the Company is no longer settling pre-petition awards. Stock-based compensation expense totaled $5,704, $27,371, and $25,873, for the years ended December 31, 2015, 2014, and 2013, respectively. For the years ended December 31, 2015, 2014, and 2013, approximately 59%, 77%, and 78%, respectively, of stock-based compensation expense was reported as selling, general and administrative expenses and the remainder was recorded as cost of coal sales. The total excess tax benefit recognized for stock-based compensation was $0 for the years ending December 31, 2015, 2014, and 2013.

Restricted Share Units

Time-Based Share Units

Time-based share units awarded to executive officers and key employees generally vest, subject to continued employment, ratably over three-year periods or cliff vest after two or three years from grant (with accelerated vesting in certain instances, including in the event of a qualifying employment termination in connection with a change of control). Time-based share units currently granted to the Company’s non-employee directors generally vest on the one-year anniversary of grant (with accelerated vesting in certain circumstances, including in connection with a change of control). Upon vesting of time-based share units, the Company issues authorized and unissued shares of the Company’s common stock to the recipient.

During the years ended December 31, 2015, 2014, and 2013, the Company granted time-based share units under the 2012 LTIP to certain executive officers, directors and key employees in the amount of 3,760,612, 1,632,824, and 1,752,075, respectively, of which 4,401,707 remained outstanding as of December 31, 2015. Additionally, during the years ended December 31, 2015 and 2014, the Company also awarded certain of its executives and key employees time-based cash units in the amount of 9,942,699 and 2,077,491, respectively, of which 9,950,460 remained outstanding as of December 31, 2015. Time-based cash units are accounted for as liability awards and subject to variable accounting. The Company’s liability for all outstanding liability awards of $25 was classified as liabilities subject to compromise in the Company’s Consolidated Balance Sheets as of December 31, 2015.

Time-based share unit activity for the year ended December 31, 2015 is summarized in the following table:

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested shares outstanding at December 31, 2014	3,768,433	$7.32
Granted	3,760,612	$1.25
Vested	(1,390,009)	$7.91
Forfeited or Expired	(1,416,837)	$4.15
Non-vested shares outstanding at December 31, 2015	4,722,199	$3.24

Time-based cash unit activity for the year ended December 31, 2015 is summarized in the following table:

	Number of Shares	Weighted- Average Fair Value (1)
Non-vested shares outstanding at December 31, 2014	1,919,680	1.67
Granted	9,942,699	0.95
Vested	(454,626)	0.89
Forfeited or Expired	(1,457,293)	0.11
Non-vested shares outstanding at December 31, 2015	9,950,460	0.01

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1) The time-based cash units are accounted for as liability awards and subject to variable accounting. Therefore, the weighted-average fair value is calculated using the Company’s stock price at the respective granted date, vested date and forfeited/expired date.

The fair value of time-based share unit awards that vested in the years ended December 31, 2015, 2014, and 2013 was $1,687, $4,470, and $4,536, respectively. As of December 31, 2015, there was $3,305 of unrecognized compensation cost related to non-vested time-based share units which is expected to be recognized as expense over a weighted-average period of 1.57 years. Additionally, as of December 31, 2015, there was $64 of unrecognized compensation cost related to non-vested time-based cash units which is expected to be recognized as expense over a weighted-average period of 1.75 years. The unrecognized compensation cost, related to non-vested time-based cash units which are accounted for as liability awards and subject to variable accounting, was calculated using the Company’s December 31, 2015 stock price and will fluctuate with future changes in the Company’s stock price.

Performance-Based Share Units

Performance-based share units awarded to executive officers and key employees generally cliff vest after three years, subject to continued employment (with accelerated vesting upon a change of control). Performance-based share units granted represent the number of shares of common stock to be awarded based on the achievement of targeted performance levels related to pre-established operating income goals, strategic goals, total shareholder return goals, and cash flow from operations goals over a three year period and may range from 0 percent to 200 percent of the targeted amount. The grant date fair value of the awards with performance conditions is based on the closing price of the Company’s common stock on the established grant date and is amortized over the performance period. The grant date fair value of the awards with market conditions is based upon a Monte Carlo simulation and is amortized over the performance period. For awards with performance conditions, the Company reassesses at each reporting date whether achievement of each of the performance conditions is probable, as well as estimated forfeitures, and adjusts the accruals of compensation expense as appropriate. For awards with market conditions, the Company recognizes expense over the applicable service periods and does not adjust expense based on the actual achievement or nonachievement of the market condition because the probability of achievement is considered in the grant date fair value of the award. Upon vesting of performance-based share units, the Company issues authorized and unissued shares of the Company’s common stock to the recipient.

During 2014, the Company awarded 1,378,486 total shareholder return performance-based share units, of which 985,248 remain outstanding as of December 31, 2015. As of December 31, 2015, there was $1,249 of unrecognized compensation cost related to the 2014 performance-based share units which is expected to be recognized as expense over a weighted-average period of 1 year. Additionally, during the year ended December 31, 2014, the Company also awarded certain of its executives and key employees 1,378,486 cash flow performance-based cash units which are accounted for as liability awards and subject to variable accounting, of which 0 remain outstanding as of December 31, 2015. At December 31, 2014, the Company had assessed the cash flow performance target as not probable of achievement and subsequently canceled the awards during the three months ended March 31, 2015.

During 2013, the Company awarded 1,531,787 cash flow and total shareholder return performance-based share units, of which 1,211,580 remain outstanding as of December 31, 2015. At December 31, 2014, the portion of the award based upon cash flow performance was achieved for the performance-based share units. On February 22, 2016, the Company’s compensation committee determined that the threshold performance criteria required to award the total shareholder return portion of the performance-based share units was not satisfied and the related portion of the awards were canceled. As of December 31, 2015, there was $0 of unrecognized compensation cost related to the 2013 performance-based share units.

Performance-based share unit activity for the year ended December 31, 2015 is summarized in the following table:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Number of Shares (1)	Weighted- Average Grant Date Fair Value
Non-vested shares outstanding at December 31, 2014	7,818,631	$8.78
Granted	—	$—
Earned	—	$—
Forfeited or Expired	(3,422,914)	$11.84
Non-vested shares outstanding at December 31, 2015	4,395,717	$6.39
(1)  Shares in the table above are based on the maximum shares that can be awarded based on the achievement of the performance criteria.

Performance-based cash unit activity for the year ended December 31, 2015 is summarized in the following table:

	Number of Shares (1)	Weighted- Average Fair Value (2)
Non-vested shares outstanding at December 31, 2014	2,744,280	1.67
Granted	—	—
Earned	—	—
Forfeited or Expired	(2,744,280)	1.14
Non-vested shares outstanding at December 31, 2015	—	—
(1)  Shares in the table above are based on the maximum shares that can be awarded based on the achievement of the performance criteria.
(2) The performance-based cash units are accounted for as liability awards and subject to variable accounting. Therefore, the weighted-average fair value is calculated using the Company’s stock price at the respective granted date, vested date, forfeited/expired date, and outstanding dates.

Non-Qualified Stock Options

Stock option activity for the year ended December 31, 2015 is summarized in the following table:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)
Outstanding at December 31, 2014	586,722	$25.48
Exercised	—	$—
Forfeited or Expired	(227,695)	$24.39
Outstanding at December 31, 2015	359,027	$26.20	3.50
Exercisable at December 31, 2015	359,027	$26.20	3.50

As of December 31, 2015, the options outstanding and exercisable had an aggregate intrinsic value of $0. Cash received from the exercise of stock options during the years ended December 31, 2015, 2014, and 2013 was $0. As of December 31, 2015, there was no unrecognized compensation cost related to stock options.

The total intrinsic value of options exercised during the years ended December 31, 2015, 2014, and 2013 was $0. The Company currently uses authorized and unissued shares to satisfy share award exercises.

A summary of the Company’s options outstanding and exercisable at December 31, 2015 follows:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Options Outstanding and Exercisable
Exercise Price	Shares	Weighted- Average Remaining Life (yrs)	Weighted- Average Exercise Price
$ 11.15 - $20.44	148,715	2.71	$16.46
$ 23.93 - $32.91	120,883	3.42	$27.16
$ 40.98 - $48.26	89,429	4.88	$41.05
	359,027	3.50	$26.20

(21) Related Party Transactions

For the years ended December 31, 2015, 2014, and 2013, there were no material related party transactions.

(22) Commitments and Contingencies

(a) General

Estimated losses from loss contingencies are accrued by a charge to income when information available indicates that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the consolidated financial statements when it is at least reasonably possible that a loss may be incurred and that the loss could be material.

(b) Commitments and Contingencies

Commitments

The Company leases coal mining and other equipment under long-term capital and operating leases with varying terms. In addition, the Company leases mineral interests and surface rights from land owners under various terms and royalty rates.

As of December 31, 2015, aggregate future minimum non-cancelable lease payments under operating leases and minimum royalties under coal leases were as follows:

	Operating Leases	Coal Royalties
Year Ending December 31:
2016	$863	$28,926
2017	121	28,103
2018	—	19,906
2019	—	16,063
2020	—	13,724
Thereafter	—	57,621
Total	$984	$164,343

For the years ended December 31, 2015, 2014, and 2013, net rent expense under operating leases was $11,999, $25,895, and $44,087 respectively, and coal royalty expense was $164,706, $214,599, and $222,875 respectively.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2015:

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Capital Leases
Year Ending December 31:
2016	$9,802
2017	9,041
2018	2,909
2019	2,909
2020	2,909
Thereafter	45,570
Total minimum lease payments	$73,140
Less: Amount representing interest (rates range from 0.00% to 13.86%)	(40,942)
Present value of net minimum lease payments	$32,198

Other Commitments

In September 2011, the Company entered into a federal coal lease, which contained an estimated 130.2 million tons of proven and probable coal reserves in the Powder River Basin. The lease bid was $143,415, payable in five equal annual installments of $28,683. The first installment was paid in September 2011. In August 2012, the Company entered into an agreement with a third party to exchange this federal coal lease for a federal coal lease from a third party, which contains an estimated 222 million tons of proven and probable coal reserves in the Powder River Basin adjacent to the Company’s existing mining operations. As a result of the exchange the Company paid $17,392 at closing and had four annual remaining lease bid installments of $42,130 due each November until the obligation is satisfied in 2015. These installments were paid in November 2012, 2013, 2014, and 2015. Also as a result of the exchange, the Company recorded a note payable with installments due each November until the obligation is satisfied in 2015. The Company paid the first three installments in November 2012, 2013, and 2014. As of December 31, 2015, the note payable had a present value of $3,946, all of which has been reclassified as liabilities subject to compromise in the Company’s Consolidated Balance Sheet.

The Company also has obligations under certain coal transportation agreements that contain minimum quantities to be shipped each year. Minimum amounts due under these contracts for the next five years and beyond are $4,252, $921, $2,580, $3,042, $4,165 and $2,100 respectively.

Contingencies

Extensive regulation of the impacts of mining on the environment and of maintaining workplace safety, and related litigation, has had or may have a significant effect on the Company’s costs of production and results of operations. Further regulations, legislation or litigation in these areas may also cause the Company’s sales or profitability to decline by increasing costs or by hindering the Company’s ability to continue mining at existing operations or to permit new operations.

During the normal course of business, contract-related matters arise between the Company and its customers. When a loss related to such matters is considered probable and can reasonably be estimated, the Company records a liability.

(c) Guarantees and Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit, performance or surety bonds, and other guarantees and indemnities related to the obligations of affiliated entities which are not reflected in the Company’s Consolidated Balance Sheets. As of December 31, 2015, we had outstanding surety bonds with a total face amount of $328,052 to secure various obligations and commitments and we had self-bonding guarantees in the amount of $673,538.

The Company’s use of self-bonding guarantees required it to maintain compliance with certain financial ratios. On May 26, 2015, Alpha Coal West, Inc., a wholly-owned direct subsidiary of the Company was notified by the Wyoming Department of Environmental Quality Division (“LQD”) that the LQD believed neither the Company nor Alpha Coal West, Inc. qualifies under the self-bonding program in the state. The Company appealed this assessment. As of June 30, 2015, the Company

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believed that it was not in compliance with the financial ratios required by each of the jurisdictions in which it utilized self-bonding. The Company nonetheless planned to pursue all available alternatives to permit the continued use of self-bonding. In the event that our self-bonding capacity or additional surety bonds become unavailable or our surety bond providers require additional collateral, however, we could seek to secure our obligations with letters of credit, cash deposits or other suitable forms of collateral. Our failure to maintain, or inability to acquire, surety bonds or to provide a suitable alternative would have a material adverse effect on our liquidity. These failures could result from a variety of factors including lack of availability, higher cost or unfavorable market terms of new surety bonds, and the exercise by third-party surety bond issuers of their right to refuse to renew the surety.

On September 8, 2015, the Company and Alpha Coal West filed a motion seeking Bankruptcy Court approval of a Stipulation and Order (the “Stipulation”) with the State of Wyoming and the Wyoming Department of Environmental Quality (collectively “Wyoming”) pursuant to which Wyoming will be entitled to a claim under the bankruptcy proceeding that has priority over any or all administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code, in the amount of $61,000 (the “Superpriority Claim”). Also pursuant to this Stipulation, the Wyoming bonding requirements of the Company and Alpha Coal West are deemed satisfied during the pendency of the bankruptcy proceeding. The Stipulation was entered by the Bankruptcy Court by order dated October 8, 2015.

On January 21, 2016, the Office of Surface Mining and Reclamation Enforcement (“OSM”) sent a Ten Day Notice to LQD questioning Wyoming’s authority to enter into the Stipulation. LQD responded to the Ten Day Notice on February 12, 2016 and the matter remains under consideration by OSM.

On September 3, 2015, the Company received a letter from the West Virginia Department of Environmental Protection (DEP) stating DEP’s conclusion that the Company no longer qualifies to participate in the state’s self-bonding program. The letter further advised that within 90 days of the receipt of the letter the Company must post an alternative form of bond. On December 7, 2015, the Company filed a motion seeking Bankruptcy Court approval of an Order authorizing its entry into a Consent Order with DEP, pursuant to which DEP will be entitled to a claim under the bankruptcy proceeding that has priority over any or all administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code, in the amount of $24,000 in addition to a Letter of Credit in the amount of $15,000. The Company’s compliance with the terms and conditions of the Consent Order will satisfy the bonding requirements during the pendency of the bankruptcy proceeding. The Order was entered by the Bankruptcy Court by order dated December 23, 2015 and the Consent Order became effective as of that date.

As of December 31, 2015, as collateral for various obligations and commitments, we had $191,168 of letters of credit in place under the Second Out Facility and $136,118 of letters of credit in place under the DIP Term Loan Facility. As of December 31, 2014, the Company had $177,249 of letters of credit outstanding under its revolving credit facility, and $34,969 of letters of credit outstanding under its account receivable securitization facility.

(d) Legal Proceedings

 As a result of the Bankruptcy Filing, much of the pending litigation against the Debtors is stayed. Subject to certain exceptions and approval by the Bankruptcy Court, no party can take further actions to recover prepetition claims against the Debtors.

The Company’s legal proceedings range from cases brought by a single plaintiff to purported class actions. These legal proceedings, as well as governmental examinations, involve various business units and a variety of claims including, but not limited to, contract disputes, personal injury claims, property damage claims (including those resulting from blasting, trucking and flooding), environmental and safety issues, and employment matters. While some matters pending against the Company or its subsidiaries specify the damages claimed by the plaintiffs, many seek an unquantified amount of damages or are at very early stages of the legal process. Even when the amount of damages claimed against the Company or its subsidiaries is stated, (i) the claimed amount may be exaggerated or unsupported; (ii) the claim may be based on a novel legal theory or involve a large number of parties; (iii) there may be uncertainty as to the likelihood of a class being certified or the ultimate size of the class; (iv) there may be uncertainty as to the outcome of pending appeals or motions; and/or (v) there may be significant factual issues to be resolved. As a result, the Company may be unable to estimate a range of possible loss for matters that have not yet progressed sufficiently through discovery and development of important factual information and legal issues. Other matters have progressed sufficiently that the Company is able to estimate a range of possible loss. Accordingly, for those legal proceedings and governmental examinations disclosed below as to which a loss is reasonably possible in future periods and for

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which the Company is able to estimate a range of possible loss, the current estimated range is up to $100,000 in excess of the accrued liability (if any) related to those matters. This aggregate range represents the Company’s estimate of additional possible loss in excess of the accrued liability (if any) with respect to these matters and net of third party indemnification arrangements (if any, other than insurance) as described below related to those matters, based on currently available information, including any damages claimed by the plaintiffs, and is subject to significant judgment and a variety of assumptions and inherent uncertainties. For example, at the time of making an estimate, the Company may have only preliminary, incomplete, or inaccurate information about the facts underlying a claim; its assumptions about the future rulings of the court or other tribunal on significant issues, or the behavior and incentives of adverse parties, regulators, indemnitors or co-defendants, may prove to be wrong; and the outcomes it is attempting to predict are often not amenable to the use of statistical or other quantitative analytical tools. In addition, from time to time an outcome may occur that the Company had not accounted for in its estimate because it had considered that outcome to be remote. Furthermore, as noted above, the aggregate range does not include any matters for which the Company is not able to estimate a range of possible loss. Accordingly, the estimated aggregate range of possible loss does not represent the Company’s maximum loss exposure. The legal proceedings and governmental examinations underlying the estimated range will change from time to time, and actual results may vary significantly from the current estimate. The Company intends to defend these legal proceedings vigorously, litigating or settling cases where in the Company’s judgment it would be in the best interest of shareholders to do so.

For purposes of FASB ASC Topic 450 (“ASC 450”), an event is “reasonably possible” if “the chance of the future event or events occurring is more than remote but less than likely” and an event is “remote” if “the chance of the future event or events occurring is slight.” ASC 450 requires accrual for a liability when it is (a) “probable that one or more future events will occur confirming the fact of loss” and (b) “the amount of loss can be reasonably estimated.” If a range of loss is estimated, the best estimate within the range is required to be accrued. If no amount within the range is a better estimate, the minimum amount of the range is required to be accrued.

The Company evaluates, on a quarterly basis, developments in legal proceedings and governmental examinations that could cause an increase or decrease in the amount of the reserves previously recorded. Excluding fees paid to external legal counsel, the Company recognized (income) expense, net of expected insurance recoveries, associated with litigation-related reserves of $11,416, ($11,604) and $212,233 during the years ended December 31, 2015, 2014 and 2013, respectively.

Chapter 11 Filing

On August 3, 2015, Alpha Natural Resources, Inc. and each of its wholly-owned domestic subsidiaries other than ANR Second Receivables Funding LLC filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. See Note 2 for additional information.

UBB Explosion and Related Investigations and Litigation

On April 5, 2010, prior to the acquisition of Massey Energy Company by the Company (the “Massey Acquisition”), an explosion occurred at Massey’s Upper Big Branch (“UBB”) mine, resulting in the deaths of twenty-nine miners. The Federal Mine Safety and Health Administration (“MSHA”), the Office of Miner’s Health, Safety, and Training of the State of West Virginia (“State”), and the Governor’s Independent Investigation Panel (“GIIP”) initiated investigations into the cause of the UBB explosion and related issues. Additionally, the United States Attorney for the Southern District of West Virginia (the “Office”) commenced a grand jury investigation. The GIIP published its final report on May 19, 2011; MSHA released its final report on December 6, 2011; and the State released its final report on February 23, 2012. The Company cannot predict whether or not any individual will become subject to possible criminal and civil penalties or enforcement actions as a result of these investigations.

The UBB mine was idled in order to accommodate these investigations. On April 20, 2012, the Company was authorized by regulatory authorities to close the UBB mine permanently, and on June 19, 2012, the sealing of the mine was completed.

Non-Prosecution Agreement

On December 6, 2011, the Company, the Office and the United States Department of Justice entered into a Non- Prosecution Agreement (the “Agreement”) resolving the criminal investigation against Massey and its affiliates relating to the UBB explosion and other health and safety related issues at Massey, and the Company also reached a comprehensive settlement

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with MSHA resolving outstanding civil citations, violations, and orders related to MSHA’s investigation arising from the UBB explosion and other non-UBB related matters involving legacy Massey entities prior to the Massey Acquisition. The Agreement did not resolve individual responsibilities related to the UBB explosion.

Under the terms of the Agreement and MSHA settlement, the Company agreed to pay outstanding MSHA fines, and agreed to invest in additional measures designed to improve miner health and safety, provide restitution to the families of the fallen miners and two individuals injured in the UBB explosion, and create a charitable organization to research mine safety. The Company further agreed to cooperate fully with all governmental agencies in all continuing investigations and prosecutions against any individuals that arise out of the UBB explosion and related conduct described in the Agreement until such investigations and prosecutions are concluded.

On February 10, 2014, the Company announced that it had fully complied with the terms of the Agreement and that the Office and the United States Department of Justice had closed the Agreement.

Wrongful Death and Personal Injury Suits
Twenty of the twenty-nine families of the deceased miners filed wrongful death suits against Massey and certain of its subsidiaries in West Virginia, in Boone County Circuit Court and Wyoming County Circuit Court. In addition, two seriously injured employees filed personal injury claims against Massey and certain of its subsidiaries in Boone County Circuit Court seeking damages for physical injuries and/or alleged psychiatric injuries, and thirty-nine employees filed lawsuits against Massey and certain of its subsidiaries in Boone County Circuit Court and Wyoming County Circuit Court alleging emotional distress or personal injuries due to their proximity to the explosion.

Through mediation ordered by the Boone County Circuit Court, the Company reached agreements to settle with all twenty-nine families of the deceased miners, the two employees who were seriously injured and thirty-nine employees who filed lawsuits for emotional distress or personal injuries. The settlements reached with the families of the deceased miners were approved by the court, and the other settlements did not require court approval.

On April 5, 2012, the family of one of the deceased miners filed a class action suit in Boone County Circuit Court, purportedly on behalf of the families that settled their claims prior to the mediation, alleging fraudulent inducement into a contract, naming as defendants Massey, the Company and certain of its subsidiaries, the Company’s CEO and the Company’s Board of Directors.
On June 17, 2013 and August 29, 2013, two complaints were filed in Boone County Circuit Court alleging personal injury claims relating to the UBB explosion. In July 2014, the Circuit Court granted the Company’s motion to dismiss in one of the two cases. The second motion was denied in October 2014.

On July 17, 2013, the administrators for the estates of three miners who died in the UBB explosion filed an action against Alpha and Alpha Appalachia in the United States District Court for the Southern District of West Virginia claiming they are entitled “criminal restitution” under the Agreement, which defendants moved to dismiss. In October 2013, the court granted defendants’ motion to dismiss the complaint with prejudice. The plaintiffs appealed this dismissal order. In September 2014, the Court of Appeals determined that the plaintiffs had failed to establish that the District Court had jurisdiction over the case. Accordingly, the Court of Appeals vacated the District Court’s dismissal of the case and remanded the case with instructions to dismiss the case without prejudice for lack of jurisdiction. On October 22, 2014, the District Court entered an order dismissing the plaintiffs’ complaint without prejudice and terminating all pending motions as moot.

Plaintiffs filed a new complaint on November 7, 2014. Defendants subsequently filed a motion to dismiss and plaintiffs filed a motion for leave to file a surreply memorandum. On April 6, 2015, the District Court granted the defendants’ motion to dismiss, and the plaintiffs filed a notice of appeal with the Court of Appeals for the Fourth Circuit. On August 5, 2015, defendants filed a notice of suggestion of bankruptcy with the Court of Appeals, and on August 20, 2015 the Court of Appeals stayed the proceeding.

Delaware Chancery Court Derivative Suit

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In a case filed on April 23, 2010 in Delaware Chancery Court, In re Massey Energy Company Derivative and Class Action Litigation (“In re Massey”), a number of purported former Massey stockholders (the “Delaware Plaintiffs”) allege, purportedly on behalf of Massey, that certain former Massey directors and officers breached their fiduciary duties by failing to monitor and oversee Massey’s employees, allegedly resulting in fines against Massey and the explosion at UBB, and by wasting corporate assets by paying allegedly excessive and inflated amounts to former Massey Chairman and Chief Executive Officer Don L. Blankenship as part of his retirement package. The Delaware Plaintiffs also allege, on behalf of a purported class of former Massey stockholders, that certain former Massey directors breached their fiduciary duties by agreeing to the Massey Acquisition. The Delaware Plaintiffs allege that defendants breached their fiduciary duties by failing to secure the best price possible, by failing to secure any downside protection for the acquisition consideration, and by purportedly eliminating the possibility of a superior proposal by agreeing to a “no shop” provision and a termination fee. In addition, the Delaware Plaintiffs allege that defendants agreed to the Massey Acquisition to eliminate the liability that defendants faced on the Delaware Plaintiffs’ derivative claims. Finally, the Delaware Plaintiffs allege that defendants failed to fully disclose all material information necessary for Massey stockholders to cast an informed vote on the Massey Acquisition.

The Delaware Plaintiffs also name the Company and Mountain Merger Sub, Inc. (“Merger Sub”), the Company’s wholly-owned subsidiary created for purposes of effecting the Massey Acquisition, which, at the effective time of the Massey Acquisition, was merged with and into Massey, as defendants. The Delaware Plaintiffs allege that the Company and Merger Sub aided and abetted the former Massey directors’ alleged breaches of fiduciary duty and agreed to orchestrate the Massey Acquisition for the purpose of eliminating the former Massey directors’ potential liability on the derivative claims. Two additional putative class actions were brought against Massey, certain former Massey directors and officers, the Company and Merger Sub in the Delaware Court of Chancery following the announcement of the Massey Acquisition, which were consolidated for all purposes with In re Massey in February 2011.

The Delaware Plaintiffs seek an award against each defendant for restitution and/or compensatory damages, plus pre-judgment interest; an order establishing a litigation trust to preserve the derivative claims asserted in the complaint; and an award of costs, disbursements and reasonable allowances for fees incurred in this action. The Delaware Plaintiffs also sought to enjoin consummation of the Massey Acquisition. The court denied their motion for a preliminary injunction in May 2011.

In June 2011, Massey moved to dismiss the Delaware Plaintiffs’ derivative claims on the ground that the Delaware Plaintiffs, as former Massey stockholders, lacked the legal right to pursue those claims, and the Company and Alpha Appalachia Merger Sub moved to dismiss the purported class action claim against them for failure to state a claim upon which relief may be granted. In June 2011, certain former Massey director and officer defendants moved to dismiss the derivative claims and filed answers to the remaining direct claims.

In September 2011, the parties submitted a Stipulation Staying Proceedings, which stayed the matter until March 2012, without prejudice to the parties’ right to seek an extension or a termination of the stay by application to the court. The court approved the stipulation and entered the stay that same day. The court extended the stay several times and the most recent stay expired on October 31, 2014.

On October 17, 2014, the Delaware Plaintiffs filed an amended complaint which maintains claims against Massey and certain former Massey directors and officers but no longer asserts claims against the Company or Mountain Merger Sub, Inc. Defendants moved to dismiss on December 5, 2014, and the motion remains pending. On August 10, 2015, the Company filed a notice of suggestion of bankruptcy with the court.

West Virginia State Court Derivative Suit
In a case filed on April 15, 2010 in West Virginia state court, three purported former Massey stockholders (the “West Virginia Plaintiffs”) allege, purportedly on behalf of Massey, that certain former Massey directors and officers breached their fiduciary duties by failing to monitor and oversee Massey’s employees, allegedly resulting in fines against Massey and the explosion at UBB. The West Virginia Plaintiffs seek an award against each defendant and in favor of Massey for the amount of damages sustained by Massey as a result of defendants’ alleged breaches of fiduciary duty and an award to the West Virginia Plaintiffs of the costs and disbursements of the action, including reasonable attorneys’ fees, accountants’ and experts’ fees, costs, and expenses.

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In May 2011, the West Virginia Plaintiffs moved for leave to amend their complaint to add Alpha and Merger Sub as additional defendants and to add claims allegedly arising out of the then-proposed Massey Acquisition. In their proposed amended complaint, the West Virginia Plaintiffs allege that certain former Massey directors breached their fiduciary duties by failing to obtain the highest price reasonably available for Massey and by failing to disclose material information to Massey’s then-stockholders in connection with the stockholder vote on the Massey Acquisition. The West Virginia Plaintiffs also allege that Massey, Merger Sub and the Company aided and abetted the former Massey directors’ breaches of fiduciary duty. The West Virginia Plaintiffs further allege that certain former Massey directors wasted corporate assets by failing to maintain sufficient internal controls over Massey’s safety and environmental reporting; failing to properly consider the interests of Massey and its stockholders, including the value of the derivative claims asserted by the West Virginia Plaintiffs in the Massey Acquisition; failing to conduct proper supervision; paying undeserved incentive compensation to certain Massey executive directors, particularly former Massey Chairman and CEO Don L. Blankenship during Massey’s alleged years of noncompliance with safety regulations and more recently as part of Blankenship’s retirement package; incurring millions of dollars in fines due to safety and environmental violations; and incurring potentially hundreds of millions of dollars of legal liability and/or legal costs to defend defendants’ allegedly unlawful actions. Finally, the West Virginia Plaintiffs’ proposed amended complaint alleges that certain former Massey directors were unjustly enriched by their compensation as directors.

In June 2011, the defendants moved to dismiss the West Virginia Plaintiffs’ original complaint, or, alternatively, to stay the case in favor of In re Massey, described above. Defendants also filed an opposition to the West Virginia Plaintiffs’ motion to amend. In November 2013, the court denied the West Virginia Plaintiffs’ motion to amend and granted defendants’ motion to dismiss. The West Virginia Plaintiffs appealed the denial of motion to amend and dismissal to the Supreme Court of Appeals of West Virginia, which remanded the action to the Circuit Court. On November 20, 2014, the Circuit Court entered an order dismissing the suit with prejudice as to the individual defendants and nominal defendant Massey Energy Company (n/k/a Alpha Appalachia Holdings, Inc.). On December 22, 2014, plaintiffs appealed the order to the West Virginia Supreme Court of Appeals, and the appeal remains pending. On September 15, 2015, the West Virginia Supreme Court of Appeals entered an order staying the appeal as a result of the Bankruptcy Filing.

Advancement Action

On February 5, 2015, Donald Blankenship, former Massey Chief Executive Officer and Chairman of the Massey Board of Directors, filed an action in Delaware Chancery Court against Alpha and its affiliate Alpha Appalachia Holdings, Inc. (“Alpha Appalachia”) to contest the decision to terminate further advancement of legal fees for Mr. Blankenship in connection with his pending criminal trial in the Southern District of West Virginia. On May 28, 2015, the Court found that Alpha and Alpha Appalachia must continue to advance Mr. Blankenship’s legal fees. A final order was filed on June 5, 2015. As a result of the Bankruptcy Filing, this matter was stayed and payments were suspended.

Nicewonder Litigation

Affiliated Construction Trades Foundation Litigation

In December 2004, prior to the Company’s acquisition of Nicewonder in October 2005, the Affiliated Construction Trades Foundation (“ACTF”), a division of the West Virginia State Building and Construction Trades Council, brought an action against the West Virginia Department of Transportation, Division of Highways (“WVDOH”) and Nicewonder Contracting, Inc. (“NCI”), which became the Company’s wholly-owned indirect subsidiary as a result of the Nicewonder acquisition, in the Circuit Court of Kanawha County, West Virginia, which was removed to the United States District Court for the Southern District of West Virginia (the “ACTF Litigation”). The plaintiff sought a declaration that the contract between NCI and the State of West Virginia related to NCI’s road construction project for the Red Jacket section of the King Coal Highway (the “Red Jacket Contract”) was illegal as a violation of applicable West Virginia and federal competitive bidding and prevailing wage laws.

On September 30, 2009, the District Court issued an order that dismissed for lack of standing all of ACTF’s claims under federal law and remanded the remaining state claims to the Circuit Court of Kanawha County, West Virginia for resolution. On May 7, 2010, the Circuit Court of Kanawha County entered summary judgment in favor of NCI. On June 22, 2011, the West Virginia Supreme Court of Appeals reversed the Circuit Court order granting summary judgment in favor of NCI, and remanded the case back to the Circuit Court for further proceedings. Following remand, ACTF filed a motion for summary

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judgment, which the Circuit Court denied on November 9, 2011. ACTF challenged the order denying its summary judgment motion to the West Virginia Supreme Court of Appeals.

On June 21, 2012, the West Virginia Supreme Court of Appeals issued an opinion finding that ACTF had standing to pursue its claims and remanded the case back to the Circuit Court of Kanawha County, West Virginia for further proceedings.

A settlement between NCI and ACTF was agreed upon in early January 2013, prior to the January 14, 2013 trial date, and the Circuit Court subsequently dismissed the case as to NCI, with prejudice. The Company did not incur any out-of-pocket expenditures in connection with that settlement.

A bench trial proceeded among the remaining parties to the ACTF Litigation and, on February 26, 2013, the Circuit Court of Kanawha County entered an order that ruled against WVDOH in finding that the Red Jacket Contract, as well as the awarding and implementation of that contract, were in violation of West Virginia law because the Red Jacket Contract did not contain a provision whereby WVDOH required payment by NCI of statutory prevailing wages to employees; and WVDOH did not conduct a public bidding process before awarding the Red Jacket Contract to NCI. The time to appeal the order has passed without an appeal having been filed, and the order has become final.

NCI Employee Litigation

On February 7, 2013, the Company received notice of a putative class action lawsuit against NCI filed in the Circuit Court of Mingo County, West Virginia by a former NCI employee (the “NCI Employee Litigation”). The plaintiff in the NCI Employee Litigation is represented by the same attorney who represented the plaintiff in the ACTF Litigation, and the complaint’s allegations raise issues similar to those in the ACTF Litigation and arise from the same Red Jacket Contract that was at issue in the ACTF Litigation. The Company believes that NCI has meritorious defenses to the claims asserted in the NCI Employee Litigation.

NCI filed its answer to the complaint in the NCI Employee Litigation on March 4, 2013. On April 23, 2013, the Circuit Court of Kanawha County, West Virginia, granted NCI’s motion to transfer and entered an agreed order transferring the NCI Employee Litigation from the Circuit Court of Mingo County to the Circuit Court of Kanawha County.

On November 14, 2013, the Circuit Court of Kanawha County granted NCI’s Motion to Certify Questions of Law to the Supreme Court of Appeals of West Virginia, but on June 17, 2014, the Supreme Court declined to review the submitted questions in the absence of a more developed factual record in the lower court. Proceedings in the Circuit Court of Kanawha County, West Virginia therefore resumed. The Circuit Court has scheduled the trial for April 25-29 and May 2-6, 2016.

On October 14, 2014, NCI filed and served a third party complaint against WVDOH seeking a declaration of rights and obligations of the parties. Specifically, the complaint seeks a determination as to whether NCI is entitled to indemnification for any liability it may incur in the NCI Employee Litigation. The complaint also seeks a declaration that the Red Jacket Contract obligates WVDOH to enter into a supplemental agreement with NCI to reimburse NCI for any additional costs incurred, or to be incurred, as a result of the changes to the Red Jacket Contract arising from the February 26, 2013 order entered against WVDOH in the ACTF Litigation, including without limitation any costs and expenses incurred, or to be incurred, by NCI related to the wage and benefit rates for work on the project, including to the extent any such additional costs, damages, statutory penalties, and/or attorney fees are awarded against NCI in the NCI Employee Litigation. WVDOH moved to dismiss the third party complaint on grounds of sovereign immunity and exclusive jurisdiction of the West Virginia Court of Claims.

On February 20, 2015, the Circuit Court of Kanawha County held a hearing on pending matters, including the WVDOH motion to dismiss the third party complaint filed against it by NCI and ruled from the bench that it would grant WVDOH’s motion to dismiss NCI’s third party complaint and thereby dismiss WVDOH from this action. A formal written dismissal order was entered on March 31, 2015. Following the Bankruptcy Filing, the Company filed with the court a notice of suggestion of bankruptcy.

Fluor Litigation

Alpha Appalachia and certain of its subsidiaries were parties to a number of lawsuits and other legal proceedings related to certain non-coal businesses (the “Prior Business”) previously conducted by its former affiliate Fluor Corporation. Under the

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terms of the Distribution Agreement entered into by Alpha Appalachia and Fluor as of November 30, 2000 in connection with the spin-off of Fluor by Massey, Fluor agreed to indemnify Massey with respect to all such legal proceedings and assumed defense of the proceedings.

In January 2015, Fluor entered into a settlement agreement with plaintiffs of these proceedings, settling the pending cases on behalf of itself, Alpha Appalachia and its Alpha Appalachia’s subsidiaries. This settlement was funded by Fluor. The Company expects that Fluor will continue to indemnify the Alpha entities with respect to any similar cases not covered by the settlement or that may be asserted in the future.

Harman Litigation

In December 1997, Wellmore Coal Corporation (“Wellmore”), then a subsidiary of A. T. Massey Coal Company (“A. T. Massey”), which is now a subsidiary of the Company, declared force majeure under its coal supply agreement with Harman Mining Corporation (“Harman”) and reduced the amount of coal to be purchased from Harman. In October 1998, Harman and several entities affiliated with it, as well as their ultimate sole shareholder (together “Harman plaintiffs”), sued A.T. Massey and five of its subsidiaries (the “Massey Defendants”) in the Circuit Court of Boone County, West Virginia, alleging that the Massey Defendants tortiously interfered with Wellmore’s agreement with Harman, causing Harman to go out of business. In August 2002, the jury awarded the plaintiffs $50,000 in compensatory and punitive damages.

In October 2006, the Massey Defendants appealed the case to the Supreme Court of Appeals of West Virginia (“WV Supreme Court”). In November 2007, the WV Supreme Court issued a 3-2 majority opinion reversing the judgment against the Massey Defendants and remanding the case to the Circuit Court of Boone County with directions to enter an order dismissing the case, with prejudice, in its entirety. On motion by the Harman plaintiffs, the WV Supreme Court agreed to rehear the case but, in April 2008, it again reversed the judgment against the Massey Defendants and remanded the case with direction to enter an order dismissing the case, with prejudice, in its entirety.

In July 2008, the Harman plaintiffs petitioned the United States Supreme Court (the “U.S. Supreme Court”) to review the WV Supreme Court’s dismissal of their claims. In December 2008, the U.S. Supreme Court agreed to review the case based on the question of whether a justice of the WV Supreme Court should have recused himself from the appeal. The U.S. Supreme Court found that the justice should have recused himself and ruled in June 2009 that the matter should be reheard by the WV Supreme Court.

The WV Supreme Court heard oral arguments on the matter in September 2009, and in November 2009 reversed the lower court’s decision, ruling that all claims brought in connection with the parties dealings must be brought in Virginia. The Harman plaintiffs subsequently requested that the WV Supreme Court reconsider its decision; the WV Supreme Court denied that request.

In November 2010, Harman plaintiffs re-filed their claims in the Circuit Court of Buchanan County, Virginia, this time solely against A.T. Massey, seeking compensatory damages of approximately $44,000, plus pre- and post-judgment interest and punitive damages. A. T. Massey filed a plea of res judicata, and in December 2011 the Buchanan County Circuit Court granted the plea and dismissed the Harman plaintiffs’ claims. The Harman plaintiffs appealed that decision to the Virginia Supreme Court, and on April 18, 2013, the Virginia Supreme Court reversed the decision of the Buchanan County Circuit Court, finding that res judicata did not bar the Harman plaintiffs’ claims. The matter was remanded to the Buchanan County Circuit Court for further proceedings.

On May 23, 2014, a jury in Buchanan County Circuit Court found for the Harman plaintiffs and awarded them $5,000 in damages, plus prejudgment interest of approximately $1,120. On June 13, 2014, the Harman plaintiffs filed motions seeking a new trial on damages and attorneys’ fees, and A.T. Massey filed a motion to set aside the damages verdict. The Circuit Court has not yet ruled on these motions. On January 7, 2015, the Circuit Court granted the Harman plaintiffs a new trial regarding damages. The trial date was set for February 2016, but as a result of the Bankruptcy Filing, this proceeding is stayed.

Emerald Purported Securities Class Action

On July 13, 2012, a purported class action brought on behalf of a putative class of former Massey stockholders was filed in Boone County, West Virginia Circuit Court. The complaint asserts claims under the Securities Act of 1933, as amended, against

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NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

the Company and certain of its officers and current and former directors, and generally asserts that the defendants made false statements about the Company’s Emerald mine in its public filings associated with the Massey Acquisition. The plaintiff seeks, among other relief, an award of compensatory damages in an amount to be proven at trial. The plaintiff filed an amended complaint in the Boone County Circuit Court on February 6, 2013. The defendants filed motions to dismiss the amended complaint on March 22, 2013 and March 29, 2013. On January 8, 2015, the Boone County Circuit Court dismissed all claims in the plaintiff’s amended complaint. The plaintiffs did not appeal the dismissal.

On April 25, 2014, the named plaintiff in the West Virginia Circuit Court action described above filed a second complaint in Greene County, Pennsylvania, Court of Common Pleas, again asserting claims under the Securities Act of 1933, as amended, against the Company and certain of its officers and current and former directors, and generally asserts that the defendants made false statements about the Company’s Emerald mine in its public filings associated with the Massey Acquisition. The plaintiff seeks, among other relief, an award of compensatory damages in an amount to be proven at trial. By agreement of the parties, the defendants’ time to answer, move or otherwise respond to the Pennsylvania complaint was extended until May 7, 2015.

On April 24, 2015, the parties reached agreement on definitive terms for settlement of the Greene County, Pennsylvania litigation. On July 23, 2015, the parties executed definitive settlement documentation, which received preliminary approval by the Green County court on August 3, 2015. On October 8, 2015, the Bankruptcy Court entered an order that modified the Automatic Stay to authorize the Company’s insurers to fund the proposed Settlement, and further authorized related relief to allow the parties to consummate the settlement in accordance with its terms. On October 15, 2015, proceeds from its insurance policies funded the settlement escrow account.

On March 1, 2016, following a fairness hearing, the Green County court approved the settlement and entered a final order dismissing the case with prejudice as to the Company and the individual defendants.

Other Legal Proceedings
In addition to the matters disclosed above, the Company and its subsidiaries are involved in a number of legal proceedings and governmental examinations incident to its normal business activities. While the Company cannot predict the outcome of these proceedings, the Company does not believe that any liability arising from these matters individually or in the aggregate should have a material impact upon its consolidated cash flows, results of operations or financial condition.

(23) Concentration of Credit Risk and Major Customers

The Company markets its coal principally to electric utilities in the United States and international and domestic steel producers. Credit is extended based on an evaluation of the customer’s financial condition and collateral is generally not required. Credit losses are provided for in the consolidated financial statements and historically have been minimal. For the years ended December 31, 2015, 2014, and 2013, the Company’s ten largest customers accounted for approximately 46%, 45%, and 43% of total revenues, respectively. Sales to the Company’s largest customer accounted for approximately 9%, 8%, and 9% of total revenues for the years ended December 31, 2015, 2014, and 2013, respectively. Steam coal accounted for approximately 79%, 78%, and 77% of the Company’s coal sales volume during 2015, 2014, and 2013, respectively. Metallurgical coal accounted for approximately 21%, 22%, and 23% of the Company’s coal sales volume during 2015, 2014, and 2013, respectively. Additionally, one of the Company’s customers had an outstanding balance in excess of 10% of the total accounts receivable balance as of December 31, 2015.

(24) Segment Information

The Company extracts, processes and markets steam and metallurgical coal from surface and deep mines for sale to electric utilities, steel and coke producers, and industrial customers. The Company operates only in the United States with mines in Northern and Central Appalachia and the Powder River Basin. The Company has two reportable segments: Western Coal Operations, which consists of two Powder River Basin surface mines as of December 31, 2015, and Eastern Coal Operations, which consists of 30 underground mines and 11 surface mines in Northern and Central Appalachia as of December 31, 2015, as well as coal brokerage activities.

In addition to the two reportable segments, the All Other category includes an idled underground mine in Illinois; expenses associated with certain closed mines; Dry Systems Technologies (assets were sold in April 2015); natural gas operations;

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

equipment sales and repair operations; terminal services; the leasing of mineral rights; general corporate overhead and corporate assets and liabilities. The Company evaluates the performance of its segments based on EBITDA, which the Company defines as net income (loss) plus interest expense, income tax expense, amortization of acquired intangibles, net, and depreciation, depletion and amortization, less interest income and income tax benefit.

Segment operating results and capital expenditures for the year ended December 31, 2015 were as follows:

	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
Total revenues	$2,510,000	$435,634	$19,431	$2,965,065
Depreciation, depletion and amortization	$638,947	$57,447	$15,118	$711,512
Amortization of acquired intangibles, net	$27,620	$—	$108	$27,728
EBITDA (1)	$(5,386,380)	$(218,216)	$(58,371)	$(5,662,967)
Capital expenditures	$136,906	$14,529	$27,116	$178,551
Acquisition of mineral rights under federal lease	$—	$42,130	$—	$42,130
(1) Amounts for Eastern Coal Operations, Western Coal Operations and All Other include asset impairment and restructuring expenses of $5,038,721, $260,077 and $31,498, respectively. Additionally, EBITDA for All Other includes a goodwill impairment charge of $43,508. See Note 3 for further information.

Segment operating results and capital expenditures for the year ended December 31, 2014 were as follows:

	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
Total revenues	$3,803,396	$443,953	$39,729	$4,287,078
Depreciation, depletion and amortization (1)	$670,520	$59,591	$20,665	$750,776
Amortization of acquired intangibles, net	$41,149	$(2,119)	$176	$39,206
EBITDA (1) (2)	$188,337	$16,053	$(58,459)	$145,931
Capital expenditures	$170,063	$12,562	$2,413	$185,038
Acquisition of mineral rights under federal lease	$—	$42,130	$—	$42,130

(1) Amounts for Eastern Coal Operations and Consolidated include certain out of period adjustments recorded related to asset retirement obligations. The adjustments did not impact any other segment. The adjustment recorded related to a decrease to depreciation, depletion and amortization of $13,583 and cost of coal sales of $29,987 and an increase to EBITDA of $29,987. See Note 14 for further details.
(2) Amounts for Eastern Coal Operations and All Other include asset impairment and restructuring expenses of ($5,580) and $4,967, respectively. Additionally, EBITDA for Eastern Coal Operations includes a goodwill impairment charge of $308,651. See Note 3 for further information.

Segment operating results and capital expenditures for the year ended December 31, 2013 were as follows:

	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
Total revenues	$4,412,334	$487,324	$53,850	$4,953,508
Depreciation, depletion and amortization	$780,120	$54,265	$30,636	$865,021
Amortization of acquired intangibles, net	$7,916	$(2,878)	$18	$5,056
EBITDA (1)	$(44,223)	$90,879	$(263,556)	$(216,900)
Capital expenditures	$207,503	$5,369	$2,789	$215,661
Acquisition of mineral rights under federal lease	$—	$42,130	$—	$42,130

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1) Amounts for Eastern Coal Operations, Western Coal Operations, and and All Other include asset impairment and restructuring expenses of $164, ($411), and $23,300 respectively. Additionally, EBITDA for Eastern Coal Operations includes goodwill impairment charge of $253,102. See Note 3 for further information.

The following table presents a reconciliation of EBITDA to net loss for the years ended:

	December 31,
	2015	2014	2013
EBITDA	$(5,662,967)	$145,931	$(216,900)
Interest expense	(228,736)	(288,466)	(246,588)
Interest income	2,072	2,265	3,517
Income tax benefit	843,870	55,291	216,550
Depreciation, depletion and amortization	(711,512)	(750,776)	(865,021)
Amortization of acquired intangibles, net	(27,728)	(39,206)	(5,056)
Net loss	$(5,785,001)	$(874,961)	$(1,113,498)

The following table presents total assets and goodwill:

	Total Assets			Goodwill, net
	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2015	December 31, 2014	December 31, 2013
Eastern Coal Operations	$2,706,023	$8,648,678	$9,566,687	$—	$—	$308,651
Western Coal Operations	386,023	657,971	645,175	—	—	—
All Other	1,653,949	1,278,366	1,492,724	—	—	—
Total	$4,745,995	$10,585,015	$11,704,586	$—	$—	$308,651

The Company sells produced, processed and purchased coal to customers in the United States and in international markets, primarily the Netherlands, Italy, Brazil, Turkey, and India. Export coal revenues, which include freight and handling revenues, totaled $1,008,823 or approximately 34% of total revenues for the year ended December 31, 2015, $1,664,557 or approximately 39% of total revenues for the year ended December 31, 2014; and $2,151,464 or approximately 43% of total revenues for the year ended December 31, 2013.

(25) Guarantor and Non-Guarantor Information

The Company has issued senior notes and convertible senior notes that are fully and unconditionally guaranteed, jointly and severally, on a senior or subordinated, secured or unsecured basis by certain of the Company’s 100% owned subsidiaries.

Presented below are Condensed Consolidating Financial Statements as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014, and 2013, respectively, based on the guarantor structure that was put in place in connection with the issuance of its senior notes and convertible senior notes. The tables below refer to the Company as issuer of the Senior Notes. “Non-Guarantor Subsidiaries” refers, for the tables below, to Gray Hawk Insurance Company, Shannon-Pocahontas Mining Company, Alpha Coal Sales International Limited, Alpha Natural Resources Singapore Private Limited, ANR Second Receivables Funding, LLC, Alpha Coal India Private Limited, Coal Gas Recovery II, LLC, Pennsylvania Land Resources Holding Company, LLC, Pennsylvania Land Resources, LLC, Alpha Sub Eight, LLC, Alpha Sub Nine, LLC, Alpha Sub Ten, Inc., and Alpha Sub Eleven, Inc., which were not guarantors of the Senior Notes or the Convertible Notes.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Balance Sheet
December 31, 2015
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Assets
Current assets:
Cash and cash equivalents	$324,941	$326,099	$7,084	$—	$658,124
Trade accounts receivable, net	—	179,953	1,349	—	181,302
Inventories, net	—	188,131	—	—	188,131
Short-term investments	—	416,208	—	—	416,208
Prepaid expenses and other current assets	—	92,307	7,803	—	100,110
Total current assets	324,941	1,202,698	16,236	—	1,543,875
Property, plant and equipment, net	—	2,559,965	369,357	—	2,929,322
Other acquired intangibles, net	—	17,025	541	—	17,566
Restricted cash	147,376	—	—	—	147,376
Other non-current assets	1,528,679	11,744,834	9,455	(13,175,112)	107,856
Total assets	$2,000,996	$15,524,522	$395,589	$(13,175,112)	$4,745,995

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$1,309,960	$6,750	$—	$—	$1,316,710
Trade accounts payable	—	99,595	235	—	99,830
Accrued expenses and other current liabilities	—	409,190	2,867	—	412,057
Total current liabilities	1,309,960	515,535	3,102	—	1,828,597
Long-term debt	—	25,740	—	—	25,740
Asset retirement obligations	—	481,833	—	—	481,833
Deferred income taxes	—	(74,954)	88,363	—	13,409
Other non-current liabilities	316,667	681,569	(8,220)	(633,330)	356,686
Total liabilities not subject to compromise	1,626,627	1,629,723	83,245	(633,330)	2,706,265
Liabilities subject to compromise	3,094,204	1,664,926	435	—	4,759,565
Total liabilities	4,720,831	3,294,649	83,680	(633,330)	7,465,830

Stockholders’ Equity (Deficit)
Total stockholders’ equity (deficit)	(2,719,835)	12,229,873	311,909	(12,541,782)	(2,719,835)
Total liabilities and stockholders’ equity (deficit)	$2,000,996	$15,524,522	$395,589	$(13,175,112)	$4,745,995

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Balance Sheet
December 31, 2014
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Assets
Current assets:
Cash and cash equivalents	$830	$738,700	$1,656	$—	$741,186
Trade accounts receivable, net	—	43,784	270,231	—	314,015
Inventories, net	—	237,945	—	—	237,945
Short-term investments	—	405,169	—	—	405,169
Prepaid expenses and other current assets	—	120,770	2,778	—	123,548
Total current assets	830	1,546,368	274,665	—	1,821,863
Property, plant and equipment, net	—	8,341,974	—	—	8,341,974
Other acquired intangibles, net	—	97,169	—	—	97,169
Other non-current assets	8,050,042	8,363,729	10,321	(16,100,083)	324,009
Total assets	$8,050,872	$18,349,240	$284,986	$(16,100,083)	$10,585,015

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$49,752	$128,499	$—	$—	$178,251
Trade accounts payable	—	215,972	126	—	216,098
Accrued expenses and other current liabilities	3,130	611,833	237	—	615,200
Total current liabilities	52,882	956,304	363	—	1,009,549
Long-term debt	3,585,775	41,070	(4,008)	—	3,622,837
Pension and postretirement medical benefit obligations	—	1,236,986	—	—	1,236,986
Asset retirement obligations	—	538,008	—	—	538,008
Deferred income taxes	—	719,015	—	—	719,015
Other non-current liabilities	1,425,415	1,630,041	267,195	(2,850,831)	471,820
Total liabilities	5,064,072	5,121,424	263,550	(2,850,831)	7,598,215

Stockholders’ Equity (Deficit)
Total stockholders’ equity (deficit)	2,986,800	13,227,816	21,436	(13,249,252)	2,986,800
Total liabilities and stockholders’ equity (deficit)	$8,050,872	$18,349,240	$284,986	$(16,100,083)	$10,585,015

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Operations
Year Ended December 31, 2015
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$—	$2,595,747	$—	$—	$2,595,747
Freight and handling revenues	—	319,421	—	—	319,421
Other revenues	—	42,801	7,096	—	49,897
Total revenues	—	2,957,969	7,096	—	2,965,065
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	—	2,611,492	—	—	2,611,492
Freight and handling costs	—	319,421	—	—	319,421
Other expenses	—	7,671	5,090	—	12,761
Depreciation, depletion and amortization	—	709,955	1,557	—	711,512
Amortization of acquired intangibles, net	—	27,620	108	—	27,728
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	—	103,953	2,337	—	106,290
Asset impairment and restructuring	—	5,330,208	88	—	5,330,296
Goodwill impairment	—	—	43,508	—	43,508
Total costs and expenses	—	9,110,320	52,688	—	9,163,008
Loss from operations	—	(6,152,351)	(45,592)	—	(6,197,943)
Other income (expense):
Interest expense	(230,689)	5,355	(3,402)	—	(228,736)
Interest income	—	2,063	9	—	2,072
Gain on sales of marketable equity securities	—	3,379	—	—	3,379
Gain on early extinguishment of debt	364,153	—	—	—	364,153
Gain on step acquisition of joint venture	—	114,546	—	—	114,546
Miscellaneous income (expense), net	—	673	(51)	—	622
Total other income (expense), net	133,464	126,016	(3,444)	—	256,036
Income (loss) before reorganization items, income taxes and equity in earnings of investments in Issuer and Guarantor Subsidiaries	133,464	(6,026,335)	(49,036)	—	(5,941,907)
Reorganization items, net	(272,050)	(411,514)	(3,400)	—	(686,964)
Loss before income taxes and equity in earnings of investments in Issuer and Guarantor Subsidiaries	(138,586)	(6,437,849)	(52,436)	—	(6,628,871)
Income tax benefit	54,048	769,371	20,451	—	843,870
Equity in earnings of investments in Issuer and Guarantor Subsidiaries	(5,700,463)	—	—	5,700,463	—
Net (loss) income	$(5,785,001)	$(5,668,478)	$(31,985)	$5,700,463	$(5,785,001)

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Operations
Year Ended December 31, 2014
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$—	$3,724,441	$—	$—	$3,724,441
Freight and handling revenues	—	480,841	—	—	480,841
Other revenues	—	78,431	3,365	—	81,796
Total revenues	—	4,283,713	3,365	—	4,287,078
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	—	3,406,560	—	—	3,406,560
Freight and handling costs	—	480,841	—	—	480,841
Other expenses	—	67,412	—	—	67,412
Depreciation, depletion and amortization	—	750,776	—	—	750,776
Amortization of acquired intangibles, net	—	39,206	—	—	39,206
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	—	150,111	1,995	—	152,106
Asset impairment and restructuring	—	(613)	—	—	(613)
Goodwill impairment	—	308,651	—	—	308,651
Total costs and expenses	—	5,202,944	1,995	—	5,204,939
(Loss) income from operations	—	(919,231)	1,370	—	(917,861)
Other income (expense):
Interest expense	(286,703)	(1,139)	(624)	—	(288,466)
Interest income	—	520	1,745	—	2,265
Gain on sales of marketable equity securities	—	17,883	—	—	17,883
Loss on early extinguishment of debt	(1,630)	(392)	—	—	(2,022)
Gain on sales of equity method investments	—	256,330	—	—	256,330
Miscellaneous income (expense), net	—	1,770	(151)	—	1,619
Total other (expense) income, net	(288,333)	274,972	970	—	(12,391)
(Loss) income before income taxes and equity in earnings of investments in Issuer and Guarantor Subsidiaries	(288,333)	(644,259)	2,340	—	(930,252)
Income tax benefit (expense)	112,450	(56,245)	(914)	—	55,291
Equity in earnings of investments in Issuer and Guarantor Subsidiaries	(699,078)	—	—	699,078	—
Net (loss) income	$(874,961)	$(700,504)	$1,426	$699,078	$(874,961)

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Operations
Year Ended December 31, 2013
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$—	$4,257,981	$—	$—	$4,257,981
Freight and handling revenues	—	557,846	—	—	557,846
Other revenues	—	132,074	5,607	—	137,681
Total revenues	—	4,947,901	5,607	—	4,953,508
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	—	3,994,964	—	—	3,994,964
Freight and handling costs	—	557,846	—	—	557,846
Other expenses	—	165,485	—	—	165,485
Depreciation, depletion and amortization	—	865,021	—	—	865,021
Amortization of acquired intangibles, net	—	5,056	—	—	5,056
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	—	156,155	2,832	—	158,987
Asset impairment and restructuring	—	23,053	—	—	23,053
Goodwill impairment	—	253,102	—	—	253,102
Total costs and expenses	—	6,020,682	2,832	—	6,023,514
(Loss) income from operations	—	(1,072,781)	2,775	—	(1,070,006)
Other income (expense):
Interest expense	(232,194)	(13,213)	(1,181)	—	(246,588)
Interest income	—	3,463	54	—	3,517
Loss on early extinguishment of debt	(30,139)	(8,967)	(1,358)	—	(40,464)
Miscellaneous income (expense), net	—	23,573	(80)	—	23,493
Total other (expense) income, net	(262,333)	4,856	(2,565)	—	(260,042)
(Loss) income before income taxes and equity in earnings of investments in Issuer and Guarantor Subsidiaries	(262,333)	(1,067,925)	210	—	(1,330,048)
Income tax benefit (expense)	102,310	114,322	(82)	—	216,550
Equity in earnings of investments in Issuer and Guarantor Subsidiaries	(953,475)	—	—	953,475	—
Net (loss) income	$(1,113,498)	$(953,603)	$128	$953,475	$(1,113,498)

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Year Ended December 31, 2015
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net (loss) income	$(5,785,001)	$(5,668,478)	$(31,985)	$5,700,463	$(5,785,001)
Total comprehensive (loss) income	$(5,712,708)	$(5,596,185)	$(31,985)	$5,628,170	$(5,712,708)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Year Ended December 31, 2014
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net (loss) income	$(874,961)	$(700,504)	$1,426	$699,078	$(874,961)
Total comprehensive (loss) income	$(1,109,514)	$(935,057)	$1,426	$933,631	$(1,109,514)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statements of Comprehensive Income (Loss)
For the Year Ended December 31, 2013
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net (loss) income	$(1,113,498)	$(953,603)	$128	$953,475	$(1,113,498)
Total comprehensive (loss) income	$(1,004,048)	$(844,153)	$128	$844,025	$(1,004,048)

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2015
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$—	$(230,676)	$2,739	$(227,937)

Investing activities:
Capital expenditures	—	(178,551)	—	(178,551)
Acquisition of mineral rights under federal lease	—	(42,130)	—	(42,130)
Purchases of investments	—	(662,075)	—	(662,075)
Sales of investments	—	748,046	—	748,046
Deposit of restricted cash	(147,307)	—	—	(147,307)
Purchase of joint venture interest, net of cash acquired	—	(119,158)	—	(119,158)
Proceeds from sale of property, plant and equipment	—	19,610	—	19,610
Net cash used in investing activities	(147,307)	(234,258)	—	(381,565)

Financing activities:
Proceeds from borrowings on long-term debt	943,646	—	—	943,646
Principal repayments of long-term debt	(379,509)	—	—	(379,509)
Principal repayments of capital lease obligations	—	(17,272)	—	(17,272)
Debt issuance and modification costs	(19,058)	—	—	(19,058)
Common stock repurchases	(422)	—	—	(422)
Other, net	—	(945)	—	(945)
Transactions with affiliates	(73,239)	70,550	2,689	—
Net cash provided by financing activities	471,418	52,333	2,689	526,440

Net increase (decrease) in cash and cash equivalents	324,111	(412,601)	5,428	(83,062)
Cash and cash equivalents at beginning of period	830	738,700	1,656	741,186
Cash and cash equivalents at end of period	$324,941	$326,099	$7,084	$658,124

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2014
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$—	$(284,022)	$163	$(283,859)

Investing activities:
Capital expenditures	—	(185,038)	—	(185,038)
Acquisition of mineral rights under federal lease	—	(42,130)	—	(42,130)
Purchases of investments	—	(679,394)	—	(679,394)
Sales of investments	—	697,929	—	697,929
Proceeds from sale of property and equipment	—	93,033	—	93,033
Proceeds from exchange of equity method investment, net	—	112,232	—	112,232
Other, net	—	1,717	—	1,717
Net cash used in investing activities	—	(1,651)	—	(1,651)

Financing activities:
Proceeds from borrowings on long-term debt	500,000	—	—	500,000
Principal repayments on long-term debt	(27,635)	(9,919)	—	(37,554)
Principal repayments of capital lease obligations	—	(19,475)	—	(19,475)
Debt issuance and modification costs	(24,634)	—	(4,304)	(28,938)
Common stock repurchases	(1,461)	—	—	(1,461)
Other, net	—	(5,520)	—	(5,520)
Transactions with affiliates	(445,907)	441,335	4,572	—
Net cash provided by financing activities	363	406,421	268	407,052

Net increase in cash and cash equivalents	363	120,748	431	121,542
Cash and cash equivalents at beginning of period	467	617,952	1,225	619,644
Cash and cash equivalents at end of period	$830	$738,700	$1,656	$741,186

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2013
	Parent (Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash provided by operating activities	$—	$108,904	$114	$109,018

Investing activities:
Capital expenditures	—	(215,661)	—	(215,661)
Acquisition of mineral rights under federal lease	—	(42,130)	—	(42,130)
Purchases of investments	—	(900,471)	—	(900,471)
Sales of investments	—	857,000	—	857,000
Proceeds from sale of property, plant and equipment	—	10,605	—	10,605
Net cash used in investing activities	—	(290,657)	—	(290,657)

Financing activities:
Proceeds from borrowings on long-term debt	1,306,677	—	—	1,306,677
Principal repayments on long-term debt	(762,223)	(414,109)	—	(1,176,332)
Principal repayments of capital lease obligations	—	(16,136)	—	(16,136)
Debt issuance and modification costs	(36,659)	—	—	(36,659)
Common stock repurchases	(1,435)	—	—	(1,435)
Other, net	—	(5,555)	—	(5,555)
Transactions with affiliates	(506,170)	505,843	327	—
Net cash provided by financing activities	190	70,043	327	70,560

Net increase (decrease) in cash and cash equivalents	190	(111,710)	441	(111,079)
Cash and cash equivalents at beginning of period	277	729,662	784	730,723
Cash and cash equivalents at end of period	$467	$617,952	$1,225	$619,644

(26) Quarterly Financial Information (Unaudited)

	Year Ended December 31, 2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$841,989	$765,067	$759,634	$598,375
Net income (loss) (1)	$68,211	$(468,190)	$(5,100,998)	$(284,024)
Basic loss per share	$0.31	$(2.11)	$(22.92)	$(1.28)
Diluted loss per share	$0.30	$(2.11)	$(22.92)	$(1.28)

(1)
Net loss includes pretax asset impairment of $234,148, $4,758,331, and $42,331 in the second, third and fourth quarters of 2015, respectively, restructuring charges of $4,120, $4,458, $282,404 and $4,504 in the first, second, third and fourth quarters of 2015, respectively, a goodwill impairment charge of $43,508 in the third quarter of 2015, gain on early extinguishment of debt of $364,153 in the first quarter of 2015, gain on step acquisition of joint venture of $114,546 in the third quarter of 2015, and reorganization items of ($640,395) and ($46,569) in the third and fourth quarters of 2015 respectively.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

	Year Ended December 31, 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(2)
Total revenues	$1,111,773	$1,054,098	$1,050,592	$1,070,615
Net loss (1) (2)	$(55,698)	$(512,627)	$(184,975)	$(121,661)
Basic loss per share	$(0.25)	$(2.32)	$(0.84)	$(0.55)
Diluted loss per share	$(0.25)	$(2.32)	$(0.84)	$(0.55)

(1)
Net loss includes pretax gains on disposals of equity method investments of $250,331 and $5,999 in the first and fourth quarters of 2014, respectively, and pretax asset impairment and restructuring charges of $9,499, $2,590, $8,309 and ($21,011) in the first, second, third and fourth quarters of 2014, respectively. Net loss also includes a goodwill impairment charge of $308,651 in the second quarter of 2014.

(2)
Net loss in the fourth quarter includes certain out of period adjustments for asset retirement obligations related to the first three quarters of 2014 ($6,096) and for the years ended December 31, 2013 and 2012 ($43,570), which decreased net loss by $49,666. These adjustments resulted in a decrease to basic and diluted loss per share of $0.22. See Note 14 for further details.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Our internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; (2) provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and the directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013). On July 1, 2015, Pennsylvania Services Corporation (“PSC”), a wholly-owned, indirect subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “PLR Acquisition” or “Agreement”) with EDF Trading Resources, LLC (“EDFTR”), PSC’s 50% ownership partner in Pennsylvania Land Resources Holding Company, LLC (“PLR”), a natural gas exploration and production joint venture. Management’s assessment of internal controls over financial reporting as of December 31, 2015 excludes the operations of PLR, with total assets of $366.1 million and total revenues of $2.8 million included in the Consolidated Financial Statements as of and for the year ended December 31, 2015. Based on management’s assessment and those criteria, management has concluded that the Company maintained effective internal control over financial reporting as of December 31, 2015.

Our independent registered public accounting firm, KPMG, has audited the effectiveness of our internal control over financial reporting, as stated in their attestation report included in this annual report.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Alpha Natural Resources, Inc. (Debtor-In-Possession):
We have audited Alpha Natural Resources, Inc. (Debtor-In-Possession)’s (the Company) internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
In conducting its assessment of the effectiveness of internal control over financial reporting, management of the Company excluded the internal control over financial reporting relating to Pennsylvania Land Resources Holding Company, LLC (PLR), which the Company acquired on July 1, 2015. PLR’s total assets of $366.1 million and total revenues of $2.8 million are included in the Company’s consolidated financial statements as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of PLR.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Alpha Natural Resources, Inc. (Debtor-In-Possession) and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2015, and our report dated March 4, 2016 expressed an unqualified opinion on those consolidated financial statements that included an explanatory paragraph related to the Company’s ability to continue as a going concern.

/s/ KPMG LLP

Roanoke, Virginia
March 4, 2016